Exhibit 99.2

ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT (the “Agreement”) is made and entered into as of the ___ day of November, 2013 by and between Skinny Nutritional LLC a Delaware limited liability company, (“Buyer”), and Skinny Nutritional Corp., a Nevada corporation, (“Seller”).

RECITALS

WHEREAS, Seller filed a voluntary petition for relief under chapter 11 of the Bankruptcy Code (the “Bankruptcy Case”) in the United States Bankruptcy Court for the Eastern District of Pennsylvania (the “Bankruptcy Court”) on May 3, 2013; and

WHEREAS, Seller desires to sell, convey, assign and transfer to Buyer and Buyer desires to purchase from Seller substantially all of the assets of Seller (as herein defined), on an “as is” “where is” basis, without any warranty express or implied except as provided herein, and on the terms and subject to the conditions set forth in this Agreement and in accordance with sections 105, 363 and 365 and all other applicable provisions of the Bankruptcy Code and other applicable law; and

WHEREAS, the transactions contemplated by this Agreement (the “Transactions”) are subject to the approval of the Bankruptcy Court and will be consummated only pursuant to a set of approved Bidding Procedures and a Sale Approval Order to be entered by the Bankruptcy Court in the Bankruptcy Case; and

WHEREAS, Buyer has conducted due diligence of the Debtor’s assets, liabilities and business in advance of entering into this Agreement and has, subject to the provisions of this Agreement, satisfied itself as to the condition of the Debtor’s assets.

AGREEMENT

NOW, THEREFORE, for and in consideration of the premises, and the agreements, covenants, representations and warranties set forth below, and for other consideration, the receipt and adequacy of which hereby are acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

1.	Definitions And References.

1.1.           Definitions:  As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings given:

Accounts Receivable: all of Seller’s interests in accounts, accounts receivable and other rights to payments of the Seller of whatever kind or nature, including all current or deferred rights to payment for goods, by-products or services rendered prior to the Closing.

Acquired Assets: as defined in Section 2.1;

Affiliate: any Person that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with another Person and includes the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of securities, election or appointment of directors, by contract or otherwise;

Agreement: this Asset Purchase Agreement and all Exhibits and Schedules attached hereto, as amended, supplemented or replaced by the parties from time to time, and all instruments, agreements, certificates or other documents executed by any party at Closing;

Assumed Contracts: as defined in Section 2.8;

Assumed Liabilities: as defined in Section 2.3;

Assumption and Assignment Notices: as defined in Section 5.3(f);

Auction: the auction contemplated by the Bidding Procedures;

Financial Statements:  the consolidated balance sheet of Skinny Nutritional Corp. as contained in the Debtor’s public filings, and any internal statements existing as of the date hereof.

Balance Sheet: as defined in Section 3.4(b);

Bankruptcy Case: as defined in the Recitals;

Bankruptcy Code: Title 11 of the United States Code, 11 U.S.C. §§101 et seq.;

Bankruptcy Court: as defined in the Recitals;

Bidding Procedures: as defined in Section 5.3(d);

Bidding Procedures Order: the order of the Bankruptcy Court, described in Section 5.3(d) and substantially in the form attached hereto as Exhibit D;

Business: the business managed or otherwise operated or conducted by the Seller;

Business Day: any day other than a Saturday, Sunday or legal holiday on which banks in the City of Philadelphia, Pennsylvania are permitted to be closed;

Buyer: as defined in the Recitals;

Closing: as defined in Section 8.1;

Closing Date: the date on or as of which the Closing occurs;

Code:  the Internal Revenue Code of 1986, as amended;

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Confidentiality Agreement: any Contract entered into by or on behalf of Seller with any potential purchaser, investor or lender, governing such Person’s use of Seller’s confidential information;

Contracts: all commitments, contracts, leases, licenses, agreements and understandings, written or oral, relating to the Acquired Assets or the operation of the Business to which Seller is a party, including all management, employment, retention and severance agreements, vendor agreements, real and personal property leases and schedules, maintenance agreements and schedules, agreements with municipalities and labor organizations, and bonds, mortgages and other loan agreements;

Cure Payments: the amounts necessary to cure all defaults, if any, under the Assumed Contracts, as required by section 365(b) of the Bankruptcy Code;

Damages: losses, costs, expenses (including costs of investigation and defense and reasonable attorneys' fees), claims, damages, obligations, or liabilities, whether or not involving a third party claim;

DIP Agreement:  as defined in Section 5.4 and attached hereto as Exhibit B;

DIP Loan: that certain loan in the amount of up to Two Hundred Fifty Thousand Dollars ($250,000), to be provided to the Seller by the Buyer or an affiliate of Buyer subject to approval of the Bankruptcy Court pursuant to Section 364 of the Bankruptcy Code;

DIP Motion: as defined in Section 5.3(e);

DIP Orders: as defined in Section 5.3(e) and attached hereto as Exhibit C;

Disputed Cure Amount: as defined in Section 2.8;

Effective Date: the date as of which this Agreement was fully executed by the parties, as set forth on the first page hereof;

Employee Benefit Plan: any (a) nonqualified deferred compensation or retirement plan or arrangement which is an Employee Pension Benefit Plan, (b) qualified defined contribution retirement plan or arrangement which is an Employee Pension Benefit Plan, (c) qualified defined benefit retirement plan or arrangement which is an Employee Pension Benefit Plan (including any multiemployer plan, as defined in ERISA Sec. 3(37)), or (d) Employee Welfare Benefit Plan or (e) material fringe benefit plan or program;

Employee Pension Benefit Plan: as defined in ERISA Sec. 3(2);

Employee Welfare Benefit Plan: as defined in ERISA Sec. 3(1);

Encumbrances: liabilities, levies, claims, charges, assessments, mortgages, security interests, liens, pledges, conditional sales agreements, title retention contracts, leases, subleases, rights of first refusal, options to purchase, easements, rights of way, restrictions and other encumbrances, and agreements or commitments to create or suffer any of the foregoing.

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Environmental Claim: any written notice (or oral notice reduced to writing by Seller) by a Person alleging potential liability (including potential liability for investigatory costs, cleanup costs, Governmental Authority response costs, natural resource damages, property damages, personal injuries, or penalties) arising out of, based on or resulting from (a) the presence, or release into the environment by Seller, of any Materials of Environmental Concern at any location, whether or not owned by Seller, (b) circumstances forming the basis of any violation, or alleged violation, of any Environmental Laws by Seller; or (c) circumstances forming the basis of any liability, or alleged liability, of Seller under any Environmental Laws;

Environmental Laws: any and all Legal Requirements relating to pollution or protection of human health or the environment (including air, surface water, groundwater, land surface or subsurface strata), including Legal Requirements of any permits, licenses, registrations or other authorizations of Governmental Authorities relating to pollution or protection of human health or the environment, Legal Requirements relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, recycling, reporting or handling of Materials of Environmental Concern;

ERISA:  the Employment Retirement Income Security Act of 1974, as amended;

Escrow Agent: as defined in Section 2.8;

Excluded Assets: as defined in Section 2.2;

Excluded Liabilities: any and all liabilities of Seller other than the Assumed Liabilities, whether known or unknown, fixed or contingent, recorded or unrecorded;

Executory Contracts:  those Contracts that are executory contracts or unexpired leases within the meaning of Section 365 of the Bankruptcy Code.

Final Order: an order or judgment of the Bankruptcy Court, or any other Governmental Authority, that has been entered on the docket of such Governmental Authority and has not been reversed, stayed, modified or amended and that has not been and no longer may be appealed and as to which no appeal or rehearing or petition for certiorari is pending or as to which any right to appeal or petition for certiorari has been waived in writing in a manner satisfactory to the Buyer, or, if an appeal, rehearing or petition for certiorari has been denied, the time for any further appeal or to seek certiorari has expired.

Force Majeure Event.  Strikes, lock-outs, labor troubles, inability to procure materials, failure of power, laws, riots, insurrection, war, acts of terrorism, military or usurped power, sabotage, unusually severe weather, fire or other casualty, or other reason of a like nature beyond the reasonable control of a party.

GAAP:  the generally accepted accounting principles in the United States;

Governmental Authorities: all agencies, authorities, bodies, boards, commissions, courts, instrumentalities, legislatures and offices of any nature whatsoever of any federal, state, county, district, municipal, city, foreign or other government or quasi-government unit or political subdivision, and private arbitration panels or dispute resolution makers;

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Instrument: as defined in Section 2.2(k);

Intellectual Property: all of the following and similar intangible property and related proprietary rights, interests and protections, however arising, pursuant to the Laws of any jurisdiction throughout the world: (a) trademarks, service marks, trade names, brand names, logos, trade dress and other proprietary indicia of goods and services, whether registered or unregistered, and all registrations and applications for registration of such trademarks, including intent-to-use applications, all issuances, extensions and renewals of such registrations and applications and the goodwill connected with the use of and symbolized by any of the foregoing; (b) internet domain names, whether or not trademarks, registered in any top-level domain by any authorized private registrar or Governmental Authority; (c) original works of authorship in any medium of expression, whether or not published, all copyrights (whether registered or unregistered), all registrations and applications for registration of such copyrights, and all issuances, extensions and renewals of such registrations and applications, including without limitation all promotional marketing, advertising and packaging materials; (d) confidential information, formulas, designs, devices, technology, know-how, research and development, inventions, methods, processes, compositions and other trade secrets, whether or not patentable, including without limitation product recipes, product formulations and all other product information; (e) patented and patentable designs and inventions, all design, plant and utility patents, letters patent, utility models, pending patent applications and provisional applications and all issuances, divisions, continuations, continuations-in-part, reissues, extensions, reexaminations and renewals of such patents and applications; and (f) all rights to sue and recover and retain damages, costs and attorneys' fees for past, present and future infringement and any other rights relating to any of the foregoing;

Intellectual Property Law: any Federal, state, provincial, local or foreign law, statute, code, ordinance, rule or regulation;

Legal Requirements: with respect to any Person, all statutes, ordinances, codes, rules, regulations, restrictions, orders, judgments, orders, writs, injunctions, decrees, licenses, permits, registrations, determinations, awards or other approvals or authorizations of any Governmental Authority having jurisdiction over such Person or any of such Person’s assets or businesses in effect as of the Closing Date;

LiDestri Order: means the Order entered by the Bankruptcy Court Approving the Seller’s Motion to Approve Copacking Agreement with LiDestri Foods, LLC, as amended on October 14, 2013.

Material Adverse Effect: any event, change, circumstance, effect, or state of facts that, alone or in combination, is materially adverse to (a) the business, financial condition or results of operations of the Seller, or (b) the ability of Buyer or Seller to perform its or their obligations under the Agreement or any documents required hereunder or to consummate the Transactions; provided, however, that “Material Adverse Effect” shall not include the effect of any event, change, circumstance, or state of facts arising out of or attributable to any of the following, either alone or in combination, (i) the filing of the Bankruptcy Case, (ii) the markets in which the Seller operates generally, (iii) general economic or political conditions (including those affecting the securities markets), (iv) the public announcement of the Agreement or of the consummation of the Transactions, or (c) the occurrence of a Force Majeure Event that has a material adverse effect on the business, assets, operations, financial condition or results of operations of the business;

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Materials of Environmental Concern: chemicals, pollutants, contaminants, wastes (including medical waste, infectious and chemotherapeutic waste), toxic substances, radioactive materials and radioactive sources, petroleum and petroleum products, including hazardous wastes under the Resource, Conservation and Recovery Act, 42 U.S.C. § 6901 et seq., hazardous substances under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. § 9601 et seq., hazardous air pollutants under the Clean Air Act, 42 U.S.C. § 7401 et seq., regulated substances under the Land Recycling and Environmental Remediation Standards Act of 1995, 35 P.S. § 6026.101 et seq., each as amended, and asbestos, polychlorinated biphenyls and urea formaldehyde;

Necessary Consent: as defined in Section 2.9;

Permitted Encumbrances: those encumbrances set forth on Schedule 1.1; utility easements and other customary easements, covenants and restrictions of record (not set forth in Schedule 1.1) that do not materially adversely affect the conduct of the Business, Encumbrances relating to Assumed Liabilities and any exceptions caused by Buyer or any of its Affiliates;

Person:  any individual, company, body corporate, association, partnership, limited liability company, firm, joint venture, trust, trustee or Governmental Authority;

Petition Date:  means May 3, 2013;

Purchase Price: as defined in Section 2.5;

Sale Approval Order: the Order issued by the Bankruptcy Court described in Section 5.3(d) and substantially in the form of Exhibit A, attached hereto;

Sale Hearing: as defined in Section 5.3(d);

Sale Motion: as defined in Section 5.3(d);

Seller: as defined in the Recitals;

Tax:  any income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code Sec. 59A), customs duties, capital stock, franchise, profits, withholding, social security, unemployment, disability, real property, personal property, stamp, sales, use, transfer, registration, unclaimed property, value added, alternative or add-on minimum, estimated or other tax, assessment, charge, levy or fee of any kind whatsoever, including payments or services in lieu of Taxes, interest and penalties on and additions to all of the foregoing, which are due or alleged to be due to any Taxing Authority or Governmental Authority, whether disputed or not;

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Tax Return: any return, declaration, report, claim for refund, information return or other document (including any related or supporting schedule, statement or information or amended return) filed or required to be filed in connection with the determination, assessment or collection of any Tax of any party or the administration of any laws, regulations, or administrative requirements relating to any Tax;

Taxing Authority: the appropriate federal, state, local or foreign governmental entity or other authority responsible for the administration of any Tax;

Transactions: as defined in the Recitals;

Union: any labor union.

1.2.          Certain References.  As used in this Agreement, and unless the context requires otherwise:

(a)              references to “include” or “including” mean including without limitation; and

(b)              references in this Agreement to the “knowledge” of Seller or variants thereof mean the actual knowledge of each of the Persons whose names or positions are set forth in Schedule 1.2.

2.	Sale Of Acquired Assets And Related Matters.

2.1.           Sale of Acquired Assets.  Subject to the terms and conditions of this Agreement, at Closing the Seller shall sell, assign, convey, transfer and deliver to Buyer Seller’s right, title and interest in the Acquired Assets on an “as is” “where is” basis, without any warranty express or implied as to the condition thereof except as provided herein, and Buyer shall purchase Seller’s right, title and interest in and to the Acquired Assets, free and clear of all claims, interests and Encumbrances other than the Permitted Encumbrances and Assumed Liabilities.  As used herein, the term “Acquired Assets” means all of Seller’s right, title and interest in the following:

(a)              all notes and Accounts Receivable;

(b)              all owned equipment, vehicles, tools, tooling, dies, furniture, fixtures and furnishings and other tangible property of  Seller wherever located, including, but not limited to, the items set forth on Schedule 2.1(b);

(c)               all inventory wherever located, including all raw materials, work-in-progress, and finished goods and inventory to be delivered;

(d)               Seller’s interests in the Assumed Contracts;

(e)               licenses, permits, registrations and other approvals or authorizations (including pending approvals or authorizations) of Governmental Authorities, to the extent assignable and transferable, relating to the ownership and/or operation of the Business;

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(f)               all Intellectual Property of Seller, and all computer software, programs and similar systems (including data and related documentation) and internet domain names owned or licensed by Seller, including, but not limited to, the Intellectual Property described in Schedule 3.14;

(g)              all personnel records for current employees, if any, and all policies and procedures manuals of Seller;

(h)              all other books, records, files, papers and other documents (in whatever form, including computer files and software), including all inventory, sales and marketing records, catalogs and all customer, supplier and distributor lists, and literature in whatever form held;

(i)                Seller’s interests in all property, real, personal or mixed, tangible or intangible, arising or acquired between the Effective Date and the Closing Date, other than the Excluded Assets;

(j)               general intangibles of the Business, including goodwill and the rights to the name Skinny Nutritional Corp. and all other trade names used by Seller;

(k)              Except as provided in Section 2.2(h) herein, any and all claims and causes of action, including privileges related thereto, of Seller, including any action of Seller that arises under chapter 5 of the Bankruptcy Code;

(l)               any supplies, prepaid expenses or deposits, wherever located;

(m)             all customer, vendor and supplier lists, other distribution lists, files and documents, products or drawings, blueprints, schematics and sales invoices of the Business, whether generated by, or used by, Seller;

(n)              all proceeds of the foregoing and all other property of Seller of every kind, character or description, tangible and intangible, known or unknown, wherever located; and

(o)               any of Seller’s interests in any Confidentiality Agreement.

Notwithstanding anything to the contrary contained in Section 2.1 hereof, Buyer shall have the right, upon written notice given to Seller before Closing, to exclude any or all of the assets listed above from the definition of Acquired Assets and any assets so excluded shall be Excluded Assets; provided, however, that any such exclusion of assets shall not give rise to an adjustment of the Purchase Price.

2.2.           Excluded Assets.  Notwithstanding the generality of Section 2.1, the following assets are not a part of the sale and purchase contemplated by this Agreement and are excluded from the Acquired Assets (collectively, the “Excluded Assets”):

(a)              all cash;

(b)              Seller’s interests in any contracts other than Assumed Contracts;

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(c)              any Employee Benefit Plans;

(d)              all right, title and interest of Seller in and to all current insurance policies, if any;

(e)               any other assets excluded by written notice given to the Seller before the Closing Date pursuant to Section 2.1.

(f)               those other assets of Seller set forth on Schedule 2.1(g);

(g)              all claims relating to Excluded Liabilities;

(h)              all of Seller’s causes of action against Cliffstar, Trim or the other Trim Parties including Marc Cummins, Victoria Brackl and William Apfelbaum.

2.3.           Assumed Liabilities.  Effective upon Closing, the Buyer shall assume (a) all obligations of the Seller arising on or after the Closing Date under the Assumed Contracts, and (b) other Seller obligations, if any, described on Schedule 2.3 to this Agreement (the foregoing are collectively referred to as the “Assumed Liabilities”).  At least five (5) business days prior to the Sale Hearing, the Buyer will provide the Seller with a completed form of  Schedule 2.3, which schedule will list all liabilities of the Seller which the Buyer, in its sole discretion, shall have agreed to assume at Closing in addition to the Seller liabilities identified in subsections (a) and (b) above.

2.4.           Excluded Liabilities.  Under no circumstance shall Buyer assume or be obligated to pay, and none of the Acquired Assets shall be or become liable for or subject to any of the Excluded Liabilities, including the following, which shall be and remain liabilities of Seller:

(a)              Subject to Section 2.7 hereof, liabilities or obligations of Seller for Taxes in respect of any period, including periods ending on or prior to the Closing Date or resulting from the consummation of the Transactions;

(b)              liabilities or obligations associated with any Excluded Assets;

(c)              liabilities or obligations associated with any and all indebtedness of Seller for borrowed money;

(d)              liabilities arising out of any Contract that is not an Assumed Contract;

(e)              liabilities or obligations arising out of or in connection with claims, litigation or proceedings described in Schedule 3.8, Environmental Claims, litigation or proceedings described in Schedule 3.6, and claims (including Environmental Claims), litigation and proceedings (whether instituted prior to or after Closing) for acts or omissions which allegedly occurred prior to the Closing Date;

(f)               except to the extent specifically assumed by Buyer pursuant to this Agreement, liabilities or obligations to Seller’s employees relating to periods prior to Closing, including liabilities or obligations arising under or with respect to any Employee Benefit Plan, severance pay program or arrangement, EEOC claim, unfair labor practice, and wage and hour practice, and liabilities or obligations arising under the Worker Adjustment and Retraining Act, 29 U.S.C. §§2101-2109 as a result of acts or omissions of Seller prior to Closing; and

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(g)              liabilities of Seller to the Internal Revenue Service or any other Governmental Authority relating to Seller’s employees (whether or not triggered by the Transaction or the announcement thereof);

(h)             any liabilities or obligations arising out of or relating to products of Seller to the extent manufactured or sold prior to the Closing Date for damages to Persons or property including liabilities to repair or replace, or to refund the sales price or any other related expenses relating to alleged defects in goods or services provided by Seller or arising from any warranties or other product and service guarantees issued by Seller;

(i)               any other liability relating to the Seller prior to Closing;

(j)               Cure Payments.

2.5.           Purchase Price.

(a)              The purchase price of the Acquired Assets shall be One Million Five Hundred Thousand Dollars ($1,500,000.00), subject to the terms and conditions of this Agreement (the “Purchase Price”) less the then outstanding amount of the DIP Loan on the Closing Date (including the amount of any Letter of Credit posted by Buyer for the benefit of Seller pursuant to the LiDestri Agreement and DIP Order).

(b)              The Purchase Price (reflecting the adjustments, prorations, and cost and expense allocations provided in Sections 2.6 and 2.7), less all amounts owed by the Seller to the Buyer on account of the DIP Loan as of the Closing Date, shall be paid by Buyer to Seller at the Closing in cash or by wire transfer of immediately available funds.

2.6.           Certain Adjustments to the Purchase Price.  The amount of the Purchase Price payable at the Closing shall be reduced by the amount, if any, of the net prorated amounts attributed to the Seller but to be paid by Buyer under Section 2.7.

2.7.           Prorations.  At Closing, Buyer and Seller shall prorate real estate and personal property lease payments, real estate and personal property Taxes, if any, and other assessments, plus all other income and expenses (including utilities) with respect to the operations of Seller which are normally prorated upon a sale of assets of a going concern.  Proration shall be calculated on a per diem basis, with Seller responsible for all the above Taxes, payments and other assessments which accrue on and prior to the Closing Date, and Buyer responsible for all the above Taxes, payments and assessments which accrue after the Closing Date.  Buyer shall timely pay both the Buyer’s and Seller’s portion of the above Taxes, payments and other assessments to the Taxing Authority or other Person to which payment is due.

2.8.           Designation and Assignment of Assumed Contracts, Cure Payments and Cure Escrow.  Schedule 2.1(d) lists all Executory Contracts and post-petition Contracts of the Seller which the Buyer has designated for assignment by the Seller to the Buyer at Closing.  Prior to conclusion of the Sale Hearing, the Buyer shall have the right, in its sole discretion, to delete Executory Contracts from Schedule 2.1(d).  At Closing, Seller shall assign to Buyer those Executory Contracts and post-petition Contracts on Schedule 2.1(d) that have been approved for assignment pursuant to the Sale Approval Order (the “Assumed Contracts”).  To the extent the amount of the required Cure Payment for any Assumed Contract has been established by Final Order prior to the Closing Date, such amount shall be paid by Seller to the counter-party to such Assumed Contract on the Closing Date.  To the extent the amount of the required Cure Payment for any Assumed Contract has not been established by Final Order prior to the Closing Date, the maximum cure amount claimed by the counterparty (the “Disputed Cure Amount”) shall be paid by the Seller on the Closing Date to an Escrow Agent mutually agreed to by the Buyer and Seller (the “Escrow Agent”), who shall hold the Disputed Cure Amount in accordance with the terms of a mutually acceptable escrow agreement (the “Cure Escrow Agreement”) and who shall hold and distribute the Disputed Cure Amount and interest and gains thereon in accordance with the terms of the Cure Escrow Agreement.  The purpose of the establishment of the Cure Escrow Agreement is to provide counter-parties to Assumed Contracts with a source of payment for Cure Payments as and when finally determined by the Bankruptcy Court.  The Buyer shall have no liability for any Cure Payments.

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2.9.           Non-Assignment of Assets.  Notwithstanding any other provision of this Agreement to the contrary, this Agreement shall not constitute an agreement to assign or transfer and shall not effect the assignment or transfer of any asset identified in Sections 2.1(e), (f), (g) or (h) if, and to the extent, such asset is not assignable or transferable under the Bankruptcy Code or other Legal Requirement.  To the extent any such asset is not assignable or transferrable under the Bankruptcy Code or other Legal Requirement, Seller and Buyer will use their commercially reasonable efforts to obtain the approval, authorization or consent of, or the granting or issuance of any license or permit by, any third party (each such action, a “Necessary Consent”) as Buyer may reasonably request; provided, however, that Seller shall not be obligated to pay any consideration therefor to any third party from whom consent or approval is requested or to initiate any litigation or legal proceedings to obtain any such consent or approval.  If a Necessary Consent is not obtained, or if an attempted assignment of such asset would be ineffective or would adversely affect the rights of Seller thereunder so that Buyer would not in fact receive all such rights, Seller and Buyer will cooperate in a mutually agreeable arrangement, to the extent feasible and at no expense to Seller, so that Buyer obtain the benefits and assume the obligations thereunder in accordance with this Agreement.

2.10.           Further Conveyance of Acquired Assets.  From time to time following the Closing:

(a)               Seller and Buyer shall, and shall cause their respective Affiliates to, execute, acknowledge and deliver all such further conveyances, notices, assumptions, releases and other instruments, and shall take such further actions, as may be reasonably necessary or appropriate to assure fully to Buyer and its respective successors or assigns, all of the properties, rights, titles, interests, estates, remedies, powers and privileges intended to be conveyed to Buyer under this Agreement and to assure fully to Seller and its Affiliates and their successors and assigns, the assumption of the liabilities and obligations intended to be assumed by Buyer under this Agreement, and to otherwise make effective the Transactions.

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(b)               From time to time following the Closing, and subject to Legal Requirements, Seller shall make available to Buyer any personnel records that were not transferred to Buyer pursuant to Section 2.1(g), as reasonably necessary for Buyer to transition employees into Buyer’s records.

3.	Representations And Warranties Of Seller.

Seller makes the following representations and warranties to Buyer on and as of the Effective Date and shall be deemed to make them again at and as of the Closing.  Seller represents and warrants to Buyer as follows:

3.1.           Organization.  Seller is duly organized and subsisting under the laws of the State of Nevada.

3.2.           Powers; Consents; Absence of Conflicts.  Subject to entry of the Sale Approval Order, Seller has the requisite power and authority, to enter into this Agreement and to perform its obligations hereunder.  Except as described in Schedule 3.2, the execution, delivery and performance by Seller of this Agreement and the consummation of the Transactions (a) are within Seller’s corporate powers, (b) are not in contravention of any Legal Requirement or of the terms of its articles of incorporation, bylaws and other governing documents, if any, as amended to date, and (c) have been duly authorized by all appropriate corporate and shareholder action.

3.3.           Binding Agreement.  Subject to entry of the Sale Approval Order, this Agreement and all instruments and agreements hereunder to which Seller is or becomes a party are (or upon execution will be) valid and legally binding obligations of Seller, enforceable against Seller in accordance with the respective terms hereof or thereof except insofar as enforcement may be limited or otherwise affected by the Bankruptcy Code.

3.4.           Financial Statements and Undisclosed Liabilities.

(a)               Seller has made available to the Buyer the Financial Statements.

(b)               Seller has delivered the most recently available unaudited balance sheet of Seller (including the notes thereto, if any, the "Balance Sheet") to Buyer, copy of which is attached hereto as Schedule 3.4(b).

3.5.           Environmental Laws and Legal Requirements.  Except as set forth on Schedule 3.5 hereto:

(a)               To Seller’s knowledge, Seller has operated the Acquired Assets in compliance in all respects with all applicable Environmental Laws and Legal Requirements and all permits issued pursuant to Environmental Laws, or otherwise;

(b)               Seller has obtained all permits required under all applicable Environmental Laws and Legal Requirements necessary to operate the Acquired Assets;

(c)                Seller is not the subject of any outstanding order, notice, directive, or other writing from or contract with any Governmental Authority respecting (i) Environmental Laws or (ii) Legal Requirements, nor is Seller aware of any pending or threatened order, notice, directive, or other writing from or contract with any Governmental Authority, nor is Seller in possession of any information which would lead to the issuance of any such order, notice, directive, or other writing from or contract with any Governmental Authority; and

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(d)               Seller has not received any written communication or other notice alleging that Seller may be in violation of any Environmental Law or Legal Requirement, or any permit issued pursuant to any Environmental Law or Legal Requirement, or may have any liability under any Environmental Law or Legal Requirement, nor is Seller aware of any information that indicates a violation of Environmental Law or Legal Requirement.

3.6.           Permits and Licenses.  Schedule 3.6 contains an accurate list of all material licenses, permits, registrations and other approvals or authorizations (including pending approvals or authorizations) of Governmental Authorities owned or held by Seller relating to the ownership, development or operation of the business of Seller or the Acquired Assets, all of which are in good standing and not subject to meritorious challenge.

3.7.           Litigation and Proceedings.

(a)               Schedule 3.7 contains an accurate list and summary description of all actions, suits, litigation, arbitration, mediations, contests, investigations and other proceedings pending against or otherwise affecting Seller, or the Acquired Assets.  If necessary, based upon a change in circumstances, Seller shall deliver to Buyer an updated Schedule 3.7 as of the Closing Date.

(b)               There are no actions, suits, litigation, arbitration, mediations, investigations or other proceedings pending or affecting Seller, the Business or the Acquired Assets, which, if adversely determined, would have a material adverse effect on (i) the ability of any party hereto to consummate the Transactions, or (ii) the ability of Buyer to operate the business of Seller or the Acquired Assets after the Closing Date in the manner described in this Agreement.

3.8.           Taxes.  Except as set for on Schedule 3.8 hereto, Seller has paid all Taxes and filed all Tax Returns as required by any Tax Authorities or Governmental Authority.

3.9.           Brokers and Finders.  Except as described on Schedule 3.9, Seller, nor any officer, trustee, director, employee or agent of Seller, has engaged any finder or broker in connection with the Transactions other than SSG Capital Advisors LLC, the Debtor’s financial advisor.

3.10.         Inventory.  The Purchased Inventory, if any, is of a quality usable in the ordinary course of business.

3.11.         Investments; Affiliates.  Schedule 3.11 lists all Affiliates of Seller and all other corporations and other entities in which Seller is a member, or owns, directly or indirectly, 25% or more of any class of capital stock or other equity interest, and indicates, with respect to the equity securities of each such entity, the number of shares, or other equity interests, of each class authorized, the number outstanding, and the number owned or controlled, directly or indirectly, by Seller.  For each Affiliate of Seller, all of the shares of capital stock or other equity interests of such Affiliate are duly and validly authorized, issued and outstanding, fully paid and nonassessable, and all such equity interests owned by Seller are owned free and clear of any claim, lien, encumbrance, or agreement with respect thereto.

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3.12.         Title.  Upon transfer of the Acquired Assets to Buyer at the Closing as contemplated by this Agreement, Buyer shall acquire good and valid title thereto, subject to the interest of any lessor under any Assumed Contract and/or licensor in any of the Acquired Assets, free and clear of all claims, interests and Encumbrances, except Assumed Liabilities and Permitted Encumbrances.  Schedule 3.13 contains a complete and accurate list of: (a) each Contract, in Seller’s possession or otherwise known to Seller, to which Seller is a party or by which Seller or any of a Seller’s assets is bound, except any Contract containing a provision prohibiting disclosure of the existence of such Contract by Seller, and (b) Contracts in Seller’s possession or otherwise known to Seller related to Intellectual Property used in connection with the ownership and/or operation of the Seller’s business and the Acquired Assets.  With respect to any Contract containing a provision prohibiting disclosure and/or delivery of the existence of such Contract by Seller, Seller has listed on Schedule 3.15 the number of such Contracts and, to the extent permissible, the nature of the products or services provided thereunder.

3.13.         Real Property.  Schedule 3.13 contains a true and correct list of each parcel of real property leased or occupied by Seller, if any.

3.14.         Intellectual Property

(a)             Schedule 3.14(a) is a list of the following Intellectual Property:

(i)  all of Seller’s trademarks, service marks, trade names, brand names, logos, trade dress and other proprietary indicia of goods and services, whether registered or unregistered, and all registrations and applications for registration of such trademarks, including all issuances, extensions and renewals of such registrations and applications, owned presently or any at time by Seller or its affiliates, including all applications and registrations that are now abandoned or expired, in all countries and territories worldwide and under any international convention;

(ii) all of Seller’s internet domain names, whether or not trademarks, registered in any top-level domain by any authorized private registrar or governmental authority;

(iii) all of Seller’s original works of authorship in any medium of expression, whether or not published, all copyrights (whether registered or unregistered), all registrations and applications for registration of such copyrights, and all issuances, extensions and renewals of such registrations and applications;

(iv) all Intellectual Property used by, applied for, or in any other way asserted by the Seller at any time.

(b)            To the knowledge of the Seller, no item of registered Intellectual Property is invalid or unenforceable in any jurisdiction where that item of Intellectual Property is pending or registered, and there is no basis or grounds for any Person to claim otherwise, except as noted on Schedule 3.14(b).

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 (c)            None of the Intellectual Property has entered the public domain, lapsed, expired, or been abandoned or canceled, except as noted on Schedule 3.14(a).

(d)             Except as noted on Schedule 3.14(d), there are no pending legal proceedings to which Seller is a party: (i) alleging that (A) Seller is infringing, misappropriating, diluting or otherwise violating any Intellectual Property of another Person, or (B) any of the Seller’s products infringes any Intellectual Property of another Person or contains any Intellectual Property misappropriated from another Person, or (C) Seller is obligated or has a duty to defend, indemnify or hold harmless any other Person with respect to, or has assumed any liability or is otherwise responsible for, any claim of infringement, misappropriation, dilution or violation of Intellectual Property; or (ii) that seek to limit or challenge the validity, enforceability, ownership or use of any Intellectual Property;

(e)             Except as noted on Schedule 3.14(e), Seller has not received any claim, “cease and desist” letter, or like correspondence or any written or oral threat from any Person: (i) alleging that (A) Seller is infringing, misappropriating, diluting or otherwise violating any Intellectual Property of any Person or (B) any of the Seller’s products infringes any Intellectual Property of another Person or contains any Intellectual Property misappropriated from another Person; or (ii) that contests or challenges the validity, enforceability, ownership or use of the Intellectual Property owned by Seller.

(f)             Except as noted on Schedule 3.14(a), all currently due fees for maintenance of the Intellectual Property of Seller have been paid and all necessary documents and certificates in connection with such Intellectual Property have been filed with the relevant trademark or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of maintaining such Intellectual Property.  There are no actions that must be taken by Seller within 120 days after the date of this Agreement, including the payment of any application, registration, maintenance or renewal fees or the filing of any documents, applications or certificates, for the purposes of maintaining, perfecting, preserving, or renewing any Intellectual Property, except as noted on Schedule 3.14(f).

(g)            To the best of Seller’s knowledge, information and belief use by the Seller of the Intellectual Property does not, and transfer of same to the Buyer hereunder and use thereby will not, infringe any rights of any third party.

(h)            To the knowledge of Seller, no activity of any third party infringes upon the rights of Seller with respect to the Intellectual Property.

(i)              Except as noted in Schedules 3.14(d) and (e), Seller has not received any notice of any claim of infringement or any other claim or proceeding relating to any Intellectual Property, and to the knowledge of the Seller, no basis exists for any such claim.

(j)              Seller has not granted to any Person any interest in the Intellectual Property by license, sublicense, contract, assignment, or otherwise.

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(k)             Seller exclusively owns all Intellectual Property, free and clear of any exclusive licenses or rights granted to or held by any other Person or Governmental Authority, except as set forth in Schedule 3.14 herein.

(l)              All of the Intellectual Property is fully transferrable and assignable from Seller to Buyer, and the transfer of the Intellectual Property to Buyer by Seller will transfer all of Seller’s right, title and interest in the Intellectual Property to Buyer.

(m)            Seller has not infringed, misappropriated, diluted or otherwise violated the Intellectual Property of any Person and, to the knowledge of Seller, none of the Seller’s products infringes any Person’s Intellectual Property.

(n)             To the knowledge of Seller, no Person is engaging or has engaged in any activity that infringes upon, misappropriates, dilutes, or otherwise violates the Intellectual Property.

4.	Representations And Warranties Of Buyer.

Buyer makes the following representations and warranties to Seller on and as of the Effective Date and shall be deemed to make them again at and as of the Closing.  Buyer represents and warrants to Seller as follows:

4.1.           Organization.  Buyer is a limited liability company duly organized and validly existing in good standing under the laws of Delaware.

4.2.           Corporate Powers; Consents; Absence of Conflicts, Etc.  Buyer has the requisite power and authority, to enter into this Agreement, and to perform its obligations hereunder.  The execution, delivery and performance by Buyer of this Agreement and the consummation of the Transactions:

(a)             are within its statutory powers and are not in contravention of the terms of its Certificate of Formation, as amended to date, and have been approved by all requisite company action;

(b)             except as otherwise expressly herein provided, do not require any approval or consent of, or filing with, any Governmental Authority bearing on the validity of this Agreement;

(c)              do not conflict with or result in any breach or contravention of any material agreement to which either Buyer is a party or by which it is bound; and

(d)              do not violate any Legal Requirement to which Buyer may be subject.

4.3.           Binding Agreement.  This Agreement and all instruments and agreements hereunder to which Buyer is or becomes a party are (or upon execution will be) valid and legally binding obligations of Buyer, enforceable against it in accordance with the respective terms hereof and thereof, except as enforceability against them may be restricted, limited or delayed by applicable bankruptcy law, an order of the Bankruptcy Court, or other laws affecting creditors’ rights generally and except as enforceability may be subject to general principles of equity.

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4.4.           Brokers and Finders.  Neither Buyer, nor any Affiliate of Buyer, nor any officer, director, employee or agent thereof, has engaged any finder or broker in connection with the Transactions; however the Debtor has retained SSG Capital Advisors, LLC (“SSG”) as its Financial Advisor, and SSG is receiving a commission from the Seller for services as disclosed in the Debtor’s Application to Retain SSG.

4.5.           Financial Capability.  Buyer has, as of the date hereof, and will continue to maintain through Closing, sufficient non-borrowed funds available to pay the Purchase Price and otherwise to perform all of its obligations under this Agreement including the DIP obligations..

4.6.           Ability to Obtain License and Permits.  Buyer has the ability to obtain, no later than Closing, all necessary consents, authorizations, clearances, licenses, permits and other approvals of Governmental Authorities necessary for the ownership and operation of the Acquired Assets.

4.7.           Seller has provided Buyer, prior to the execution of this Agreement, access to all relevant information necessary to complete any due diligence on the Assets and Buyer, subject to the conditions of this Agreement, is satisfied with the condition thereof and that no further due diligence is required or condition to the entry into this Agreement.

5.	Covenants and Agreements of the Parties.

5.1.           Operation of Seller’s Business Pending Closing.  From the Effective Date until the Closing Date, and except as otherwise expressly provided in this Agreement, and except as a result of the commencement of the Bankruptcy Case, or as may otherwise be required by the Bankruptcy Court, Seller agrees to operate the Seller’s business in substantially the same manner as it has during the bankruptcy proceedings, and not make any material change in operations.

5.2.           Negative Covenants of Seller.  Without the prior written approval of Buyer, Seller shall not, between the date hereof and the Closing: (a) dissolve, liquidate or merge or affiliate with any other entity or (b) enter into any Contract or modify or terminate any existing Contract, other than in the ordinary course of business.

5.3.           Affirmative Covenants of Seller.  Between the Effective Date and the Closing Date, and except as a result of the commencement of the Bankruptcy Case, or as may otherwise be required by the Bankruptcy Court, Seller shall:

(a)             maintain the operations of Seller, in substantially the same condition as on the date hereof;

(b)             maintain in full force and effect all licenses, permits and registrations currently in effect with respect to the operations of Seller;

(c)             maintain in full force and effect the insurance policies and binders currently in effect with respect to the operations of Seller;

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(d)             within three (3) business days of the Effective Date, file a motion (or motions) with the Bankruptcy Court, in form and substance satisfactory to the Buyer, (the “Sale Motion”) seeking entry of the Bidding Procedures Order (i) establishing procedures for potential competing offers to purchase the Acquired Assets (the “Bidding Procedures”), and providing for, among other things, a Break Up fee in the amount of $100,000.00 and an expense reimbursement in the amount of $50,000.00; and (ii) following the entry by the Bankruptcy Court of the Procedures Order, setting a further hearing (the “Sale Hearing”) to consider entry of the Sale Approval Order;

(e)              within three (3) business days of the Effective Date, file a motion with the Bankruptcy Court in form and substance satisfactory to the Buyer (the “DIP Motion”), seeking entry of interim and final orders (the “DIP Orders”) substantially in the form attached hereto as Exhibit C and approving the DIP Agreement on an interim and final basis;

(f)              provide notice in accordance with the Bidding Procedures Order to the counter-parties to all Assumed Contracts (the “Assumption and Assignment Notices”), (i) advising each such counter-party that its Contract with the applicable Seller has been designated for assumption by Seller and assignment to the Buyer pursuant to the terms of this Agreement, (ii) stating the Cure Payment which the applicable Seller contends will be due to such counter-party upon assumption, and (iii) advising such counterparty that the Bankruptcy Court will consider Seller’s request to assume such Contract and assign it to the Buyer at the Sale Hearing and of the deadline for any objections to such assumption and assignment and/or Cure Payment;

(g)             provide the Buyer with all pleadings filed with any Governmental Authority relating to the sale contemplated by this Agreement;

(h)             serve all pleadings on creditors of Seller and on all parties-in-interest, as required by, and within the time periods provided under, the Bankruptcy Code and all related rules and all orders of the Bankruptcy Court;

(i)              Seller shall diligently pursue issuance of the Sale Approval Order (including by presenting all evidence necessary, as determined by Seller in its business judgment, to support the Sale Motion, responding to objections and discovery requests made by any party-in-interest and taking all other actions as may be necessary to obtain issuance of the Sale Approval Order).  If commercially reasonable, Seller shall oppose and seek the dismissal of any appeal (including a petition for certiorari, motion for rehearing, reargument, reconsideration or revocation) of the Bidding Procedures Order or the Sale Approval Order that is filed.  Seller shall reasonably cooperate with Buyer with respect to all such filings and incorporate any reasonable comments of Buyer and its counsel into any order, amendment, supplement to the Sale Motion or the Bidding Procedures Motion, or any orders, motion or pleading relating thereto; and

(j)              Seller shall offer the Acquired Assets for sale in accordance with the Bidding Procedures reflected in the Bidding Procedures Order and shall solicit qualified bids only in accordance with the terms of the Bidding Procedures (each, a “Qualified Bid”) and only from bidders who comply with all of the requirements of the Bidding Procedures Order (each, a “Qualified Bidder”).  If one or more Qualified Bids is timely received by the Seller, Seller shall conduct the Auction in accordance with the Bidding Procedures.

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(k)            Seller shall deliver to Buyer and its counsel, at least two (2) business days prior to filing thereof, all pleadings, motions and other documents to be filed by or on behalf of Seller and relating directly to the transaction completed herein.

5.4.           Affirmative Covenants of Buyer.  Upon entry of the DIP Order, Buyer shall provide the DIP Loan to Seller in accordance with the DIP Agreement between Buyer and Seller attached hereto as Exhibit B (“DIP Agreement”).

5.5.           [Intentionally Left Blank]

5.6.           Access to and Provision of Additional Information.

(a)            From the Effective Date until the Closing Date, Buyer shall be given, upon reasonable advance notice to Seller reasonable access to and the right, from time to time, to inspect the Acquired Assets, books and records of Seller relating to the Acquired Assets, and Seller will furnish to Buyer all material information concerning the Acquired Assets and the business of Seller not otherwise disclosed pursuant to this Agreement, and such additional financial, operating and other data and information regarding the business of Seller as Buyer may from time to time reasonably request, provided such data and information are in the possession and/or control of Seller.  Seller shall permit Buyer to inspect the Inventory upon Buyer’s request to determine whether the condition contained in Section 3.10 hereof shall be satisfied on the Closing Date.  The exercise by Buyer of any right granted herein shall not materially interfere with the business operations of Seller.

(b)            From the Effective Date until the Closing Date, Seller shall cause its officers and employees to confer on a periodic basis with one or more representatives of Buyer regarding matters relating to the conduct of the business of Seller and the status of Transactions.

5.7.           Post-Closing Maintenance of and Access to Information.

(a)             The parties acknowledge that after Closing each party may need access to information or documents in the control or possession of another party for the purposes of concluding the Transactions, preparing Tax Returns, conducting audits, and complying with Legal Requirements, and the prosecution or defense of third party claims.  Accordingly, each party shall keep, preserve and maintain in the ordinary course of business, and as required by Legal Requirements and relevant insurance carriers, all books, records, documents and other information in the possession or control of such party and relevant to the foregoing purposes at least until the expiration of any applicable statute of limitations or extensions thereof.

(b)             After Closing, each party shall cooperate fully with, and make available for inspection and copying by, the other party, its employees, agents, counsel and accountants and/or Governmental Authorities, upon written request and at the expense of the requesting party, such books, records documents and other information to the extent reasonably necessary to facilitate the foregoing purposes.  In addition, each party shall cooperate with, and shall permit and use its best efforts to cause its respective former and present directors, officers and employees to cooperate with, the other party on and after Closing in furnishing information, evidence, testimony and other assistance in connection with any action, proceeding, arrangement or dispute of any nature with respect to the subject matters of this Agreement and pertaining to periods prior to the Closing Date.

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(c)              The exercise by Seller of any right of access granted herein shall not materially interfere with the business operations of Buyer.

5.8.           Governmental Authority Approvals; Consents to Assignment.  From the Effective Date until the Closing Date, Buyer shall:

(a)              promptly apply for and use its best efforts to obtain prior to Closing all consents, approvals, licenses, authorizations, permits and clearances of Governmental Authorities required of it to consummate the Transactions;

(b)              provide such information and communications to Governmental Authorities as the other party or such Persons may reasonably request; and

(c)              assist and cooperate with Seller and other parties to obtain all consents, licenses, permits, approvals, authorizations and clearances of Governmental Authorities that Seller and the other parties reasonably deem necessary or appropriate, and to prepare any document or other information reasonably required of it by any such Persons to consummate the Transactions.

5.9.           Allocation of Purchase Price.  The Purchase Price shall be allocated among the Acquired Assets in accordance with IRS Form 8594, Asset Acquisition Statement under Section 1060, as completed and attached hereto as Schedule 5.9.  In the event of an adjustment to the Purchase Price, Seller hereby agrees to amend the allocation set forth in Schedule 5.9 in accordance with any written request, notice or other determination given by Buyer to Seller, unless Seller reasonably determines (and notify Buyer) that the allocation requested by Buyer is contrary to law. The allocation set forth in Schedule 5.9, as the same may be amended in accordance with this Section, shall, for federal and state income tax purposes, be binding on the Seller and Buyer.  Seller and Buyer shall file their respective Tax Returns in accordance with such allocation and shall not take any position inconsistent with such allocation, unless Seller or Buyer, as the case may be, reasonably determines that such allocation is contrary to applicable Legal Requirements.

5.10.           Further Acts and Assurances.  At any time and from time to time at and after the Closing, upon request of Buyer, Seller shall do, execute, acknowledge and deliver, or cause to be done, executed, acknowledged and delivered, such further acts, deeds, assignments, transfers, conveyances, powers of attorney, confirmations and assurances as Buyer may reasonably request to more effectively convey, assign and transfer to and vest in Buyer, its successors and assigns, full legal right, title and interest in and actual possession of the Acquired Assets, to confirm Seller’s capacity and ability to perform its post-Closing covenants and agreements under this Agreement, and to generally carry out the purposes and intent of this Agreement.  Seller shall also furnish Buyer with such information and documents in its possession or under its control, or which Seller can execute or cause to be executed, as will enable Buyer to prosecute any and all petitions, applications, claims and demands relating to or constituting a part of the Acquired Assets.

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5.11.           Casualty and Condemnation.  Buyer shall be bound to purchase the Acquired Assets for the full Purchase Price as required by the terms of this Agreement, without regard to the occurrence or effect of any damage to the Acquired Assets by fire or other casualty or condemnation of any portion of any Acquired Assets.  At Closing, Buyer shall receive a credit against the Purchase Price equal to the sum of (a) the amount of any insurance proceeds or condemnation awards actually collected by Seller as a result of any such damage or destruction or condemnation occurring after the Effective Date, and (b) in the event of a casualty, the amount of any insurance deductible (but not in excess of the cost to repair the damage).  Any insurance proceeds or condemnation awards which have not been collected as of the Closing shall be assigned to Buyer.  Notwithstanding the foregoing, if Seller has expended any funds prior to the Closing for the restoration or repair of the Acquired Assets or in collecting such insurance proceeds or condemnation awards, the credit against the Purchase Price provided above in this Section shall be reduced by the amounts expended by Seller.  To the extent the sums expended by Seller exceed the amount of the credit against the Purchase Price, the proceeds and awards assigned to Buyer shall be reduced by the amount necessary to reimburse Seller for the difference.

5.12.           Costs and Expenses.

(a)               Except as otherwise expressly set forth in this Agreement, all expenses of the preparation of this Agreement and of the purchase of the Acquired Assets set forth herein, including counsel, accounting, brokerage and investment advisor fees and disbursements, shall be borne by the respective party incurring such expense, whether or not such transactions are consummated,

(b)              Buyer shall pay all sales and use Taxes arising out of the transfer of the Acquired Assets and the cost of all appraisals, engineering and other professional studies undertaken by Buyer.

5.13.           Fulfillment of Conditions.  Each party will execute and deliver at Closing each agreement, instrument or other document that such party is required by this Agreement to execute and deliver as a condition to Closing, and will take all commercially reasonable steps necessary or desirable and proceed diligently and in good faith to satisfy each other condition to the obligations of the parties contained in this Agreement, to the extent that satisfaction of such condition is within the control of such party.

5.14.           Payments Received or to be Received.

(a)              After the Closing Date, Buyer will promptly transfer and deliver to Seller, from time to time as and when received by Buyer, or its Affiliates, and in the currency received by Buyer, or its Affiliates, any cash, checks with appropriate endorsements, or other property that Buyer, or its Affiliates, may receive on or after the Closing Date which properly belongs to Seller, including any and all amounts due and owing to Seller through Closing.

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(b)              After the Closing Date, Seller will promptly transfer and deliver to Buyer, from time to time as and when received by Seller, or its Affiliates, and in the currency received by Buyer, or its Affiliates, any cash, checks with appropriate endorsements, or other property that Seller, or its Affiliates, may receive on or after the Closing Date which properly belongs to Buyer.

5.15.           Adequate Assurance.  Buyer agrees that it will promptly take such actions, including, without limitation, providing testimony, furnishing affidavits or other documents or information for filing with the Bankruptcy Court, as are reasonably requested by the Seller to assist in obtaining, with respect to all Assumed Contracts, a finding by the Bankruptcy Court of adequate assurance of future performance, as such term is used in section 365 of the Bankruptcy Code; provided, however, (a) the Buyer shall not be required to provide any confidential or proprietary information absent appropriate protections including confidentiality agreements and, if requested by the Buyer, the filing of such information under seal, and (b) the Buyer does not warrant or represent that the Bankruptcy Court will find that adequate assurance of future performance has been provided.

6.	Conditions Precedent to Obligations of Seller.

The obligations of Seller hereunder are subject to the satisfaction on or prior to the Closing Date of the following conditions unless waived in writing by Seller:

6.1.           Representations and Warranties; Covenants; Required Actions.

(a)              Each of the representations and warranties of Buyer contained in this Agreement shall be true and correct on and as of the Effective Date and each of the representations and warranties of Buyer contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date.

(b)              Each and all of the terms, covenants and agreements to be complied with or performed by Buyer on or before the Closing Date shall have been complied with and performed, including the obligations of Buyer in Section 8.3.

6.2.           Adverse Action or Proceeding.  No action or proceeding before any Governmental Authority shall have been instituted or threatened to restrain or prohibit the Transactions, and there shall not be in effect any order restraining, enjoining or otherwise preventing consummation of the sale of the Acquired Assets and the Transactions.

6.3.           Pre-Closing Confirmations.  Seller shall have obtained documentation or other evidence reasonably satisfactory to Seller that Seller has received or will receive all consents, sale approvals, authorizations and clearances of Governmental Authorities required of it to consummate the Transactions.

6.4.           Entry of Approval Order.  The Bankruptcy Court shall have entered the Sale Approval Order and the Sale Approval Order shall not have been reversed or stayed.

6.5.           Approval of DIP Loan:  The Bankruptcy Court shall have entered the DIP Order.

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6.6.            Approval of LiDestri Copacking Agreement.    The LiDestri Order shall have been entered by the Bankruptcy Court.

7.	Conditions Precedent To Obligations Of Buyer.

The obligations of Buyer hereunder are subject to the satisfaction on or prior to the Closing Date of the following conditions, unless waived in writing by Buyer:

7.1.           Representations and Warranties; Covenants.

(a)               Each of the representations and warranties of Seller contained in this Agreement shall be true and correct in all material respects on and as of the Effective Date and each of the representations and warranties of Seller contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date.

(b)               Each and all of the terms, covenants and agreements to be complied with or performed by Seller on or before the Closing Date shall have been complied with and performed, including the obligations of Seller in Section 8.2.

7.2.           Pre-Closing Confirmations and Contractual Consents.  Buyer shall have received documentation or other evidence reasonably satisfactory to Buyer that Seller and Buyer have received all consents, permits, licenses, approvals, authorizations and clearances of Governmental Authorities required to consummate the Transactions.

7.3.           Adverse Action or Proceeding.  No action or proceeding before any Governmental Authority shall have been instituted to restrain or prohibit the Transactions, and there shall not be in effect any order restraining, enjoining or otherwise preventing consummation of the sale of the Acquired Assets and the Transactions.

7.4.           Entry of Orders/Approvals.  The Bankruptcy Court shall have entered the DIP Orders, LiDestri Order and Sale Approval Order and the DIP Order, LiDestri Order and Sale Approval Order shall not have been reversed or stayed.

7.5.           Deliveries at Closing.  Seller shall have delivered to Buyer, in form reasonably acceptable to Buyer, deeds, bills of sale, assignments, assignment and assumption agreements or other instruments, consents and waivers by others, necessary or appropriate to transfer to and effectively vest in Buyer the Acquired Assets and all agreements, assignments, instruments, certificates or other documents required to be executed by Seller pursuant to this Agreement.

8.	Closing; Termination of Agreement.

8.1.           Closing.  Subject to the satisfaction of the conditions set forth in Sections 6 and 7 hereof (or the waiver thereof by the party entitled to waive that condition), the closing of the Transactions (the “Closing”) shall take place at the offices of Saul Ewing, LLP, Centre Square West, 1500 Market Street, 38th Floor, Philadelphia, PA 19102-2186 (or at such other place as the parties may designate in writing) at 10:00 a.m. (Philadelphia, Pennsylvania time) on the Closing Date.

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8.2.           Action of Seller at Closing.  At the Closing and unless otherwise waived in writing by Buyer, Seller shall deliver:

(a)               to Buyer, one or more bills of sale and assignments, including patent and trademark assignments, fully executed by Seller, conveying to Buyer title to all Acquired Assets, including all Intellectual Property, free and clear of all Encumbrances;

(b)               to Buyer, one or more assignment and assumption agreements, fully executed by Seller, conveying to Buyer Seller’s interests in the Assumed Contracts assumed by Buyer;

(c)               to Buyer, copies of resolutions duly adopted by the board of directors of Seller and, if required, the shareholders of Seller, authorizing and approving the execution and delivery of this Agreement and the consummation of the Transactions, certified as true and in full force and effect as of the Closing Date by the appropriate officers of Seller;

(d)               to Buyer, certificates of the duly authorized President of Seller certifying that each of the representations and warranties of Seller contained in this Agreement that are qualified as to materiality is true and correct in all material respects on and as of the Closing Date, that each of the other representations and warranties of Seller contained in this Agreement is true and correct in all material respects on and as of the Closing Date, and that each and all of the terms, covenant and agreements to be complied with or performed by Seller on or before the Closing Date have been complied with and performed in all material respects;

(e)                to Buyer, certificates of incumbency for the respective officers of Seller executing the Agreement and other Closing documents, dated as of the Closing Date;

(f)                 to Buyer, certificates of existence and good standing from the state in which Seller is incorporated or organized, each dated the most recent practical date prior to Closing;

(g)                to Buyer, such other instruments, agreements, certificates and documents as Buyer reasonably deems necessary to effect the Transactions;

(h)                to Escrow Agent in immediately available funds, the Disputed Cure Amount, if any; and

(i)                 to Buyer, an opinion of counsel acceptable to Buyer in a form acceptable to Buyer that, to the best knowledge of counsel, after due investigation: (i) the information contained in Schedule 3.14, as updated to the date of Closing, is complete and accurate; (ii) that the Intellectual Property as specified on Schedule 3.14(a) is valid and subsisting, except as indicated otherwise; and (iii) that the transfer of the Intellectual Property, pursuant to assignments and other documents approved by such counsel and acceptable to Buyer, will vest all of the Seller’s right, title and interest in the Intellectual Property in Buyer.

(j)                 to Buyer, all of Seller’s records and files related to its business and the Acquired Assets, including, without limitation, original trademark files and certificates, as well as all documents contained in any data rooms or storage facilities and any passwords, codes or other means by which assess to such records and files are obtained.

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(k)               to Buyer, evidence of payment of the Cure Payments.

8.3.           Action of Buyer at Closing.  At the Closing and unless otherwise waived in writing by Seller, Buyer shall deliver or cause to be delivered:

(a)               to Seller, the Purchase Price, adjusted in accordance with Section 2.5 of this Agreement, less the outstanding DIP Loan amounts advanced by Buyer to Seller under Section 5.4;

(b)               to Seller, one or more assignment and assumption agreements, fully executed by Buyer, in form and substance acceptable to Seller, pursuant to which Buyer shall assume Seller’s interests in the Assumed Contracts;

(c)               to Seller, copies of resolutions duly adopted by the governing body of Buyer authorizing and approving Buyer’s execution and delivery of this Agreement and the Transactions, certified as true and in full force and effect as of the Closing Date by an appropriate officer of Buyer:

(d)               to Seller, certificates of the duly authorized officer of Buyer certifying that each of the representations and warranties of Buyer contained in this Agreement that are qualified as to materiality is true and correct on and as of the Closing Date, that each of the other representations and warranties of Buyer contained in this Agreement is true and correct in all material respects on and as of the Closing Date, and that each and all of the terms, covenants and agreements to be complied with or performed by Buyer on or before the Closing Date have been complied with and performed;

(e)               to Seller, certificates of incumbency for the officers of Buyer executing this Agreement and other Closing documents, dated as of the Closing Date;

(f)                to Seller, certificates of existence and good standing of Buyer from the state in which it is formed, dated the most recent practical date prior to Closing; and

(g)               to Seller, such other agreements, instruments and documents as Seller reasonably deems necessary to effect the Transactions.

8.4.           Termination Prior to Closing; Liquidated Damages.

(a)               The Agreement may be terminated prior to the Closing as follows:

(i)        by Buyer,  if the Closing shall not have occurred by the close of business on January __,  2014  (the “Termination Date”); provided, however, that if the Closing shall not have occurred on or before the Termination Date due to a material breach of any representations, warranties, covenants or agreements contained in this Agreement by Buyer, then the Buyer may not terminate this Agreement pursuant to this Section 8.4(a)(i).

25

(ii)       by mutual written consent of Buyer and Seller.

       (iii)       by Buyer, if any condition to the obligations of Buyer set forth in Section 7 shall have become incapable of fulfillment other than as a result of a breach by Buyer of any covenant or agreement contained in this Agreement, and such condition is not waived by Buyer.

       (iv)      by Seller, if any condition to the obligations of Seller set forth in Section 6 shall have become incapable of fulfillment other than as a result of a breach by Seller of any covenant or agreement contained in this Agreement, and such condition is not waived by Seller.

       (v)       by Buyer, if there shall be a material breach by Seller of any representation or warranty, or any covenant or agreement contained in this Agreement which would result in a failure of a condition set forth in Section 7 and which breach has not been cured by the earlier of (A) three (3) business days after the provision of written notice by Buyer, in accordance with the terms of this Agreement, to Seller of such breach and (B) the Termination Date.

       (vi)      by Seller, if there shall be a material breach by Buyer of any representation or warranty, or any covenant or agreement contained in this Agreement which results in a failure of a condition set forth in Section 6 and which material breach has not been cured by the earlier of (A) three (3) business days after the giving of written notice by Seller to Buyer of such breach and (B) the Termination Date.

       (vii)     by Seller or Buyer if there shall be in effect a Final Order issued by a Governmental Authority restraining, enjoining or otherwise prohibiting the consummation of the Transactions.

       (viii)    by Buyer, if (A) three (3) business days after the Effective Date, the Sale Motion is not filed with the Bankruptcy Court, or (B) the Bankruptcy Court does not enter the Bidding Procedures Order and the DIP Order, within fifteen (15) days after the Effective Date, the final DIP Order within twenty-five (25) days after the Effective Date or the Sale Approval Order within sixty (60) days after the Effective Date.

        (ix)      by Buyer, if (A) the Sale Approval Order does not approve the assignment by the Seller and assumption to the Buyer of all of the Assumed Contracts listed on Schedule 2.1(d), (B) an order is entered by the Bankruptcy Court denying the Sale Motion or approving the sale of any of the Acquired Assets to a Person other than Buyer, and/or (C) an Order is entered by the Bankruptcy Court denying the DIP Motion.

(b)               Damages in the Event of Termination.

         (i)       If this Agreement is terminated pursuant to Section 8.4(a)(ii), neither Seller nor Buyer shall be entitled to any damages, losses, or payment from the other party, and Seller and Buyer shall have no further obligation or liability of any kind to the other party, any of their Affiliates, or any third party on account of this Agreement.

26

        (ii)       If this Agreement is terminated by Seller pursuant to Section 8.4(a)(vi), Seller shall be entitled to liquidated damages in the amount of $20,000.00.  The receipt by Seller of liquidated damages as described in this Section 8.4(b)(ii) shall be the sole and exclusive remedy of Seller, and Seller shall not be entitled to any other amounts for damages, losses, or payment from Buyer, and Buyer shall have no further obligation or liability of any kind to Seller, any of its Affiliates, or any third party on account of this Agreement.  If Seller terminates this Agreement pursuant to this Section, then Seller shall have the right, without any prior notice to Buyer, to set off the above-described liquidated damages from their DIP Loan repayment obligations to Buyer under the DIP Agreement.

        (iii)      If this Agreement is terminated by Buyer pursuant to Section 8.4(a)(v), Buyer shall be entitled to liquidated damages in the amount of $150,000.00.  The receipt by Buyer of liquidated damages as described in this Section 8.4(b)(iii) shall be the sole and exclusive remedy of Buyer, and Buyer shall not be entitled to any other amounts for damages, losses, or payment from Seller, and Seller shall have no further obligation or liability of any kind to Buyer, any of its Affiliates, or any third party on account of this Agreement.

        (iv)      Subject to approval of Bankruptcy Court, in consideration for Buyer having expended considerable time and expense in connection with this Agreement and the negotiations thereof and the identification and quantification of the assets of Seller and to compensate Buyer as a stalking-horse bidder, Seller shall pay in cash and Buyer shall receive, (a) in the  event that this Agreement is terminated pursuant to Sections 8.4(a)(i), 8.4(a)(ix)(A), or 8.4(a)(ix)(B), a Break Up fee in the amount of $100,000.00, and (b) in the event this Agreement is terminated pursuant to Sections 8.4(a)(i), 8.4(a)(iv), 8.4(a)(vii), 8.4(a)(viii), or 8.4(a)(ix), an expense reimbursement in the amount of $50,000.00.

9.	General.

9.1.           Survival of Representation and Warranties.  The parties hereto agree that the representations and warranties contained in this Agreement shall terminate as of the Closing hereunder, and shall be extinguished as of such date.  The parties hereto agree that the covenants contained in this Agreement to be performed at or after the Closing shall survive the Closing hereunder, and each party hereto shall be liable to the other after the Closing for any breach thereof.

9.2.           Headings and Captions.  The headings and captions in this Agreement are included for convenience of reference only and shall not be construed to define or limit any of the provisions contained herein.

9.3.           Consents, Approvals and Discretion.  Except as herein expressly provided to the contrary, whenever this Agreement requires any consent or approval to be given by either party or either party must or may exercise discretion, such consent or approval shall not be unreasonably withheld or delayed and such discretion shall be reasonably exercised.

27

9.4.           Choice of Law.  This Agreement shall be governed by and construed in accordance with (a) the laws of the Commonwealth of Pennsylvania without regard to its conflicts of laws rules and (b) the Bankruptcy Code, as applicable.

9.5.           Schedules.  The Schedules and all Exhibits and documents referred to in or attached to this Agreement are integral parts of this Agreement as if fully set forth herein and all statements appearing therein shall be deemed to be representations.  Nothing in the Schedules shall be deemed adequate to disclose an exception to a representation or warranty made herein unless the Schedule identified the exception with the reasonable particularity.

9.6.           Benefit; Assignment.  Subject to provisions herein to the contrary, this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective legal representatives, successors and assigns.  No party may assign this Agreement without the prior written consent of the other parties.  In the event, however, of any such assignment, the assigning party shall be solely responsible for the entire amount of any transfer taxes which are payable by reason of or in connection with such assignment.

9.7.           Third Party Beneficiary.  The terms and provisions of this Agreement (including provisions regarding employee benefit matters) are intended solely for the benefit of the parties and their respective successors and permitted assigns and are not intended to confer third-party beneficiary rights upon any other Person.  Any reference in this Agreement to one or more Employee Benefit Plans of Buyer includes provisions, if any, in such plans permitting their termination or amendment, and any covenant in this Agreement to provide any Employee Benefit Plan shall not be deemed or construed to limit Buyer’s right to terminate or amend such plan of Buyer in accordance with its terms.

9.8.           Waiver of Breach, Right or Remedy.  The waiver by any party of any breach or violation by another party of any provision this Agreement or of any right or remedy permitted the waiving party in this Agreement (a) shall not waive or be construed to waive any subsequent breach or violation of the same provision (b) shall not waive or be construed to waive a breach or violation of any other provision, and (c) shall be in writing and may not be presumed or inferred from any party’s conduct. Except as expressly provided otherwise in this Agreement, no remedy conferred by this Agreement is intended to be exclusive of any other remedy, and each and every remedy shall be in addition to every other remedy granted in this Agreement or now or hereafter existing at law or in equity, by statute or otherwise.  The election of any one or more remedies by a party shall not constitute a waiver of the right to pursue other available remedies.

28

9.9.           Notices.  Any notice, demand or communication required, permitted or desired to be given hereunder shall be deemed effectively given if given in writing (a) on the date tendered by personal delivery, (b) on the date received by facsimile or other electronic means (including email or PDF), (c) on the date tendered for delivery by nationally recognized overnight courier, or (d) on the date tendered for delivery by United States mail, with postage prepaid thereon, certified or registered mail, return receipt requested, in any event addressed as follows:

If to Buyer:	Skinny Nutritional LLC 27 N. Third Street Philadelphia, PA 19106 Attn: Mark A. Turnbull

with a copy to:	Richard T. Frazier, Esquire Saul Ewing LLP Centre Square West 1500 Market Street, 38th Floor Philadelphia, PA 19102-2186

If to Seller:	Skinny Nutritional Corp. 1211 Denbigh Lane Radnor, PA 19087 Attn: Michael Salaman

with a copy to:	Edmond M. George, Esquire Obermayer Rebmann Maxwell & Hippel LLP One Penn Center 19th Floor 1617 John F. Kennedy Boulevard Philadelphia, PA 19103-1895

or to such other address or number, and to the attention of such other Person, as any party may designate at any time in writing in conformity with this Section.

29

9.10.           Severability.  If any provision of this Agreement is held or determined to be illegal, invalid or unenforceable under any present or future law, and if the rights or obligations of any party under this Agreement will not be materially and adversely affected thereby: (a) such provision will be fully severable; (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof; (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom; and (d) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

9.11.           Entire Agreement; Amendment.  This Agreement supersedes all previous contracts, agreements and understandings and constitutes the entire agreement of whatsoever kind or nature existing between or among the parties representing the within subject matter and no party shall be entitled to benefits other than those specified herein.  As between or among the parties, any oral or written representation, agreement or statement not expressly incorporated herein, whether given prior to or on the Effective Date, shall be of no force and effect unless and until made in writing and signed by the parties on or after the Effective Date.

9.12.           Counterparts.  This Agreement may be executed and delivered in one or more counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument. This Agreement may also be executed and delivered by facsimile or electronic mail with the same force and effect as if originally executed copies of this Agreement had been delivered by the parties hereto. If this Agreement is executed and delivered in counterparts or by a facsimile or electronic mail, any party may thereafter require that both parties originally execute and deliver a sufficient number of additional copies of this Agreement so that each party may have two fully executed originals of this Agreement.

9.13.           Drafting.  No provision of this Agreement shall be interpreted for or against any Person on the basis that such Person was the draftsman of such provision, and no presumptions or burden of proof shall arise favoring or disfavoring any Person by virtue of the authorship of any provision of this Agreement.

[Signature Page Follows]

30

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as of the Effective Date.

SKINNY NUTRITIONAL CORP.

By:
Name: Michael Salaman Its: President

SKINNY NUTRITIONAL LLC

By:
Name: Mark A. Turnbull Its:

[Signature Page to Asset Purchase Agreement
by and between Skinny Nutritional LLC and Skinny Nutritional Corp.]

31

SCHEDULE 1.1

Permitted Encumbrances

None.

SCHEDULE 1.2

Knowledge of Seller

Michael Salaman

Laura A. Genovese; as set forth in Section 3.14

SCHEDULE 2.1(b) Equipment

NONE

SCHEDULE 2.1(d)

Assigned Contracts and Cure Amounts

Pre-Petition Contracts:

NONE

Post-Petition Contracts:

Contract Party	Nature of Contract	Liquidated Damages in Event of Termination
LiDestri Foods, LLC 1513 North Broad Street Lansdale, PA 19446	Co-Packing. Agreement Dated October 14, 2013	$400,000.00

SCHEDULE 2.1(f)

Intellectual Property

See Schedules 3.14

SCHEDULE 2.1(g)

Other Assets Not Part of the Sale

NONE

SCHEDULE 2.3

Assumed Liabilities

NONE

SCHEDULE 3.2

Restricted Powers and Consents

NONE

SCHEDULE 3.4(b)

Unaudited Balance Sheet

See Attached

12:49 PM	Skinny Water
08/02/13	Balance Sheet
Accrual Basis	As of December 31, 2012

Dec 31, 12
ASSETS
Current Assets
Checking/Savings
Bank
TD Bank	-26,828.77
Total Bank	-26,828.77

Total Checking/Savings	-26,828.77

Accounts Receivable
Accounts Receivable
Allowance/Chargebacks	-372,805.46
Credit Memo Issued	-92,160.00
Accounts Receivable - Other	1,935,649.52
Total Accounts Receivable	1,470,684.06

Total Accounts Receivable	1,470,684.06

Other Current Assets
Advances
Tarik Ferron	750.00
Total Advances	750.00

Deposit
2008 Dodge Sprinter Deposit	10,998.88
Transit Van -Ford 2010	14,232.58
Total Deposit	25,231.46

Inventories
Skinny Water
Skinny Water - Finished Goods
PH+ Alkaline Water	-194,144.40
Skinny Sport Pink Berry Citrus	-5,086.09
Skinny Sport Blue Raspberry	-4,875.88
12 Pack -Variety Pack 16oz	-6,336.00
Orange Cranberry Tangerine	-104,223.25
Raspberry Pomegranate	-5,702.40
Passionfruit Lemonade	-6,860.96
Goji Fruit Punch	-21,211.08
Acai Grape BlueBerry	-41,467.10
Total Skinny Water Finished Goods	-389,907.16

Skinny Water - Raw Materials	10,127.90
Total Skinny Water	-379,779.26

Total Inventories	-379,779.26

12:49 PM	Skinny Water
08/02/13	Balance Sheet
Accrual Basis	As of December 31, 2012
Dec 31, 12
Prepaid Expense
Insurance
D & O	31,939.60
Total Insurance	31,939.60

Prepaid Advertising	2,500.00
Prepaid Payroll & Commissions	72,500.80
Total Prepaid Expense	106,940.40

Security Deposit
1100 E Hector Street - Suite 391	2,855.25
Total Security Deposit	2,855.25

Undeposited Funds	40,212.96
Total Other Current Assets	-203,789.19

Total Current Assets	1,240,066.10

Fixed Assets
Fixed Assets
Furniture & Equipment
Accumulated Depreciation	-28,921.55
Furniture & Equipment- Other	28,921.55
Total Furniture & Equipment	0.00

Property Plant & equipment	190,000.00
Total Fixed Assets	190,000.00

Deferred Finance Costs	123,943.33
Total Fixed Assets	313,943.33

Other Assets
Trademark	783,100.77
Total Other Assets	783,100.77

TOTAL ASSETS	2,337,110.20

LIABILITIES & EQUITY
Liabilities
Current Liabilities
Accounts Payable
Accounts Payable	2,122,551.48
Total Accounts Payable	2,122,551.48

Other Current Liabilities

12:49 PM	Skinny Water
08/02/13	Balance Sheet
Accrual Basis	As of December 31, 2012
Dec 31, 12
Accrued Expenses
Accrued Marketing	131,327.00
Accrued Invasion Fees	35,250.00
Accrued Legal Fees	478,097.97
Accrued Payroll	637,774.99
Accrued Termination Fees	10,564.68
Accrued Slotting Fees	70,000.00
Accrued Couponing	3,250.00
Accrued Bottle/InventoryReserve	7,500.00
Accrued Insurance	22,780.42
Accrued Interest	116,612.85
Accrued Expenses - Other	697,944.72
Total Accrued Expenses	2,211,102.63

Loans Payable
Loan Michael Salaman	50,000.00
UCF	300,000.00
Total Loans Payable	350,000.00

Open Line of Credit
United Capital Funding	996,575.73
Total Open Line of Credit	996,575.73

Total Other Current Liabilities	3,557,678.36

Total Current Liabilities	5,680,229.84

Long Term Liabilities
Warrant Liability
Debt Discount	-102,320.00
Warrant Liability - Other	155,912.00
Total Warrant Liability	53,592.00

Convertible Debt
Convertible Note - Trim Capital	1,270,000.00
Convertible Debt	705,000.00
Total Convertible Debt	1,975,000.00

Total Long Term Liabilities	2,028,592.00

Total Liabilities	7,708,821.84

Equity
Additional Paid in Capital
Debt Settlement (Iron Ridge)	1,236,899.80
Convertible Notes (2011 Bridge)	139,661.79

12:49 PM	Skinny Water
08/02/13	Balance Sheet
Accrual Basis	As of December 31, 2012
Dec 31, 12
2.5M Common ($0.03) 2011 Spring	3,003,114.08
3.0MM $0.03 Common Stock (2010)	1,000,375.00
$2MM Common $.06 ( PBC)	1,417,797.00
2.5 Million $.06 (2009)	1,736,566.65
Preferred Offering $100 Convert	172,500.00
Preferred Stock, $.001 par	1.00
Opening Bal Equity	18,604.50
Capital Stock	417,160.00
Accrued Stock Compensation	1,841,343.00
$500,000 Stock Issuance	165,000.00
$750,000 Issuance	739,502.19
1 Million Dollar Issuance	696,009.94
Conversions	3,974,669.29
Fees	-757,304.78
Interest Shares	5,403.43
Management Options	5,382,827.38
Notes Pay Conversions	1,618,485.77
Provision for Warrants	535,543.00
Shareholders Loans 4 Percent	269,000.00
Stock Issuance $1.5 M 12/24/07	5,016,115.00
Warrants	1,899,345.00
Additional Paid in Capital - Other	14,355,627.49
Total Additional Paid in Capital	44,884,246.53

Common Stock, $.001 par value	801,251.76
Retained Earnings	-45,464,554.55
Net Income	-5,592,655.38
Total Equity	-5,371,711.64

TOTAL LIABILITIES & EQUITY	2,337,110.20

SCHEDULE 3.5

Environmental Law/Legal Regulations

NONE

SCHEDULE 3.6

Environmental Claims/Permits & Licenses

NONE

SCHEDULE 3.7

Litigation and Proceedings

Skinny Nutritional Corp. v. Beverage Incubators, Inc. Civil Action, 2010-05025, Court of Common Pleas Montgomery County, Judgment Stayed. Plaintiff commenced litigation to recovery monies related to the Defendant's failure to pay for products it purchased; the Defendant is no longer in business.

IRI Group f/k/a Information Resources Inc. v. Skinny Nutritional Corp., Civil Action, 2011- 21162, Court of Common Pleas Montgomery County, Judgment Stayed. Plaintiff commenced litigation alleging damages related to freight charges.

A Duie Pyle Inc. v. Skinny Nutritional Corp., Civil Action, 2012-01949, Court of Common Pleas Montgomery County, Judgment Stayed. Plaintiff commenced litigation alleging damages related to freight charges.

IMD Eleven Hundred East Hector Street LP v. Skinny Nutritional Corp., Civil Action, 2013- 04325, Court of Common Pleas Montgomery County, Judgment Stayed. Plaintiff commenced litigation for back rent, judgment was entered, and stayed.

Craig Fortin v. Skinny Nutritional Corp., Civil Action, 2013-06162, Court of Common Pleas Montgomery County, Judgment Stayed. Plaintiff commenced litigation alleging nonpayment of 1099 wages in the amount of $15,000.00 plus legal expenses.

Open Mile Inc. v. Skinny Nutritional Corp., Civil Action, 2013-06311, Court of Common Pleas Montgomery County, Stayed. Plaintiff commenced litigation alleging damages for unpaid freight charges.

Crete Carrier Corp. v. Skinny Nutritional Corp., Civil Action, 2012-09266, Court of Common Pleas Montgomery County, Judgment Stayed. Plaintiff commenced litigation alleging damages for related to freight charges.

Ascendant Marketing & Media LLC v. Skinny Nutritional Corp., Civil Action, 2012-11786, Court of Common Pleas Montgomery County. Plaintiff commenced litigation related to an investment agreement, case was settled pre-petition.

Zuckerman Honickman Inc. v. Skinny Nutritional Corp., Civil Action, 2013-03620, Court of Common Pleas Montgomery County, Stayed. Plaintiff commenced litigation alleging damages related to unpaid bottling charges.

Fort Derborn Company v. Skinny Nutritional Corp., Civil Action, 2012-05521, Court of Common Pleas Montgomery County, Judgment Stayed. Plaintiff commenced litigation alleging damages related to labeling costs.

Stradley Ronon Steven & Young, LLC v. Skinny Nutritional Corp., Civil Action, 120603043, Court of Common Philadelphia County, Judgment Stayed. Plaintiff commenced litigation for attorneys fees.

Tarik Ferron v. Skinny Nutritional Corp., Civil Action, 2:12-cv-04213-EL, United States District Court Eastern District of Pennsylvania. Plaintiff commenced an employment discrimination action which was settled pre-petition.

SCHEDULE 3.8

Tax Liabilities and Obligations

Internal Revenue Services, disputed amount of claim $40,500.00

Internal Revenue Services, disputed amount of claim $600.00

Pennsylvania Department of Revenue, Payroll & Unemployment taxes, disputed amount of claim $5,000.00

SCHEDULE 3.9

Brokers and Finders

NONE

SCHEDULE 3.11

Affiliates

Creative Enterprises, Inc., 1211 Denbigh Lane, Radnor, PA 19087, formerly located at 825 Lafayette Road, Bryn Mawr, PA 19010. Inactive, wholly owned by Skinny Nutritional Corp.

Skinny Spirits Incorporated, 1211 Denbigh Lane, Radnor, PA 19087, formerly located at 1100 East Hector Street, Suite 391, Conshohocken, PA 19428. Inactive, wholly owned by Skinny Nutritional Corp.

SCHEDULE 3.13

Real Property

NONE

SCHEDULE 3.14(a)

Intellectual Property/Trademarks

Addition information will be made available for inspection under appropriate confidentiality safeguards and agreements.

TM/SN/RN/Disclaimer	Status/Status Date	Valid and Subsisting?	Use Status

0 CALORIES 0 SUGAR 0 SODIUM 0 GUILT

SN:85-117765
RN:3,992,546
Disclaimer: "0 CALORIES 0 SUGAR 0
SODIUM"

 BODY IN BALANCE

Body in Balance

SN:85-722907

BODY IN BALANCE

Body In Balance

SN:86-046724

DIET WATER

SN:76-192471
RN:2,576,866
Disclaimer: "WATER"

GET THE SKINNY

Get the Skinny

TM/SN/RN/Disclaimer	Status/Status Date	Valid and Subsisting?	Use Status

SN:85-251790
Disclaimer: "GET OR THE"

GREAT TASTE. ZERO GUILT.

Great Taste. Zero Guilt.

SN:85-266376

LIFE IS A WORKOUT

Life Is A Workout

SN:85-175830

LIFE IS A WORKOUT

Life Is A Workout

SN:85-674519

LIVE THE SKINNY LIFE

Live the Skinny Life

SN:85-256783
PH+

TM/SN/RN/Disclaimer	Status/Status Date	Valid and Subsisting?	Use Status

pH+

SN:85-307537
Disclaimer: "PH OR +"

PURE HYDRATION

Pure Hydration

SN:85-432599
Disclaimer: "HYDRATION"

PURE HYDRATION +

Pure Hydration +

SN:85-432583
Disclaimer: "HYDRATION"

PURE HYDRATION PLUS

Pure Hydration Plus

SN:85-432572
Disclaimer: "HYDRATION"

SKINNY BAR

TM/SN/RN/Disclaimer	Status/Status Date	Valid and Subsisting?	Use Status

Skinny Bar

SN:77-942753
Disclaimer: "BAR"

SKINNY BOTTLE

Skinny Bottle

SN:85-256885
Disclaimer: "BOTTLE"

SKINNY BUBBLES

Skinny Bubbles

SN:85-416367
Disclaimer: "BUBBLES"

SKINNY CAPS

SKINNY CAPS

SN:77-100213
RN:3,316,575
Disclaimer: "CAPS"

SKINNY CEREAL

TM/SN/RN/Disclaimer	Status/Status Date	Valid and Subsisting?	Use Status

SKINNY CEREAL

SN:77-326673

SKINNY CHIPS

Skinny Chips

SN:85-193075
Disclaimer: "CHIPS"

SKINNY COCKTAILS

SKINNY COCKTAILS

SN:85-371811

SKINNY COLA

SN:76-173878
RN:2,650,352
Disclaimer: "COLA"

SKINNY COLA

Skinny Cola

SN:86-046595

SKINNY COSMO

TM/SN/RN/Disclaimer	Status/Status Date	Valid and Subsisting?	Use Status

Skinny Cosmo

SN:85-276879
Disclaimer: "COSMO"

SKINNY DAIQUIRI

Skinny Daiquiri

SN:85-359088
Disclaimer: "DAIQUIRI"

SKINNY ENERGY

Skinny Energy

SN:85-351407
Disclaimer: "ENERGY"

SKINNY FIZZ

Skinny Fizz

SN:85-416375
Disclaimer: "FIZZ"

SKINNY ICE POPS

TM/SN/RN/Disclaimer	Status/Status Date	Valid and Subsisting?	Use Status

Skinny Ice Pops

SN:85-334094
Disclaimer: "ICE OR POPS"

SKINNY JAVA

SKINNY JAVA

SN:78-734027
Disclaimer: "JAVA"

SKINNY JAVA

Skinny Java

SN: 77-801214
Disclaimer: "JAVA"

SKINNY JAVA

Skinny Java

SN:86-067902

SKINNY JAVO

TM/SN/RN/Disclaimer	Status/Status Date	Valid and Subsisting?	Use Status

Skinny Javo

SN:77-836910

SKINNY JUICE

SN:76-208424
RN:2,657,083
Disclaimer: "JUICE"

SKINNY JUICE

Skinny Juice

SN:86-045794

SKINNY MARGARITA

Skinny Margarita

SN:85-368823

SKINNY MEALS

Skinny Meals

SI\1:85-399103

SKINNY MINIS

TM/SN/RN/Disclaimer	Status/Status Date	Valid and Subsisting?	Use Status

Skinny Minis

SN:85-313482
Disclaimer: "MINIS"

SKINNY MOJITO

Skinny Mojito

SN:85-314328
Disclaimer: "MOJITO"

SKINNY POWDER

SKINNY POWDER

SN:85-099251
Disclaimer: "POWDER"

SKINNY RUSH

Skinny Rush

SN:85-299628

SKINNY SHAKE

SN:76-192470
RN:2,743,268
Disclaimer: "SHAKE"

SKINNY SHAKE

TM/SN/RN/Disclaimer	Status/Status Date	Valid and Subsisting?	Use Status

Skinny Shake

SN : 77-801227
Disclaimer: "SHAKE"

SKINNY SHAKE

Skinny Shake

SN:86-067924

SKINNY SHOT

SKINNY SHOT

SN:77-294601
Disclaimer: "SKINNY"

SKINNY SHOT

SKINNY SHOT

SN:85-141109
Disclaimer: "SHOT"

SKINNY SHOT

TM/SN/RN/Disclaimer	Status/Status Date	Valid and Subsisting?	Use Status

SKINNY SHOT

SN:85-556758

SKINNY SHOT

Skinny Shot

SN:86-046672

SKINNY SHOT

Skinny Shot
SN:86-046687

SKINNY SMOOTHIE

SKINNY SMOOTHIE

SN:77-145760
RN:3,886,580
Disclaimer: "SMOOTHIE"

SKINNY SNACKS

SKINNY SNACKS

TM/SN/RN/Disclaimer	Status/Status Date	Valid and Subsisting?	Use Status

SN:77-185768
Disclaimer: "SNACKS"

SKINNY SNACKS

Skinny Snacks

SN:77-949882
RN:3,860,344
Disclaimer: "SNACKS"

SKINNY SNACKS

SN:77-979218
RN:3,895,510
Disclaimer: "SNACKS"

SKINNY SNACKS and Design

SN:77-174370

SKINNY SODA

SKINNY SODA

SN:77-125090
Disclaimer: "SODA"

SKINNY SODA

TM/SN/RN/Disclaimer	Status/Status Date	Valid and Subsisting?	Use Status

Skinny Soda

SN:85-265963
Disclaimer: "SODA"

SKINNY SPA

Skinny Spa

SN:77-880989

SKINNY SPARKLING

Skinny Sparkling

SN:85-866843
Disclaimer: "SPARKLING"

SKINNY SPIRITS

SKINNY SPIRITS

SN:85-371829
Disclaimer: "SPIRITS"

SKINNY SPLASH

TM/SN/RN/Disclaimer	Status/Status Date	Valid and Subsisting?	Use Status

Skinny Splash

SN:85-737136

SKINNY SPORT

Skinny Sport

SN:77-853536
Disclaimer: "SPORT"

SKINNY STRIPS

Skinny Strips

SN:85-267066
Disclaimer: "STRIPS"

SKINNY SWEET

Skinny Sweet

SN:85-265996
Disclaimer: "SWEET"

SKINNY TEA

SN:76-187804
RN:2,657,057
Disclaimer: "TEA"

SKINNY TEA

TM/SN/RN/Disclaimer	Status/Status Date	Valid and Subsisting?	Use Status

Skinny Tea

SN:86-045787

SKINNY TINIS and Design

SN: 78-983718
RN:4,054,319
Disclaimer: "SKINNY" AS TO
INTERNATIONAL CLASSES 32 AND 33

SKINNY WATER

SN:76-008776
RN:2,557,075
Disclaimer: "WATER"

SKINNY WATER and Design

SN:85-316805
Disclaimer: "WATER"

TM/SN/RN/Disclaimer	Status/Status Date	Valid and Subsisting?	Use Status

SKINNY WATER CHILL

Skinny Water Chill

SN:85-118608
Disclaimer: "WATER"

SKINNY WATER NATURAL

Skinny Water Natural.

SN:85-117276
Disclaimer: "WATER NATURAL"

SKINNY WATER PH+

SKINNY WATER PH+

SN:86-101708

SKINNY WATER SPARKLING

SKINNY WATER SPARKLING

SN:86-101717

SKINNY WATER SPORT

TM/SN/RN/Disclaimer	Status/Status Date	Valid and Subsisting?	Use Status

SKINNY WATER SPORT

SN:85-092594
RN:3,937,523
Disclaimer: "WATER SPORT"

SKINNY WATER ZERO

Skinny Water Zero

SN:77-884507
Disclaimer: "WATER"

SKINNY WITH BENEFITS

SKINNY WITH BENEFITS

SN:85-454072

SKINNY YOGURT

Skinny Yogurt

SN:85-280198
Disclaimer: "YOGURT"

SKINNYLICIOUSY WATER SPORT

SN:85-092594
RN:3,937,523

Disclaimer: "WATER SPORT"

SKINNY WATER ZERO

Skinny Water Zero

SN:77-884507
Disclaimer: "WATER"

SKINNY WITH BENEFITS

SKINNY WITH BENEFITS

SN:85-454072

SKINNY YOGURT

Skinny Yogurt

SN:85-280198
Disclaimer: "YOGURT"

SKINNYLICIOUS

TM/SN/RN/Disclaimer	Status/Status Date	Valid and Subsisting?	Use Status

Skinnylicious SN: 85-402661 SKINNYTINIS SkinnyTinis SN:85-378244 SKNY SKNY SN:85-534436 SLENDER WATER SLENDER WATER SN:78-614310 Disclaimer: "WATER" ULTIMATE ZERO Ultimate Zero

TM/SN/RN/Disclaimer	Status/Status Date	Valid and Subsisting?	Use Status

SN:77-950859

WEIGHT CONTROL ON THE GO!

Weight Control On The Go!

SN :77-174779

SKINNY WATER

AN: 1496503

SKINNY WATER ZERO

AN: 1462487

SKINNYTINIS

AN: 1540749

SKINNYTINIS and Design

AN: 1540748

SKINNY WATER

RN: 1063795
AN: 908186

SKINNY WATER

RN: 1119905
AN: 909834

SKINNY WATER ZERO

RN: 1165026
AN: 1054569

TM/SN/RN/Disclaimer	Status/Status Date	Valid and Subsisting?	Use Status

SKINNY WATER ZERO

RN: 1202946
AN: 1054572

SKINNY WATER

RN: 857352
Disclaimer:
"WATER"

SKINNY WATER

RN: 1039265
Disclaimer:
"WATER"., "WATER"., "WATER".

Skinny Water Sport

RN: 009388224
AN: 009388224
Disclaimer:
enNo claim is made to the exclusive right to use
"water" apart from the mark as shown.
No claim is made to the exclusive right to use
"sport" apart from the mark as shown.

SKINNY WATER ZERO

RN: 008785883
AN: 008785883

SKINNYTINIS

RN: 010160521
AN: 010160521

SKINNYTINIS and Design

RN: 010160554
AN: 010160554

Domain Names

drinkyourselfskinny.com
hoodoowater.biz
hoodoowater.com
skinnybodyshot.com
skinnyco.com
skinnynutritionalcorp.com
skinnysnacks.com
skinnycereal.com
skinnycereals.com
skinnyice.com
skinnyjava.com
skinnyjuice.com
skinnywater.com
skinnywater.biz

Packaging and Marketing Materials

Artwork files, labels, advertising samples, and style guides will be made available for inspection under appropriate confidentiality safeguards.

Recipes and Formulations

Recipes and formulations will be made available for inspection under appropriate confidentiality safeguards.

Tables of Contents

● Coupons
● Packaging/Labels
● Skinny Water Labels
● Skinny Water Ads
● Skinny Water Fergie Ads
● Quarterly Programs
● Billboards
● Truck Backs
● In Store POS
● Outdoor POS
● Shelf Talkers
● Banners
● Channel Strips
● Racks
● Neck Ringers
● Sampling

SCHEDULE 3.14(b)

Claims Against Intellectual Property as Invalid or Unenforceable

See 3.14(d).

SCHEDULE 3.14(d)

Pending Legal Proceedings

1.           SKINNYTINIS — Canada

 Andrew Peller Limited filed an opposition in Canada against the applications for SKINNYTINIS (1,540,749) and SKINNYTINIS and Design (1,540,748). The oppositions are based on registrations for SKINNYGRAPE and SKINNYGRAPE and Design for wine. The parties have reached a tentative settlement wherein Skinny Nutritional Corp. has agreed not to use its SKINNYTINIS mark in connection with wines and Andrew Peller Limited will withdraw the oppositions.

2.           U.S. Cancellation Proceeding filed by Nestle against SKINNY SNACKS.

Nestle's application for SKINNY was refused registration based on Skinny Nutritional Corp.'s registrations for SKINNY SNACKS, and, as a result, Nestle petitioned to cancel these registrations. The proceeding is currently suspended pending disposition of the bankruptcy proceeding.

SCHEDULE 3.14(e)

Claims Received or Threatened

SKINNY WATER ZERO	SN:77-884507

Skinny Water Zero

SKNY	SN:85-534436

SKNY

SKINNY WATER ZERO	AN: 1462487

SKINNY WATER ZERO	RN: 1165026
AN: 1054569

SKINNY WATER ZERO	RN: 1202946
AN: 1054572

Addition information will be made available for inspection under appropriate confidentiality safeguards and agreements.

SCHEDULE 3.14(f)

Actions due in Next 5 Months

Country	Trademark	Serial No.	Next Action Due
US	Nestle v. Skinny Nutritional Corp. (Cancellation)		December 9, 2013 — Discovery Opens/Deadline for Discovery Conference
US	SKINNYTINIS	85/378,244	January 3, 2014 — Statement of Use/3'd Extension
US	Nestle v. Skinny Nutritional Corp. (Cancellation)		January 8, 2014 — Initial Disclosures
US	SKINNY SWEET	85/265,996	January 24, 2014 — Statement of Use/3rd Extension
Canada	SKINNY WATER	1496503	January 24, 2014 — Response to Office Action
US	SKINNY WITH BENEFITS	85/454,072	March 13, 2014 — Statement of Use/4th Extension
US	SKINNY SODA	85/265/963	March 13, 2014 — Statement of Use/4th Extension
US	SKINNY FIZZ	85/416,375	March 13, 2014 — Statement of Use/4th Extension
US	SKINNY WATER NATURAL	85/117,276	March 15, 2014 — Statement of Use Final
US	SKINNY WATER CHILL	85/118,608	March 15, 2014 — Statement of Use Final
US	SKINNY POWDER	85/099,251	March 15, 2014 — Statement of Use Final
US	SKINNY RUSH	85/299,628	March 20, 2014 — Statement of Use/4th Extension
US	SKINNY BUBBLES	85/416,367	March 20, 2014 — Statement of Use/4th Extension
US	SKINNY BAR	77/942,753	March 22, 2014 — Statement of Use Final
US	SKINNY BOTTLE	85/256,885	March 27, 2014 — Statement of Use/41h Extension
US	SKINNY STRIPS	85/267,066	April 2, 2014 — Statement of Use/3'd Extension

SCHEDULE 3.15

Contracts Prohibiting Disclosure

Confidentiality Agreement by and between Heartland Food Products Group and Skinny Nutritional Corp.

SCHEDULE 5.10

Allocation of Purchase Price

To be determined.

EXHIBIT A

APPROVAL ORDER

See attached.

IN THE UNITED STATES BANKRUPTCY COURT
FOR THE EASTERN DISTRICT OF PENNSYLVANIA

In re:	)	Chapter 11
)
Skinny Nutritional Corp.,	)	Case No. 13-13972 (JKF)
)
Debtor.	)	Related to Docket No.
)

ORDER (A) AUTHORIZING THE SALE OF SUBSTANTIALLY ALL
OF THE DEBTOR'S ASSETS, FREE AND CLEAR OF LIENS,
CLAIMS, ENCUMBRANCES AND INTERESTS, (B) APPROVING
ASSET PURCHASE AGREEMENT (C) AUTHORIZING THE ASSUMPTION AND
ASSIGNMENT OF THE ASSIGNED CONTRACTS AND (D) GRANTING RELATED  RELIEF

Upon the Motion of the Debtor for Entry of an Order (A) Authorizing the Sale of Substantially all of the Debtor's Assets, Free and Clear of Liens, Claims, Encumbrances and Interests, (B) Approving Asset Purchase Agreement, (C) Authorizing the Assumption and Assignment of the Assigned Cotnracts, and (D) Granting Related Relief [Docket No. (the "Motion");1

This Court having held an expedited hearing on                        and entered an order dated                             (the "Bid Procedures Order"), pursuant to which this Court, inter cilia:

(a)            approved the Bid Procedures;

(b)            approved the Assumption and Assignment Procedures;

(c)            established the date and time for the Auction;

(d)            established the date and time for the Sale Hearing;

(e)            approved the form and manner of Auction and Sale Notice; and

(f)            approved the reimbursement of Expenses as provided in the Bid Procedures Motion and the Bid Procedures.

1     Each capitalized term used but not defined herein shall have the meaning ascribed thereto in the Motion.

THE COURT FINDS THAT:

JURISDICTION, FINAL ORDER, AND STATUTORY PREDICATES

A.           This Court has jurisdiction over the Motion, the transactions contemplated by the Asset Purchase Agreement (as defined below) and any other ancillary documents and agreements related thereto pursuant to 28 U.S.C. §§ 157(b)(1) and 1334(a). This matter is a core proceeding pursuant to 28 U.S.C. § 157(b)(2)(A), (N) and (0). Venue of these cases and the Motion in this judicial district is proper under 28 U.S.C. §§ 1408 and 1409.

B.           This Order constitutes a final and appealable order within the meaning of 28 U.S.C. § 158(a). Notwithstanding Bankruptcy Rules 6004(h) and 6006(d), the Court expressly finds that there is no just reason for delay in the implementation of this Order and expressly directs entry of judgment as set forth herein.

C.           The statutory and rule-based predicates for the relief sought in the Motion are sections 105(a), 363(b), (1) and (m), and 365(a), (b), and (f) of the United States Code, 11 U.S.C. § 101 et seq. (as amended, the "Bankruptcy Code"), Rules 2002, 6004 and 6006 of the Federal Rules of Bankruptcy Procedure (the "Bankruptcy Rules") and Rule 6004-1 of the Local Rules for the United States Bankruptcy Court for the Eastern District of Pennsylvania.

D.           Skinny Nutritional LLC (the "Purchaser") is a party in interest in the Debtor's chapter 11 case and has standing to raise, appear and be heard on any issue in such cases.

SOUND BUSINESS PURPOSE

E.           The Debtor seeks to convey the Acquired Assets, all of which are related to the Debtor's business.

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F.           The Debtor has demonstrated both: (1) good, sufficient and sound business purposes and justifications for the sale of the Acquired Assets (the "Sale"); and (2) compelling circumstances for the Sale pursuant to section 363(b) of the Bankruptcy Code prior to, and outside of, a plan of reorganization in that, among other things, the value of the Acquired Assets would be harmed by any delay of the Sale. Time is of the essence in consummating the proposed Sale.

HIGHEST AND BEST OFFERS

G.           On November 2013, this Court entered the Bid Procedures Order [Docket No.          ], approving Bid Procedures for the Acquired Assets. The Bid Procedures provided a full, fair and reasonable opportunity for any person to make an offer to purchase the Acquired Assets. [The Debtor conducted an Auction [             ] in accordance with the Bid Procedures Order and complied with that order in all respects.] The Purchaser complied with the Bid Procedures Order.

H.           As demonstrated by the testimony and other evidence proffered or adduced at the Sale Hearing: (1) the Debtor has adequately marketed the Acquired Assets; (2) the purchase price contained in the Asset Purchase Agreement by and between Skinny Nutritional Corp., as Seller and Skinny Nutritional LLC, as Purchaser (the "Agreement") constitutes the highest and otherwise best offer for the Acquired Assets and provides fair and reasonable consideration therefor; (3) the Sale will provide a greater recovery for the Debtor's creditors than would be provided by any other practical available alternative; (4) no other party has offered to purchase the Acquired Assets for greater economic value to the Debtor or its estate; and (5) the consideration to be paid by the Purchaser under the Agreement constitutes reasonably equivalent value and fair consideration under the Bankruptcy Code and under the laws of the United States, any state, territory or possession thereof or the District of Columbia.

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I.                                       is the Back-Up Bidder, by virtue of its final bid at the Auction.

BEST INTEREST OF CREDITORS

 J.           Approval of the Agreement and the consummation of the Sale to the Purchaser at this time are in the best interests of the Debtor, its creditors, its estate and other parties-in-interest.

GOOD FAITH

K.           The Agreement and each of the transactions contemplated therein were negotiated, proposed and entered into by the Debtor and the Purchaser in good faith, without collusion and from arm's-length bargaining positions after a period in which third parties had ample opportunity to seek information and enter into discussions or negotiations with the Debtor and their retained advisors and professionals concerning a sale of the Acquired Assets. The Purchaser is a "good faith purchaser" within the meaning of section 363(m) of the Bankruptcy Code and, as such, is entitled to all the protections afforded thereby. Neither the Debtor nor the Purchaser have engaged in any conduct that would cause or permit the Agreement to be avoided or impose costs and damages under section 363(n) of the Bankruptcy Code or any other provision of the Bankruptcy Code, the Bankruptcy Rules or applicable law. Specifically, the Purchaser's discussions and negotiations with non-debtor parties to executory contracts and unexpired leases of the Debtor and other creditors of the Debtor were conducted in good faith, without collusion, from arm's length bargaining positions, and did not impair the ability of the Debtor or the Purchaser to fully and faithfully discharge their respective duties and obligations under the Bankruptcy Code.

 L.           The Agreement was not entered into for the purpose of hindering, delaying or defrauding creditors under the Bankruptcy Code and under the laws of the United States.

4

NOTICE OF THE MOTION, THE AUCTION AND THE CURE AMOUNTS

   M.           As evidenced by the certificates of service filed with the Court: (1) proper, timely, adequate and sufficient notice of the Motion and the Sale Hearing has been provided by the Debtor; (2) such notice was good, sufficient and appropriate under the particular circumstances; and (3) no other or further notice of the Motion, the proposed Sale, the Bid Procedures, the Auction or the Sale Hearing is or shall be required. A reasonable opportunity to object or be heard with respect to the Motion and the relief requested therein has been afforded to all interested persons and entities, including, but not limited to:

(i)	the Debtor's top twenty (20) unsecured creditors;

(ii)	the Office of the United States Trustee for the Eastern District of Pennsylvania;

(iii)	counsel to Skinny Nutritional LLC;

(iv)	counsel to Trim Capital LLC;

(v)	counsel to United Capital Funding Corp.;

(vi)	all entities known to have asserted any lien, claim, interest or encumbrance in or upon any of the Acquired Assets;

(vii)
all taxing authorities or recording offices which have a reasonably known interest in the Debtor, including, but not limited to the Pennsylvania Department of Revenue, the Nevada Department of Taxation the internal Revenue Service;

(viii)	the Environmental Protection Agency;

(ix)	the state/local environmental agencies in the jurisdictions where the Debtor owns or leases real property;

(x)	all counter-parties to contracts with the Debtor;

(xi)	all entities known to have expressed a bona fide interest in acquiring all or portions of the Acquired Assets;

(xii)	the Office of the United States Trustee for the Eastern District of Pennsylvania;

5

(xiii)	the Securities and Exchange Commission;

(xiv)	the 2002 List;

(xv)	parties on the Matrix filed by the Debtor; and

(xvi)	all of the Debtor's equity holders.

N.           Additionally, the Debtor published notice of the Sale in the national edition of                                . With regard to parties who have claims against the Debtor, but whose identities are not reasonably ascertainable by the Debtor, the Court finds that such publication notice was sufficient and reasonably calculated under the circumstances to reach such parties.

O.           In accordance with the provisions of the Bid Procedures Order, the Debtor has served notice of its intent to assume and assign each contract and lease listed on the Cure Notice (collectively, the "Assumed Contracts") and of the related proposed cure amounts upon each nondebtor counterparty to the Assumed Contracts. The service of such notice was good, sufficient and appropriate under the circumstances and no further notice need be given with respect to the cure amounts for the Assumed Contracts listed in the Cure Notice and the assumption and assignment of the Assumed Contracts. All nondebtor parties to the Assumed Contracts identified in the Cure Notice have had a reasonable opportunity to object to both the cure amounts listed in the Cure Notice and the assumption and assignment of the Assumed Contracts.

P.           The cure amounts, if any, set forth on the Cure Notice with respect to each Assumed Contract (collectively, the "Cure Amounts") are the sole amounts necessary under sections 365(b)(1)(A) and (B) and section 365(f)(2)(A) of the Bankruptcy Code to cure all defaults and pay actual pecuniary losses under such Assumed Contracts arising or accruing prior to the Petition Date.

6

Q.           The following Assignment Objections (the "Filed Assignment Objections") have been filed with respect to the Motion. All Filed Assignment Objections were resolved on the record at the Sale Hearing.

Docket No.	Objecting Party or Parties

SECTION 363(F) REQUIREMENTS MET FOR FREE AND CLEAR SALES

R.           The Debtor may sell the Acquired Assets free and clear of all liens, claims, interests, and encumbrances of any kind or nature whatsoever (collectively, "Claims") (except as otherwise provided in the Agreement), because, in each case, one or more of the standards set forth in sections 363(0(1)-(5) of the Bankruptcy Code have been satisfied. Those holders of Claims who did not object, or who withdrew their objections, to the Sale or the Motion are deemed to have consented pursuant to section 363(0(2) of the Bankruptcy Code. Those holders of Claims who did object to the Sale of the Acquired Assets free and clear of Claims fall within one or more of the other subsections of section 363(0 of the Bankruptcy Code and are adequately protected by having their Claims, if any, attach to the proceeds of the Sale ultimately attributable to the property against which they have a Claim, in the same order of priority and with the same validity, force and effect that such holder had prior to the Sale, subject to any defenses of the Debtor.

S.           The Purchaser would not have entered into the Agreement and would not consummate the transactions contemplated thereby, thus adversely affecting the Debtor, its estate and its creditors, if the sale of the Acquired Assets were not free and clear of all Claims except those expressly assumed by the Purchaser in the Agreement, or if the Purchaser would, or in the future could, be liable for any such Claims, including, as applicable, certain liabilities (collectively, the "Excluded Liabilities") that will not be assumed by the Purchaser, as described in Section 2.4 of the Agreement.

7

T.           Except for the Assumed Liabilities and the obligations of the Purchaser specifically set forth in the Agreement or in connection with this Order or other orders of this Court, the Sale and the transactions comprising the Sale shall not impose nor result in the imposition of any liability or responsibility on the Purchaser or its affiliates, successors or assigns or any of their respective assets (including the Acquired Assets), and the transfer of the Acquired Assets to the Purchaser does not and will not subject the Purchaser or its affiliates, successors or assigns or any of their respective assets (including the Acquired Assets), to any liability for any Claims, including, without limitation, for any successor or vicarious liability, other than as expressly identified as an Assumed Liability.

ASSUMPTION AND ASSIGNMENT OF THE ASSUMED CONTRACTS

U.           The assumption and assignment of the Assumed Contracts are integral to the Agreement, are in the best interests of the Debtor and its estate, and represent the reasonable exercise of the Debtor's sound business judgment.

V.           With respect to each of the Assumed Contracts, and subject to the Supplemental Contract Notice (as defined in the Bid Procedures Order), the Debtor has met all requirements of section 365(b) of the Bankruptcy Code. Further, pursuant to the Supplemental Contract Notice and the resolution of any objections filed with respect to same, the Purchaser shall have provided all necessary adequate assurance of future performance under the Assumed Contracts in satisfaction of sections 365(b) and 365(f) of the Bankruptcy Code. Accordingly, the Assumed Contracts may be assumed by the Debtor and assigned to the Purchaser, as provided for in the Bid Procedures Order, the Motion and the Agreement and upon such assumption and assignment, the Debtor shall be relieved of liability from any future breach of the Assumed Contracts pursuant to section 365(k) of the Bankruptcy Code, and the Purchaser shall have no liability under the Assumed Contracts for any obligation arising prior to assignment or relating to a time period prior to assignment.

8

VALIDITY OF THE TRANSFER

W.           As of the closing of the Sale (the "Closing"), the transfer of the Acquired Assets to the Purchaser will be a legal, valid and effective transfer of the Acquired Assets, and will vest the Purchaser with all right, title and interest in and to the Acquired Assets, free and clear of: (1) all Claims other than Permitted Encumbrances and Assumed Liabilities; and (2) all debts arising under or out of, in connection with, or in any way relating to, any acts of the Debtor, claims (as defined in section 101(5) of the Bankruptcy Code), rights or causes of action (whether in law or in equity, including any rights or causes of action based on theories of transferee or successor liability under any law, statute, rule or regulation of the United States, any state, territory, or possession thereof or the District of Columbia), obligations, demands, guaranties, rights, contractual commitments, restrictions, interests and matters of any kind or nature whatsoever, whether arising prior to or subsequent to the commencement of this case and whether imposed by agreement, understanding, law, equity or otherwise.

 X           The Agreement is not a sub rosa chapter 11 plan for which approval has been sought without the protections a disclosure statement would afford.

 Y.           The Debtor: (1) has full company power and authority to execute the Agreement and all other documents contemplated thereby, and the Sale has been duly and validly authorized by all necessary corporate action of the Debtor; (2) has all company power and authority necessary to consummate the transactions contemplated by the Agreement; (3) has taken all actions necessary to authorize and approve the Agreement and the consummation by the Debtor of the transactions contemplated thereby; and (4) requires no consents or approvals, other than those expressly provided for in the Agreement, to consummate such transactions.

9

 Z.          The Debtor has good title to the Acquired Assets, and, accordingly the transfer of such Acquired Assets as contemplated by the Agreement: (1) is or will be a legal, valid and effective transfer of the property of the Debtor's estate to the Purchaser; and (2) vests or will vest in the Purchaser, all right, title and interest of the Debtor in and to all of the Acquired Assets free and clear of all Claims under sections 363(f) and 105(a) of the Bankruptcy Code.

NOW THEREFORE, IT IS HEREBY ORDERED, ADJUDGED, AND DECREED THAT:

GENERAL PROVISIONS

  1.           The Motion is granted as set forth herein and the Sale is approved as set forth in this Order.

  2.           The findings of fact set forth above and conclusions of law stated herein shall constitute this Court's findings of fact and conclusions of law pursuant to Bankruptcy Rule 7052, made applicable to this proceeding pursuant to Bankruptcy Rule 9014. To the extent any finding of fact later shall be determined to be a conclusion of law, it shall be so deemed, and to the extent any conclusion of law later shall be determined to be a finding of fact, it shall be so deemed.

  3.           All objections, if any, to the Motion or the relief requested therein that have not been withdrawn, waived or settled as announced to the Court at the Sale Hearing or by stipulation filed with the Court, and all reservations of rights included therein, are hereby overruled on the merits, except as expressly provided herein.

APPROVAL OF THE AGREEMENT

  4.           The Agreement, all transactions contemplated therein and all of the terms and conditions thereof are hereby approved.

10

  5.           Pursuant to sections 105, 363 and 365 of the Bankruptcy Code, the Debtor is authorized and directed to perform its obligations under and comply with the terms of the Agreement, with such nonmaterial modifications as may be agreed to by the parties, and consummate the Sale, pursuant to and in accordance with the terms and conditions of the Agreement and this Order.

  6.           The Debtor, as well as its affiliates, officers, employees and agents, are authorized to execute and deliver, and authorized to perform under, consummate and implement, the Agreement, in substantially the same form as the Agreement attached hereto as Exhibit 1, together with all additional instruments and documents that may be reasonably necessary or desirable to implement the Agreement and to take all further actions as may be: (a) reasonably requested by the Purchaser for the purpose of assigning, transferring, granting, conveying and conferring to the Purchaser, or reducing to possession, the Acquired Assets; or (b) necessary or appropriate to the performance of the obligations contemplated by the Agreement, all without further order of the Court.

TRANSFER OF ACQUIRED ASSETS

  7.           Pursuant to sections 105(a) and 363(0 of the Bankruptcy Code, the Debtor is authorized to transfer the Acquired Assets in accordance with the terms of the Agreement. The Acquired Assets shall be transferred to the Purchaser, and upon consummation of the Agreement, such transfer shall: (a) be valid, legal, binding and effective; (b) vest the Purchaser with all right, title and interest in the Acquired Assets; and (c) be free and clear of all Claims except for Permitted Encumbrances and Assumed Liabilities with all Claims to attach to the net proceeds of the Sale, in the order of their priority and with the same validity, force and effect which they now have against the Acquired Assets, subject to any claims and defenses the Debtor may possess with respect thereto.

11

  8.          Except as otherwise provided in the Agreement, all persons and entities (and their respective successors and assigns), including all debt security holders, equity security holders, governmental, tax and regulatory authorities, lenders, trade and other creditors, holding Claims, except for Permitted Encumbrances and Assumed Liabilities, arising under or out of, in connection with, or in any way relating to, the Debtor, the Acquired Assets, the operation of the Debtor's businesses prior to Closing or the transfer of the Acquired Assets to the Purchaser, are hereby forever barred, estopped and permanently enjoined from asserting such Claims against the Purchaser, its successors or assigns, its property or the Acquired Assets. No such persons or entities shall assert against the Purchaser or their successors in interest any such Claim arising from, related to or in connection with the ownership or operation of the Acquired Assets prior to the Closing, except for Permitted Encumbrances and Assumed Liabilities.

  9.          This Order: (a) shall be effective as a determination that, as of Closing, all Claims other than Permitted Encumbrances and Assumed Liabilities relating to the Acquired Assets have been unconditionally released, discharged and terminated as to the Acquired Assets, and that the conveyances described herein have been effected; and (b) is and shall be binding upon and govern the acts of all entities, including all filing agents, filing officers, title agents, title companies, recorders of mortgages, recorders of deeds, registrars of deeds, administrative agencies, governmental departments, secretaries of state, federal and local officials and all other persons and entities who may be required by operation of law, the duties of their office, or contract, to accept, file, register or otherwise record or release any documents or instruments, or who may be required to report or insure any title or state of title in or to any lease; and each of the foregoing persons and entities is hereby directed to accept for filing any and all of the documents and instruments necessary and appropriate to consummate the transactions contemplated by the Agreement.

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10.          If any person or entity that has filed financing statements, mortgages, mechanic's liens, Us pendens or other documents or agreements evidencing Claims against or in the Debtor or the Acquired Assets shall not have delivered to the Debtor prior to the Closing of the Sale, in proper form for filing and execution by the appropriate parties, termination statements, instruments of satisfaction, releases of all interests which the person or entity has with respect to the Debtor or the Acquired Assets or otherwise, then only with regard to Acquired Assets that are purchased by the Purchaser pursuant to the Agreement and this Order: (a) the Debtor is hereby authorized and directed to execute and file such statements, instruments, releases and other documents on behalf of the person or entity with respect to the Acquired Assets; and (b) the Purchaser is hereby authorized to file, register or otherwise record a certified copy of this Order, which, once filed, registered or otherwise recorded, shall constitute conclusive evidence of the release of all Claims against the Acquired Assets other than the Assumed Liabilities. This Order is deemed to be in recordable form sufficient to be placed in the filing or recording system of each and every federal, state or local government agency, department or office.

11.          All persons or entities in possession of some or all of the Acquired Assets are directed to surrender possession of such assets to the Purchaser or its designee at the time of Closing of the Sale.

12.          Following the Closing of the Sale, no holder of any Claim shall interfere with the Purchaser's title to or use and enjoyment of the Acquired Assets based on or related to any such Claim or based on any actions the Debtor may take in its chapter 11 case.

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13.          All persons and entities are prohibited and enjoined from taking any action to adversely affect or interfere with the ability of the Debtor to transfer the Acquired Assets to the Purchaser in accordance with the Agreement and Order.

ASSUMPTION AND ASSIGNMENT OF ASSUMED CONTRACTS

14.          Pursuant to sections 105(a) and 365 of the Bankruptcy Code, and subject to the Supplemental Contract Notice, the Debtor's assumption and assignment to the Purchaser of the Assumed Contracts is hereby approved, and all requirements of section 365 of the Bankruptcy Code are hereby determined to have been satisfied with respect to such Assumed Contracts. Pursuant to section 365(k) of the Bankruptcy Code, the Debtor and its estate shall not be liable for any breach of the Assumed Contracts after the date of assignment to the Purchaser.

15.          The Debtor is hereby authorized, subject to the Supplemental Contract Notice, in accordance with sections 105(a) and 365 of the Bankruptcy Code to assume and assign the Assumed Contracts to the Purchaser free and clear of all Claims, and to execute and deliver to the Purchaser such documents or other instruments as may be necessary to assign and transfer the Assumed Contracts to the Purchaser.

16.          The Assumed Contracts transferred in accordance with this Order and the Assumption and Assignment Procedures shall be transferred to, and remain in full force and effect for the benefit of, the Purchaser in accordance with their respective terms, notwithstanding any provision in any such Assumed Contract (including those of the type described in section 365(e)(1) and (0 of the Bankruptcy Code) that prohibits, restricts or conditions such assignment or transfer. There shall be no rent accelerations, assignment fees, increases or any other fees charged to the Purchaser or the Debtor as a result of the assumption or assignment of the Assumed Contracts. No Assumed Contract may be terminated, or the rights of any party modified in any respect, including pursuant to any "change of control" clause, by any other party thereto as a result of the transactions contemplated by the Agreement.

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17.           The Cure Amounts arising under the Assumed Contracts shall be paid by the Debtor at the Closing of the Sale, subject to the terms of the Agreement.

18.           Payment of the Cure Amounts shall be in full satisfaction of any and all defaults or other obligations of the Debtor under the Assumed Contracts, whether monetary or non-monetary, arising or accruing prior to the Petition Date. The Debtor shall satisfy in full as administrative expenses all undisputed amounts arising or accruing under the Assumed Contracts from the Petition Date to the date of the Closing. Each pre-Closing (as such term is defined in the Agreement) nondebtor party to an Assumed Contract hereby is forever barred, estopped and permanently enjoined from asserting against the Debtor or the Purchaser, their successors or assigns or the property of any of them, any default existing as of the date of the Sale Hearing, whether declared or undeclared or known or unknown; or, against the Purchaser, any counterclaim, defense, setoff or any other Claim asserted or assertable against the Debtor.

19.           The failure of the Debtor or the Purchaser to enforce at any time one or more terms or conditions of any Assumed Contract shall not be a waiver of such terms or conditions, or of the Debtor's and the Purchaser's rights to enforce every term and condition of the Assumed Contracts.

20.           Upon the Closing of the Sale, and subject to the Supplemental Contract Notice, the Purchaser shall be fully and irrevocably vested with all right, title and interest of the Debtor under the Assumed Contracts.

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ADDITIONAL. PROVISIONS

21.           Except as expressly set forth in the Agreement, the Purchaser and its successors or assigns shall have no liability for any liability, claim (as that term is defined in section 101(5) of 15 the Bankruptcy Code), damages or other obligation of or against the Debtor related to the Acquired Assets by reason of the transfer of the Acquired Assets to the Purchaser. Without limiting the generality of the foregoing, and except as expressly set forth in the Agreement, the Purchaser shall not be liable for: (i) any fixed, unliquidated or contingent claims against the Debtor or any predecessors or affiliates, whether based upon successor or vicarious liability or otherwise, and whether any of such items are known or unknown as of the Closing Date; (ii) any violation or alleged violation of any environmental laws; or (iii) liabilities under any pension, ERISA, tax, employment, labor or antidiscrimination laws or regulations, any products liability law, or any other liability related to the Debtor or the Excluded Assets. The Purchaser shall not be deemed, as a result of any action taken in connection with the purchase of the Acquired Assets, to: (a) be a legal successor, or otherwise be deemed a successor to the Debtor (other than with respect to any obligations arising under the Assumed Contracts from and after the Closing); (b) have, de facto or otherwise, merged with or into the Debtor; or (c) be a mere continuation or substantial continuation of the Debtor or the enterprise of the Debtor.

22.           Other than as provided by Section 2.1(k) of the Agreement, the Agreement does not provide for the Purchaser to acquire claims arising under chapter 5 of the Bankruptcy Code.

23.           This Court shall retain jurisdiction to, among other things, interpret, enforce and implement the terms and provisions of this Order and the Agreement, all amendments thereto, any waivers and consents thereunder (and of each of the agreements executed in connection therewith in all respects) and to adjudicate disputes arising under or related to this Order or the Agreement.

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24.           Nothing in this Order or the Agreement releases, nullifies or enjoins the enforcement of any liability to a governmental unit under environmental statutes or regulations (or any associated liabilities for penalties, damages, cost recovery or injunctive relief) that any entity would be subject to as the owner or operator of property after the date of entry of this Order. Notwithstanding the foregoing sentence, nothing in this Order shall be interpreted to deem the Purchaser as the successor to the Debtor under any state law successor liability doctrine with respect to any liabilities under environmental statutes or regulations for penalties for days of violation prior to entry of this Order or for liabilities relating to off-site disposal of wastes by the Debtor prior to entry of this Order.

25.           No bulk sales law or similar law of any state or other jurisdiction shall apply in any way to the transactions contemplated by the Agreement, the Motion and this Order.

26.           The allocation of Purchase Price contemplated in Section 5.9 of the Agreement is for tax purposes only and shall not " have any impact upon allocation for the purposes of distribution of the proceeds of the Sale.

27.           The transactions contemplated by the Agreement are undertaken by the Purchaser in good faith, as that term is used in section 363(m) of the Bankruptcy Code, and accordingly, the reversal or modification on appeal of the authorization provided herein of the Sale shall not affect the validity of the Sale to the Purchaser, unless such authorization is duly stayed pending such appeal.

28.           The terms and provisions of the Agreement and this Order shall be binding in all respects upon, and shall inure to the benefit of, the Debtor, its estate and its creditors, the Purchaser, and their respective affiliates, successors and assigns, and any affected third parties including all persons asserting Claims in the Acquired Assets to be sold to the Purchaser pursuant to the Agreement, notwithstanding any subsequent appointment of any trustee, examiner or receiver under any chapter of the Bankruptcy Code or any other law, and all such provisions and terms shall likewise be binding on such trustee, examiner or receiver and shall not be subject to rejection or avoidance by the Debtor, its estate, its creditors, its shareholders or any trustee, examiner or receiver.

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29.          The provisions of this Order and any actions taken pursuant hereto shall survive the entry of any order that may be entered confirming any chapter 11 plan of the Debtor, converting the Debtor's case from chapter 11 to case under chapter 7 of the Bankruptcy Code or dismissing the Debtor's chapter 11 case.

30.          The failure specifically to include any particular provisions of the Agreement in this Order shall not diminish or impair the effectiveness of such provision, it being the intent of this Court that the Agreement be authorized and approved in its entirety.

31.          The Agreement, and any related agreements, documents or other instruments, may be modified, amended or supplemented by the parties thereto, in a writing signed by both parties, and in accordance with the terms thereof, without further order of the Court, provided that any such modification, amendment or supplement does not materially change the terms of the Agreement.

32.          In the event that there is a direct conflict between the terms of this Order and the Agreement, the terms of this Order shall control.

33.          Each and every federal, state and local governmental agency, department or official is hereby directed to accept any and all documents and instruments necessary and appropriate to consummate the transactions contemplated by the Agreement.

34.          Notwithstanding the provisions of Rules 6004(h) and 6006(d) of the Bankruptcy Rules, this Order shall not be stayed for 14 days after entry and shall be effective immediately upon entry, and the Debtor and the Purchaser are authorized to close the Sale immediately upon entry of this Order.

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35.          The costs associated with Closing on the Sale, including without limitation any transfer taxes and any fees and expenses payable to the Debtor's investment banker, SSG Capital Advisors, LLC, shall be payable from the gross proceeds of the Sale.

BY THE COURT:

Dated: Philadelphia, Pennsylvania	The Honorable Jean K. FitzSimon
December , 2013	United States Bankruptcy Judge

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EXHIBIT 1

Asset Purchase Agreement

EXHIBIT B

DIP AGREEMENT

See attached.

POST-PETITION LOAN AND SECURITY AGREEMENT

Dated: November 15, 2013

Between

SKINNY NUTRITIONAL CORP.

(Borrower)

and

SKINNY NUTRITIONAL LLC

(Lender)

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SECTION 6. NEGATIVE COVENANTS.

6.1 Debt	11
6.2 Liens	12
6.3 Disposition of Assets	12
6.4 Continuance of Business	12
6.5 Removal and Protection of Property	12
6.6 Use of Proceeds	12

SECTION 7. EVENTS OF DEFAULT, REMEDIES.

7.1 Events of Default	12
7.2 Remedies	14
7.3 Right of Setoff	16
7.4 No Marshalling, Etc., Required	16
7.5 Remedies Cumulative	16

SECTION 8. MISCELLANEOUS.

8.1 No Waiver; Cumulative Remedies	17
8.2 Notices	17
8.3 Payment of Expenses and Taxes	18
8.4 Survival of Representations and Warranties	18
8.5 Successors	18
8.6 Construction	18
8.7 Severability	18
8.8 Indemnity	18
8.9 Waiver of Trial by Jury; Jurisdiction.	19
8.10 Actions Against Lender; Release.	19
8.11 Performance by Lender	20
8.12 Counterparts	20
8.13 Further Actions	20
8.14 Section 506(c) Waiver	20
8.15 Section 510, 544, 547, 548 and 549 Waiver, Etc	20
8.16 Entire Agreement	20
8.17 Bankruptcy Court Approval	20

Table of Schedules
Table of Exhibits

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LOAN AGREEMENT

THIS AGREEMENT made and entered into November 15, 2013, between SKINNY NUTRITIONAL CORP. ("Borrower"), and Skinny Nutritional LLC ("Lender").

SECTION 1. DEFINITIONS.

1.1 General Provisions. Unless expressly provided otherwise in this Agreement or in the Loan Documents, or unless the context requires otherwise:

(a)      all accounting terms used in this Agreement and in the Loan Documents shall have the meanings given to them in accordance with GAAP;

(b)      all terms used herein and in the Loan Documents that are defined in the Pennsylvania Uniform Commercial Code, as amended from time to time, shall have the meanings set forth therein;

(c)      all capitalized terms defined in this Agreement shall have the defined meanings when used in the Loan Documents and in any other documents made or delivered pursuant to this Agreement;

(d)      the singular shall include the plural, the plural shall include the singular, and the use of any gender shall include all genders;

(e)      all references to any particular party defined herein shall be deemed to refer to each and every person defined herein as such party individually, and to all of them, collectively, jointly and severally, as though each were named wherever the applicable defined term is used;

(f)      all references to "Sections," "Subsections," "Paragraphs" and "Subparagraphs" shall refer to provisions of this Agreement;

(g)      all references to time herein shall mean Eastern Standard Time or Eastern Daylight Time, as then in effect; and

(h)      all references to sections, subsections, paragraphs or other provisions of statutes or regulations shall be deemed to include successor, amended, renumbered and replacement provisions.

1.2 Defined Terms. As used herein, the following terms shall have the meanings indicated, unless the context otherwise requires:

   "Agreement" shall mean this Agreement and any future amendments, restatements, modifications or supplements hereof or hereto.

   "APA" shall mean the Asset Purchase Agreement between Borrower and Lender dated November 15, 2013, and any future amendments, restatements, modifications or supplements thereof or thereto.

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"APA Assets" shall mean the assets to be sold by the Borrower to the Lender pursuant to the APA.

"Authorized Officer" shall mean, collectively, the President, Chief Financial Officer, or any other officer of the Borrower designated as an Authorized Officer in writing to the Lender by the President of the Borrower.

"Bankruptcy Code" shall mean the United States Bankruptcy Code, Title 11 of the United States Code, as amended, or any successor law thereto, and any rules promulgated in connection therewith.

"Bankruptcy Court" shall mean the United States Bankruptcy Court for the Eastern District of Pennsylvania or any other court having competent jurisdiction over the Reorganization Cases.

"Base Rate" shall mean ten percent (10%) per annum. "Borrower" shall mean Skinny Nutritional Corp.

"Business Day" shall mean a day other than a Saturday, Sunday or legal holiday under the laws of the Commonwealth of Pennsylvania.

"Closing Date" shall mean the date the DIP Order is entered.

"Code" shall mean the Internal Revenue Code of 1986, as amended, or any successor law thereto, and any regulations promulgated thereunder.

"Collateral" shall mean, collectively, all properties in which a lien, security interest, or other right is granted to and in favor of the Lender pursuant to this Agreement or pursuant to any other Loan Document.

"Debt" shall mean:

(a)      all items of indebtedness or liability that in accordance with GAAP, would be included in determining total liabilities as shown on the liabilities side of a balance sheet as of the date as of which Debt is to be determined;

(b)      all indebtedness secured by any mortgage, pledge, lien or security interest existing on any real or personal property owned by the Person whose Debt is being determined, regardless whether the indebtedness secured thereby is a recourse or nonrecourse obligation of that Person; and

(c)      all guaranties, endorsements (other than for purposes of collection in the ordinary course of business), other contingent obligations with respect to, or to purchase or to otherwise acquire, indebtedness of others, and all other contingent obligations.

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"Default" shall mean any event specified in Section 7.1, whether or not any requirement for notice or lapse of time or any other condition has been satisfied.

"Default Rate" shall mean fourteen percent (14%) per annum.

"Event of Default" shall mean any event specified in Section 7.1, provided that any requirement for notice or lapse of time or any other condition has been satisfied.

"Final DIP Order" shall mean an order of the Bankruptcy Court entered in the Reorganization Case granting final approval of this Agreement and the other Loan Documents and granting the Liens and superpriority claims set forth in Section 2.7, substantially in the form of Exhibit A or otherwise in form and substance satisfactory to the Borrower and Lender.

"GAAP" shall mean, at any particular time, generally accepted accounting principles as in effect at such time, provided, however, that, if employment of more than one principle shall be permissible at such time in respect of a particular accounting matter, "GAAP" shall refer to the principle which is then employed by the Borrower with the agreement of its independent certified public accountants.

"Interim DIP Order" shall mean, to the extent applicable, that certain order of the Bankruptcy Court authorizing the Borrower to enter into this Agreement subject to certain limitations applicable until entry of the Final DIP Order, substantially in the form of Exhibit A or otherwise in form and substance satisfactory to the Borrower and Lender.

"Interim Facility" to the extent applicable, shall mean this Agreement, as authorized and limited by the Interim DIP Order.

"Lender" shall mean Skinny Nutritional LLC.

"Lien" shall mean, collectively, any mortgage, pledge, hypothecation, assignment, deposit arrangement, security interest, encumbrance, lien (statutory or otherwise), preference, priority or charge of any kind, including, without limitation, any agreement to give any of the foregoing, any conditional sale or other title retention agreement, and any lease in the nature thereof

"LiDestri Agreement" shall mean that certain Copacking Agreement Entered into Between the Debtor and LiDestri Foods LLC, as amended.

"LiDestri Letter of Credit" shall mean the amount of $100,000 funded by Lender in support of the LiDestri Agreement.

"Loan" shall mean the credit facility made available to the Borrower pursuant to this Agreement.

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    "Loan Account" shall mean, collectively, the account or accounts of the Borrower on the books of Lender in which are recorded the Loan and the payments of principal interest and other charges made by the Borrower to Lender thereon.

    "Loan Documents" shall mean this Agreement, the Promissory Note, and all other documents executed and delivered to the Lender by or on behalf of the Borrower in connection therewith and any modifications, amendments, restatements, substitutions and replacements of or for any of the foregoing.

    "Obligations" shall mean, collectively, all liabilities, duties and obligations of the Borrower to the Lender with respect to any covenants, representations or warranties herein or in the Loan Documents, with respect to the principal of and interest on the Loan, and all other present and future fixed and/or contingent obligations of the Borrower to the Lender hereunder and under the Loan Documents.

    "Permitted Debt" shall mean any and all Debt permitted under Section 6.1.

    "Permitted Encumbrances" shall have the meaning stated in Section 6.2 hereof.

    "Permitted Expense" shall have the meaning stated in Section 3.7 hereof.

    "Petition Date" shall mean the date of filing of the Petition for Relief commencing the Reorganization Case.

    "Person" shall mean an individual, a corporation, a partnership, a joint venture, a trust or unincorporated organization, a joint stock company or other similar organization, a government or any political subdivision thereof, or any other legal entity.

    "Post-Petition Obligation" means an obligation of the Borrower which is not a Pre-Petition Obligation.

    "Pre-Petition Obligation" means any obligation of the Borrower arising, or deemed to have arisen pursuant to the Bankruptcy Code, before the Petition Date.

    "Proceeds" shall mean, collectively, whatever is received when any of the Collateral is sold, exchanged, leased, collected, or otherwise disposed of, including cash, insurance proceeds, negotiable instruments and other instruments for the payment of money, chattel paper, security agreements, other documents, and other noncash proceeds.

    "Promissory Note" shall mean the promissory note described in Section 2.2 and any future amendments, restatements, modifications or supplements thereof or thereto.

    "Reorganization Case" means the bankruptcy cases commenced by the Borrower in the Bankruptcy Court.

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"Security Documents" shall mean, individually and collectively, any instruments now or hereafter executed and delivered to the Lender to secure, or to assure, payment or performance, of the Obligations, and any future amendments, restatements, modifications or supplements thereof or thereto.

"Termination Date" shall mean the earliest of (i) January 20, 2014 (ii) Closing under the APA, (iii) failure of the Court to enter the bid procedures as set forth in the Combined Motion For Order (I) Scheduling Expedited Hearing, Reduced Notice Period and Limited Notice; (II) (A) Approving Bid Procedures Relating to the Sale of Debtor's Assets; (B) Scheduling Hearing to Consider Sale and Approving Form and Matter of Notices; (C) Approving Expense Reimbursement Provision and Break-Up Fee; and (D) Granting Related Relief and (111) (A) Authorizing the Sale of Substantially All of the Debtor's Assets, Free and Clear of Liens, Claims, Encumbrances and Interests, (B) Approving Asset Purchase Agreement, (C) Authorizing The Assumption and Assignment of the Assigned Contracts and (D) Granting Related Relief (the "Motion"), (iv) the Borrower's withdrawal of the Motion, (iv) termination of the APA, (v) sale of any material amount of the APA Assets to a buyer other than the Lender, and (vi) the occurrence of an Event of Default.

"Trim Capital" means Trim Capital LLC.

"UCC" means the Pennsylvania Uniform Commercial Code, as amended from time to time.

"UCF" means United Capital Funding Corp.

SECTION 2. AMOUNT AND TERMS OF LOAN.

2.1 Loan and Letter of Credit.

(i)    Subject to, and in accordance with, the terms and conditions of this Agreement, and the attached budget, the Lender agrees to extend credit to the Borrower by making a loan to it, on the Closing Date, in an aggregate outstanding amount that shall not exceed, Two-Hundred Fifty Thousand Dollars ($250,000) in principal, in the manner, and as authorized by, the DIP Order.

(ii)   Of the Two-Hundred Fifty Thousand Dollars ($250,000), One-Hundred Thousand Dollars ($100,000) shall be provided by Lender to fund the LiDestri Letter of Credit in connection with the LiDestri Agreement.

(iii)  The Borrower authorizes and directs the Lender to disburse the proceeds of the borrowings (net of the amount necessary to support the LiDestri Letter of Credit) by wire transfer to Borrower's demand deposit account maintained with TD Bank.

2.2  Promissory Note. On the Closing Date, the Borrower shall execute and deliver to the Lender its promissory note, which shall evidence the Borrower's obligations to repay the principal of, interest on, and other amounts due in connection with the Loan and the Obligations, and which shall;

(a)      be dated the Closing Date and be payable to the Lender's order in the principal amount of Two-Hundred Fifty Thousand Dollars ($250,000).

(b)      not require any payment of principal or interest prior to the Termination Date; and

(c)      be secured by the Security Documents and the Collateral.

2.3  Computation of Interest. Interest shall be calculated on the basis of a 360-day year for actual days elapsed. Any change in the interest rate on the Note resulting from a change from the Base Rate to the Default Rate shall become effective as of the opening of business on the day on which such change shall occur.

2.4  Maximum Legal Rate. Borrower shall not be obligated to pay and Lender shall not collect interest on any Obligation at a rate in excess of the maximum permitted by law or the maximum that will not subject Lender to any civil or criminal penalties. If, because of the acceleration of maturity, the payment of interest in advance or any other reason, any Borrower is required, under the provisions of any Loan Document or otherwise, to pay interest at a rate in excess of such maximum rate, the rate of interest under such provisions shall immediately and automatically be reduced to such maximum rate, and any payment made in excess of such maximum rate, together with interest thereon at the rate provided herein from the date of such payment, shall be immediately and automatically applied to the reduction of the unpaid principal balance of the Obligations as of the date on which such excess payment was made. If the amount to be so applied to reduction of the unpaid principal balance exceeds the unpaid principal balance, the amount of such excess shall be refunded by Lender to Borrower.

2.5  Payments. Payment by the Borrower hereunder shall be made at the Lender's address set forth in Section 8.2, or such other place or places as the Lender may direct, in lawful money of the United States of America, and in immediately available funds.

2.6  Application of Payments. All payments shall be applied first to the payment in full of any expenses incurred by the Lender and permitted to be charged to the Borrower, including (without limitation) reasonable attorneys' fees incurred in connection with this Agreement, then to the payment in full of any late charges, then to the payment in full of accrued, unpaid interest and finally to the reduction of the unpaid principal balance.

2.7  Administrative Status of Obligations. In addition to being secured by the Collateral, the Obligations shall be allowed administrative expenses in the Reorganization Case, pursuant to Section 503(b)(1) of the Bankruptcy Code, with priority overall other administrative expenses, except for the administrative expenses of UCF and Trim Capital, pursuant to Section 364(c)(1) of the Bankruptcy Code.

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2.8 Grant of Security Interest. To secure the payment to the Lender and the prompt performance of the Obligations, the Borrower hereby grants to Lender a security interest in all of the Borrower's presently owned or hereafter acquired Accounts, Chattel Paper, Deposit Accounts, Equipment, Fixtures, General Intangibles, Inventory, Investment Related Property, Negotiable Collateral, Rights in Respect of Supporting Obligations, Commercial Tort Claims, money, cash equivalents and all Proceeds thereof, and intellectual property (including trademarks, copyrights, patent rights, goodwill of business, and income), junior in priority to the prior, valid, properly perfected liens of UCF (in Accounts and Inventory only) and Trim Capital.

2.9 Perfection of Security Interests. The DIP Order shall, without the necessity of any further action or filings by the Lender, the Debtor or any other Person, perfect the Lender's security interests in the Collateral. The foregoing not withstanding, the Borrower shall, at its cost and expense, execute and deliver to Lender, concurrently with the execution of this Agreement, and at any time or times hereafter at the request of the Lender, all financing statements, and all other agreements, instruments and documents that the Lender may reasonably request, in form and substance satisfactory to the Lender, and shall take any and all other steps reasonably requested by the Lender, in order to perfect and maintain the security interest and liens granted herein by the Borrower to the Lender and in order to fully consummate all of the transactions contemplated herein and under any other Loan Documents.

2.10 Additional Collateral; Right of Set-Off. Collateral of any nature and the cash and noncash Proceeds thereof owned by the Borrower or in which the Borrower has an interest, which now or hereafter are in the possession or control of the Lender, shall at all times constitute additional security and Collateral for the Obligations and may be set off against the Obligations upon the occurrence of an Event of Default

SECTION 3. REPRESENTATIONS AND WARRANTIES.

    To induce Lender to enter into this Agreement and to make the Loan, the Borrower represents and warrants to Lender that:

3.1 Organization and Qualification. The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction in which the conduct of its business or the ownership of its assets requires such qualification.

3.2 Power and Authority. Subject to the Bankruptcy Court approval of this Agreement, the Borrower has the corporate power to execute, deliver and perform under, the Loan Documents, to borrow under this Agreement and to create the collateral security interests for which the Security Documents provide, and has taken all necessary corporate action to authorize the borrowings hereunder on the terms and conditions of this Agreement and the execution and delivery of, and performance under, the Loan Documents. Other than Bankruptcy Court approval of this Agreement, no consent of any other party and no consent, license, approval or authorization of, or registration or declaration with, any governmental authority, bureau or agency is required in connection with the execution, delivery, performance, validity or enforceability of the Loan Documents.

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3.3  Enforceability. Subject to the Bankruptcy Court approval of this Agreement, the Loan Documents, when executed and delivered to Lender pursuant to the provisions of this Agreement, will constitute valid obligations of the Borrower legally binding upon it and enforceable in accordance with their respective terms, except as enforceability of the foregoing may be limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors' rights.

3.4  Conflict with Other Instruments. Subject to the Bankruptcy Court approval of this Agreement, except as described in Schedule 3.4 hereof, to the best of Borrower's knowledge, the execution and delivery of, and performance under, the Loan Documents will not violate or contravene any provision of any existing law or regulation or decree of any court, governmental authority, bureau or agency having jurisdiction in the premises or of the Articles or Certificate of Incorporation, Charter or By-Laws of the Borrower.

3.5  INTENTIONALLY DELETED.

3.6  Title to Collateral. The Borrower has good and marketable title in fee to the Collateral, free of any mortgages, pledges, charges, liens, security interests or other encumbrances except the prior liens of UCF, Trim Capital and Permitted Encumbrances.

3.7  Use of Proceeds. From and after the Closing Date, the Borrower agrees that amounts from the Loan may be used only in accordance with the budget to pay (i) operating expenses of the Borrower incurred from and after the Petition Date in the ordinary course of business and, (ii) administrative expenses of the bankruptcy case, including reasonable fees and expenses of professionals, and (iii) fees required to be paid to the Office of the United States Trustee under section 1930(a), title 28, United States Code; provided, however, that no amounts shall be paid under this Section 3.7 for fees and disbursements incurred to contest in any adversary proceeding or any other action (a) the validity, extent, attachment, perfection or priority of the Liens created by this Agreement or the Loan Documents, (b) the validity, binding effect or enforceability of this Agreement or the Loan Documents or the Promissory Note or the amount of the Loan outstanding thereunder, or (c) any other rights or interests of the Lender under the Loan Documents (those expenses set forth in clause (ii) and not excluded pursuant to the foregoing proviso are hereinafter collectively referred to as the "Permitted Expenses"). Nothing herein shall in any way prejudice or prevent the Lender from objecting, for any reason, to any requests or applications made for interim or final allowances of compensation for services rendered or reimbursement of expenses incurred under section 330 or 331 of the Bankruptcy Code by any party in interest for the payment of which the Borrower may use proceeds from the Loan as a Permitted Expense in accordance with clause (ii) of this Section 3.7 or otherwise.

3.8  Regulation G. Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation G of the Board of Governors of the Federal Reserve System), and no part of the proceeds of the loans will be used to purchase or carry any margin stock or to reduce or retire any indebtedness incurred for such purpose or to extend credit to others for such purpose.

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3.9   Location of Collateral. Except as set forth on Schedule 3.9, the Collateral and all of the Borrower's business records are situated at the Borrower's principal place of business.

3.10 Broker's Commissions. No brokerage commission or similar compensation is due or will become due to any Person by reason of the making of the Loan.

SECTION 4. CONDITIONS OF BORROWING.

4.1  Advance. As a condition precedent to the Lender's obligation to make the Loan, the following conditions shall all be satisfied:

(a)      Loan Documents. The Borrower shall have delivered or caused to be delivered to the Lender duly executed copies of each of the Loan Documents.

(b)      Financing Statements. A financing statement describing the Collateral shall have been filed in each such jurisdiction and in each such office as shall have been required by the Lender.

(c)      Borrower's Authorizations.

(i) The Borrower shall have delivered to Lender:

(A)   a copy, certified by the Secretary of the Borrower, of the resolutions of the Board of Directors of the Borrower authorizing and approving the execution and delivery of and performance under this Agreement and the other Loan Documents, the borrowings provided for hereunder and the creation of the collateral security interests for which the Security Documents provide;

(B)   a copy of the Borrower's articles or certificate of incorporation, certified by the Secretary of State of the state of the Borrower's incorporation as of a recent date;

(C)   a good standing or subsistence certificate with respect to the Borrower certified by the Secretary of State of the state of the Borrower's incorporation as of a recent date;

(D)   a copy of the Borrower's By-Laws, as currently in effect, certified by such Borrower's Secretary or Assistant Secretary;

(ii) The Secretary of the Borrower shall have duly executed and delivered to the Lender a certificate of incumbency, in form and substance satisfactory to the Lender.

(d)      Representations. The representations and warranties contained in Section 3 hereof shall be true and correct on and as of the date of the making of the Loan.

(e)      No Litigation. No suit, action, investigation, inquiry or other proceeding by or before any arbitrator or any governmental authority shall be pending and no preliminary or permanent injunction or order by a state or federal court shall have been entered (i) in connection with this Agreement, the other Loan Documents or any of the transactions contemplated hereby or thereby, or (ii) which, in the reasonable judgment of the Lender, could reasonably be expected to have a material adverse effect upon the Borrower.

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(f)      Insurance. The Lender shall have received certificates or policies evidencing the insurance required under Section 5.4.

(g)     No Violation. Subject to Bankruptcy Court approval of this Agreement, the completion of the transactions contemplated hereby and by the Loan Documents shall not contravene, violate or conflict with, nor involve the Lender in violation of, any law, rule, or regulation applicable to any of them.

(h)     Legal Matters. All legal matters incident to the transactions contemplated by this Agreement shall be satisfactory to counsel for the Lender.

(i)      DIP Order. The Bankruptcy Court shall have entered the DIP Order in form and substance satisfactory to the Lender and its counsel and such shall be in full force and effect and shall not have been vacated, reversed, modified, amended or stayed.

(j)      No Default. No Default or Event of Default shall exist as on the date of such advance or shall occur as a result of making such advance.

4.2    Subsequent Advances. As a condition precedent to the Lenders' obligation to make any advance after the initial advance, the following conditions shall all be satisfied on the date of such Advance:

(a)      INTENTIONALLY DELETED.

(b)      No Default. No Default or Event of Default shall exist on the date of such advance or shall occur as the result of making such advance.

(c)      Representations. Without limiting the generality of Section 4.2(b), the representations and warranties contained in Section 3 shall be true and correct on and as of the date of the making of such advance with the same effect as if made on and as of such date.

(d)      No Litigation. No litigation, investigation, or proceeding before or by any arbitrator or governmental authority shall be pending and no preliminary or permanent injunction or order by a state or federal court shall have been entered (i) in connection with this Agreement, the other Loan Documents, the APA or any of the transactions contemplated hereby or thereby, or (ii) which, in the reasonable judgment of the Lender, could reasonably be expected to have a material adverse affect on the Borrower.

(e)      Additional Matters. All corporate and other proceedings, and. all documents, instruments and other legal matters in connection with the transactions contemplated by this Agreement and the other Loan Documents shall be reasonably satisfactory, in form and substance, to the Lender.

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4.3   Waiver of Conditions. The Lender may waive any condition in whole or in part.

SECTION 5. AFFIRMATIVE COVENANTS.

The Borrower covenants and agrees that from and after the Closing Date and so long as any of the Obligations remain outstanding and unpaid, in whole or in part, the Borrower will observe the following covenants, unless the Lender shall otherwise consent in writing:

5.1   Financial Statements; Reports. The Borrower will furnish to Lender from time to time, such financial and other information as Lender may reasonably request.

5.2   Notices. The Borrower will promptly give notice in writing to Lender of the occurrence of any of the following:

(a)       any Event of Default or Default under this Agreement, or any event of default or similar occurrence under any instrument or other agreement of the Borrower entitling any Person to accelerate the maturity of any obligation of the Borrower or to exercise any other remedy against the Borrower;

(b)       the commencement of any material litigation, proceeding or dispute affecting the Borrower or any material dispute between the Borrower and any Person; and

(c)       any material and adverse change in the financial position, operations or business of the Borrower.

5.3   Corporate Existence; Properties. The Borrower will not change its name and will maintain:

(a)       its corporate existence and its qualification to do business and good standing in each jurisdiction in which qualification is necessary for the proper conduct of its businesses;

(b)       all licenses, permits and other authorizations necessary for the ownership and operation of its properties and businesses; and

(c)       its assets and properties (including all of the Collateral) in substantially the state of repair, order and condition as on the date hereof, reasonable wear and tear or loss by casualty excepted.

5.4   Insurance.

(a) The Borrower shall carry at all times insurance covering risks, in amounts at least equal to and subject to terms no less favorable than the insurance maintained by the Borrower as of the Petition Date, and pay all premiums on the policies for such insurance when and as they become due and do all other things necessary to maintain such policies in full force and effect. The Borrower shall from time to time, upon request by the Lender, promptly furnish or cause to be furnished to the Lender evidence, in form and substance satisfactory to the Lender, of the maintenance of all insurance required to be maintained by this Section including, but not limited to, such originals or copies, as the Lender may request, of policies, certificates of insurance, riders and endorsements relating to such insurance and proof of premium payments.

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5.5   Books and Records. The Borrower will maintain accurate and complete records and books of account with respect to all its operations in accordance with GAAP, and will permit representatives of the Lender to examine and make excerpts from such books and records and to visit and inspect its properties, both real and personal, at all reasonable times provided such examination will not interfere with Borrower's operations.

5.6   Location of Business. The Borrower will not change the location of any place of business of Borrower, whether the establishment of a new place of business or the discontinuance of a present place of business.

5.7   Location of Collateral. All Collateral and all of the Borrower's business records will at all times be situated at the Borrower's principal place of business and the Borrower will provide the Lender with at least sixty (60) days' advance written notice of any change in such locations.

SECTION 6. NEGATIVE COVENANTS.

The Borrower covenants and agrees that from and after the Closing Date and so long as any of the Obligations remain outstanding and unpaid, in whole or in part, the Borrower will observe the following covenants unless the Lender shall otherwise consent in writing:

6.1 Debt.  The Borrower will not create, incur, assume or suffer or permit to exist any Debt, including indebtedness for borrowed money or any indebtedness constituting the deferred portion of the purchase price of any property, except (collectively, the "Permitted Debt"):

(a)      any Obligations, whether evidenced by the Promissory Note or any other instruments;

(b)      Debt (including professional fees and United States Trustee fees) incurred in the ordinary course of business by the Borrower;

(c)      Pre-Petition Obligations; and

(d)      any other Debt permitted under the Loan Documents.

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6.2   Liens.

(a) The Borrower will not create, assume, or suffer to exist, any Lien of any kind upon the Collateral or any of its other assets, whether now owned or hereafter acquired except the following (collectively, the "Permitted Encumbrances");

(i)      the prior perfected liens of UCF and Trim Capital;

(ii)      Liens for taxes not yet payable;

(iii)       mechanics', materialmen's, warehousemen's, carriers' or other like Liens arising in the ordinary course of business arising with respect to obligations which are not overdue for a period longer than thirty (30) days; and

(iv)       the Liens granted to the Lender.

6.3   Disposition of Assets. The Borrower will not convey, sell, lease, or otherwise transfer or dispose of all or any part of its properties, assets or business except that (a) the Borrower may sell inventory in the ordinary course of its business, and (b) the Borrower may sell the APA Assets pursuant to the APA or pursuant to an order of the Bankruptcy Court permitting sale of the APA Assets to a buyer other than the Lender provided, in all cases, all Obligations hereunder are paid in full at closing on such sale.

6.4   Continuance of Business. The Borrower will not engage in any line of business other than that in which the Borrower is actively engaged on the effective date of this Agreement.

6.5   Removal and Protection of Property. The Borrower will not remove (other than in the ordinary course of business) any equipment, inventory, or general intangibles from the place of business where presently located, nor permit the value of any property to be impaired or any equipment to become a fixture or an accession to other goods.

6.6   Use of Proceeds. The Borrower will not directly or indirectly, apply any part of the proceeds of the Loans to the purchasing or carrying of any "margin stock" within the meaning of Regulation G of the Board of Governors of the Federal Reserve System, or any regulations, interpretations or rulings thereunder.

SECTION 7. EVENTS OF DEFAULT, REMEDIES.

7.1   Events of Default. The following shall constitute Events of Default:

(a)      Non-Payment. Failure by the Borrower to pay the principal of or accrued interest on the Promissory Note when due;

(b)      Falsity of Representations and Warranties. Any representation or warranty made by the Borrower in this Agreement or in any other Loan Document or in any certificate, financial or other statement furnished at any time under or in connection with this Agreement or any other Loan Document shall be false or misleading in any material respect as of the date made or deemed to have been made;

(c)      Failure to Perform Certain Covenants. Five (5) days following written notice of failure by the Borrower to observe or perform any other covenants, conditions or provisions contained in this Agreement or in any other Loan Document provided, the five (5) day notice provision shall not apply to any Event of Default described in subsections 7.1(a) or 7.1(b) hereof;

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(d)      Material Adverse Change. The Lender in good faith believes the prospect of timely repayment of the Obligations to be materially impaired by reason of a material adverse change in the Borrower's operations, financial condition, earnings, prospects or physical assets or in the value of the Collateral;

(e)      Default Under Other Documents. An "Event of Default" or similar event shall have occurred and be continuing under any Loan Document;

(f)      Unenforceability. (i) Any material provision of any of the Loan Documents shall at any time for any reason cease to be a valid and binding obligation of the Borrower, or shall be declared to be null and void or (ii) the validity or enforceability thereof shall be contested by the Borrower or any other Person, or the Borrower shall deny that it has any further liability or obligation under any Loan Document;

(g)     Lender's Liens. The Liens granted by the Borrower to the Lender shall at any time fail to be perfected Liens, subject only to Permitted Encumbrances, or the Borrower shall so allege in any writing'

(h)      Judgments. One or more judgments are entered against the Borrower which have a material adverse affect upon the Collateral;

(i)      Appointment of Trustee. The Bankruptcy Court shall enter an order appointing a trustee under Section 1104(a) of the Bankruptcy Code in the Reorganization Case of the Borrower;

(j)      Entry of DIP Order. The Bankruptcy Court shall not have entered the DIP Order by November 29, 2013;

(k)      Appointment of Examiner. The Bankruptcy Court shall enter an order appointing an examiner for the Borrower with powers beyond those stated in Sections 1106(a)(3) and (4) of the Bankruptcy Code;

(l) Modification of Orders. The DIP Order, as applicable, shall be amended, supplemented, vacated, stayed or otherwise modified without the written consent of the Lender;

(m) Dismissal, Conversion, Priority Administrative Expenses. The Reorganization Case of the Borrower shall be dismissed or converted to a case under Chapter 7 of the Bankruptcy Code; or an application shall be filed by the Borrower for the approval of, or there shall arise, any claim which is an administrative expense claim having priority over any or all administrative expenses of the kind specified in Sections 503(b) or 507(b) of the Bankruptcy Code;

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(n)       Relief from Automatic Stay. The Bankruptcy Court shall enter an order granting relief from the automatic stay applicable under Section 362 of the Bankruptcy Code to the holder of any security interest in any material APA Asset;

(o)       Payment of Pre-Petition Obligations. The Borrower shall make any payment on account of a Pre-Petition Obligation, other than as approved by the Bankruptcy Court provided the Lender shall not be deemed to have waived its rights to object to any motion to approve such payments; and:

(p)       Claims Against Lender. Commencement by the Borrower, or its estate or any other Person of any litigation, arbitration or other proceeding relating to any claim or action against the Lender arising or alleged to arise out of any conduct in connection with Loan Documents or the APA.

7.2   Remedies.

(a)       Upon the occurrence of an Event of Default, the Lender may, by written notice to Borrower, terminate immediately and irrevocably the Loan, and declare the Termination Date to have occurred and the Promissory Note, and all other instruments evidencing the Obligations to be due and payable, whereupon the principal amount of the Promissory Note and all outstanding Obligations, together with accrued interest thereon and all other amounts payable thereunder, shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the documents evidencing the same to the contrary notwithstanding;

(b)       Upon the occurrence of an Event of Default and following five (5) days written notice to the Borrower, the automatic stay of Section 362 of the Bankruptcy Code shall be deemed automatically vacated and the Lender shall be immediately permitted to, among other things, pursue any and all of its remedies against the Borrower and the Collateral provided, however, the automatic stay shall be deemed vacated immediately upon entry of the DIP Order to the extent necessary to allow the Lender to enforce its entitlement to payment in full of all Obligations from the proceeds of sale of any APA Assets;

(c)       Upon the occurrence of an Event of Default the Lender shall have all rights and, subject to obtaining any necessary relief from the automatic stay, all remedies contained in this Agreement or in any other Loan Document, and all the rights and remedies of a secured party under the UCC. In addition to all such rights and remedies, subject to obtaining any necessary relief from the automatic stay, the Lender may sell, lease or otherwise dispose of the Collateral, or any part thereof, at public or private sale, for cash, credit or any combination thereof. The Lender shall have the right to bid and purchase at such sale or sales. The Proceeds of any sale or other disposition of all or any part of the Collateral upon which Lender has a security interest, after payment of all costs and expenses of sale, including retaking, holding, preparing for sale, selling and the like and also including reasonable attorneys' fees and legal expenses incurred by the Lender, shall be applied by the Lender to the then outstanding balance of the Obligations and any surplus shall be paid by the Lender to the Borrower. The Borrower shall be liable to the Lender for any deficiency;

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(d)      Upon the occurrence of an Event of Default and subject to obtaining any necessary relief from the automatic stay, the Lender shall have the right to enter and remain upon the various premises of the Borrower without cost or charge to Lender, and to use the same, together with materials, supplies, books and records of the Borrower, for the purpose of preparing for and conducting the sale of Collateral, whether by foreclosure, auction or otherwise. In addition, the Lender may remove from such premises the Collateral and copies of any records with respect thereto, to the premises of the Lender or any designated agent of the Lender for such time as the Lender may desire, in order to effectively collect or liquidate the Collateral;

(e)      (i) THE FOLLOWING PARAGRAPH SETS FORTH A WARRANT OF ATTORNEY TO CONFESS JUDGMENT AGAINST THE BORROWER, IN GRANTING THIS WARRANT OF ATTORNEY TO CONFESS JUDGMENT, THE BORROWER HEREBY KNOWINGLY, INTENTIONALLY, FREELY AND VOLUNTARILY, AND, ON THE ADVICE OF SEPARATE COUNSEL OF THE BORROWER, UNCONDITIONALLY WAIVES ANY AND ALL RIGHTS THE BORROWER HAS OR MAY HAVE TO PRIOR NOTICE AND AN OPPORTUNITY FOR HEARING UNDER THE RESPECTIVE CONSTITUTIONS AND LAWS OF THE UNITED STATES AND THE COMMONWEALTH OF PENNSYLVANIA;

  (ii) UPON THE OCCURRENCE OF AN EVENT OF DEFAULT, SUBJECT TO OBTAINING ANY NECESSARY RELIEF FROM THE AUTOMATIC STAY, THE BORROWER HEREBY IRREVOCABLY AUTHORIZES AND EMPOWERS ANY ATTORNEY OR ANY CLERK OF ANY COURT OF RECORD, TO APPEAR FOR THE BORROWER AND CONFESS JUDGMENT AGAINST THE BORROWER, (A) FOR SUCH SUMS AS ARE DUE AND/OR MAY BECOME DUE ON THE OBLIGATIONS, AND/OR (B) IN ANY ACTION OF REPLEVIN INSTITUTED BY LENDER TO OBTAIN POSSESSION OF ANY COLLATERAL SECURING ANY OF THE OBLIGATIONS, IN EITHER CASE WITH OR WITHOUT DECLARATION, WITH COSTS OF SUIT, WITHOUT STAY OF EXECUTION, WITHOUT BOND AND WITH AN AMOUNT EQUAL TO FIFTEEN PERCENT (15%) OF THE AMOUNT OF SUCH SUMS AS DUE AND/OR MAY BECOME DUE ON THE OBLIGATIONS, BUT NOT LESS THAN FIVE THOUSAND DOLLARS ($5,000.00), ADDED FOR ATTORNEYS' COLLECTION FEES, WITH THE ACTUAL AMOUNT OF ATTORNEYS' FEES TO BE GOVERNED BY THE PROVISIONS SET FORTH HEREIN. TO THE EXTENT PERMITTED BY LAW, EACH BORROWER: (1) WAIVES THE RIGHT OF INQUISITION ON ANY REAL ESTATE LEVIED ON, VOLUNTARILY CONDEMNS THE SAME, AUTHORIZES THE PROTHONOTARY OR CLERK TO ENTER UPON THE WRIT OF EXECUTION SAID VOLUNTARY CONDEMNATION AND AGREES THAT SAID REAL ESTATE MAY BE SOLD ON A WRIT OF EXECUTION; (2) WAIVES AND RELEASES ALL RELIEF FROM ALL APPRAISEMENT, STAY EXEMPTION OR APPEAL LAWS OF ANY STATE NOW IN FORCE OR HEREAFTER ENACTED; AND (3) RELEASES ALL ERRORS IN SUCH PROCEEDINGS. IF A COPY OF THIS AGREEMENT, VERIFIED BY AFFIDAVIT BY OR ON BEHALF OF LENDER SHALL HAVE BEEN FILED IN SUCH ACTION, IT SHALL NOT BE NECESSARY TO FILE THE ORIGINAL AGREEMENT AS A WARRANT OF ATTORNEY. THE AUTHORITY AND POWER TO APPEAR FOR AND CONFESS JUDGMENT AGAINST BORROWER SHALL NOT BE EXHAUSTED BY THE INITIAL EXERCISE THEREOF, AND THE SAME MAY BE EXERCISED, FROM TIME TO TIME, AS OFTEN AS LENDER SHALL DEEM NECESSARY AND DESIRABLE, AND THIS AGREEMENT SHALL BE A SUFFICIENT WARRANT THEREFORE. LENDER MAY CONFESS ONE OR MORE JUDGMENTS IN THE SAME OR DIFFERENT JURISDICTIONS FOR ALL OR PART OF THE OBLIGATIONS, WITHOUT REGARD TO WHETHER JUDGMENT HAS THERETOFORE BEEN ENTERED ON MORE THAN ONE OCCASION FOR THE SAME OBLIGATIONS. IN THE EVENT ANY JUDGMENT ENTERED AGAINST BORROWER HEREUNDER IS STRICKEN OR OPENED UPON APPLICATION BY OR ON BORROWER'S BEHALF FOR ANY REASON WHATSOEVER, LENDER IS HEREBY AUTHORIZED AND EMPOWERED TO AGAIN APPEAR FOR AND CONFESS JUDGMENT AGAINST BORROWER FOR ANY PART OR ALL OF THE OBLIGATIONS; SUBJECT, HOWEVER TO THE LIMITATION THAT SUCH SUBSEQUENT ENTRY OR ENTRIES OF JUDGMENT BY LENDER FOLLOWING ANY PROCEEDING TO OPEN OR STRIKE MAY ONLY BE DONE TO CURE ANY ERRORS OR DEFECTS IN SUCH PRIOR PROCEEDINGS, AND ONLY TO THE EXTENT THAT SUCH ERRORS OR DEFECTS ARE SUBJECT TO CURE IN SUCH LATER PROCEEDINGS; and

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(f) Upon the occurrence of an Event of Default, the Borrower irrevocably waives the right to direct the application of any and all payments (including Proceeds of Collateral) at any time or times thereafter which may be received by the Lender by or for the benefit of the Borrower.

7.3   Right of Setoff. Upon the occurrence of a Default or an Event of Default, the Lender shall have the right, in addition to all other rights and remedies available to it, to set off against the unpaid balance of the Obligations, any debt owing to the Borrower by the Lender.

7.4   No Marshalling, Etc., Required. If an Event of Default shall have occurred and be continuing, the Lender shall not be required to marshal any present or future security for, or guarantees of, the Obligations or to resort to any such security or guarantee in any particular order and the Borrower waives, to the fullest extent that it lawfully can, (a) any right it might have to require the Lender to pursue any particular remedy before proceeding against it, and (b) any right to the benefit of, or to direct the application of the proceeds of any Collateral until the Obligations have been paid in full.

7.5   Remedies Cumulative. Lender may exercise any of its rights and remedies set forth in this Loan Agreement and the other Loan Documents. The remedies of Lender shall be cumulative and concurrent, and may be pursued singly, successively, or together, at its sole discretion, and may be exercised as often as the occasion therefore shall occur; and the failure to exercise any such right or remedy shall in no event be construed as a waiver or release thereof

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SECTION 8. MISCELLANEOUS.

8.1   No Waiver; Cumulative Remedies. No failure or delay on the part of the Lender in exercising any right, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder or thereunder preclude or require any other or further exercise thereof or the exercise of any other right, power or privilege. The Lender shall not be deemed, by any act of omission or commission, to have waived any of its rights or remedies hereunder unless such waiver is in writing and signed by the Lender, and then only to the extent specifically set forth in writing. A waiver with respect to one event shall not be construed as continuing or as a bar to or a waiver of any right or remedy with respect to a subsequent event. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by law.

8.2   Notices. All notices and other communications shall have been duly given and shall be effective (i) when delivered, (ii) when transmitted via telecopy (or other facsimile device) to the numbers set forth below, (iii) the Business Day following the day on which the same has been delivered prepaid to a reputable national overnight air courier service, or (iv) the third Business Day following the day on which the same is sent by certified or registered mail, post prepaid, in each case to the respective parties at the address or telecopy number set forth below, or at such other address or telecopy number as such party may hereafter specify by written notice to the other party hereof:

The Borrower:	Skinny Nutritional Corp. 825 Lafayette Road Bryn Mawr, PA 19101 Attn: President Facsimile:

with a copy to:	Edmond M. George, Esquire Obermayer Rebmann Maxwell & Hippel LLP One Penn Center, Suite 1900 1617 JFK Boulevard Philadelphia, PA 19103 Facsimile: 215-665-3165

Lender:	Skinny Nutritional LLC c/o UMS Partners, LLC 27 N. 3'd Street Philadelphia, PA 19106

with a copy to:	Richard T: Frazier, Esquire Saul Ewing LLP Centre Square West, 381h Floor Philadelphia, PA 19102-2186 Facsimile: 215-972-1939

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8.3  Payment of Expenses and Taxes. Borrower agrees to pay, and to save the Lender harmless from any delay in paying, stamp and other similar taxes, if any, including, without limitation, all levies, impositions, duties, charges or withholdings, together with any penalties, fines or interest thereon or other additions thereto, which may be payable or determined to be payable in connection with the execution and delivery of this Agreement and the Loan Documents or any modification of any thereof or any waiver or consent under or in respect of any thereof.

8.4  Survival of Representations and Warranties. All representations, warranties, covenants and agreements made in this Agreement and all other Loan Documents shall survive the execution and delivery of the Loan Documents and the making of the Loans hereunder. All such representations and warranties shall be deemed to be made again at the date of each request for a borrowing under the Line of Credit. The provisions of Sections 5.5, 7.5, 8.3, 8.4, 8.8, 8.9, 8.10, 8.11 and 8.12 hereof shall survive payment of the Obligations.

8.5  Successors. This Agreement shall be binding upon and inure to the benefit of the Borrower and the Lender and their respective successors and assigns, except that the Borrower may not assign or transfer its rights hereunder without the prior written consent of the Lender.

8.6  Construction. This Agreement, all Loan Documents, and the rights and obligations of the parties hereunder and thereunder, shall be governed by and construed and interpreted in accordance with, the domestic internal laws of the Commonwealth of Pennsylvania without regard to its rules pertaining to conflict of laws. The Section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

8.7  Severability. Any provision contained in this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

8.8  Indemnity. To the extent permitted by applicable nonbankruptcy law, the Borrower hereby agrees to pay, assume liability for, and indemnify, protect, defend, save and keep harmless the Lender from and against, any and all liabilities, obligations, losses, damages, settlements, claims, actions, suits, penalties, costs and expenses (including, but not limited to, legal and investigative fees and expenses) of whatsoever kind and nature, including, but not limited to claims based upon negligence, strict or absolute liability, liability in tort, latent and other defects (whether or not discoverable), and any claim for patent, trademark or copyright infringement which may from time to time be imposed on, incurred by or asserted against the Lender (whether or not any such claim is also indemnified or insured against by any other person) in any way relating to or resulting from this Agreement, any Loan Document, or any of the transactions contemplated herein or therein except to the extent arising out of Lender's gross negligence or willful misconduct. The provisions of this subsection shall survive the payoff, release, foreclosure or other disposition, as applicable, of this Agreement, the Obligations or the Collateral.

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8.9  Waiver of Trial by Jury; Jurisdiction.

(a) To the extent permitted by law, each party to this Agreement agrees that any suit, action, or proceeding, whether claim or counterclaim, brought or instituted by either party hereto or any successor or assign of any party on or with respect to this Agreement or any other Loan Document or which in any way relates, directly or indirectly, to the Loan or any event, transaction, or occurrence arising out of or in any way connection with the Loan, or the dealings of the parties with respect thereto, shall be tried only by a court and not by a jury. EACH PARTY HEREBY EXPRESSLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY SUCH SUIT, ACTION, OR PROCEEDING. THE BORROWER ACKNOWLEDGES AND AGREES THAT THIS SECTION 8.9 IS A SPECIFIC AND MATERIAL ASPECT OF THIS AGREEMENT BETWEEN THE PARTIES AND THAT THE LENDER WOULD NOT EXTEND THE LOAN TO THE BORROWER IF THIS WAIVER OF JURY TRIAL SECTION WERE NOT A PART OF THIS AGREEMENT.

(b) To the extent permitted by law, for the purpose of any suit, action or proceeding arising out of or relating to this Agreement, the Promissory Note or the Loan, the Borrower hereby irrevocably consents and submits to the jurisdiction and venue of the Courts of the Commonwealth of Pennsylvania, including, without limitation, the Court of Common Pleas of Philadelphia County, the Federal District Court for the Eastern District of Pennsylvania and the United States Bankruptcy Court for the Eastern District of Pennsylvania, and agrees to accept and acknowledge all service of process in connection with any such matter by certified or registered mail or by any other legally permissible means. The Borrower irrevocably waives any objection which it may now or hereinafter have to the laying of the venue of any suit, action or proceeding brought in such court and any claim that such suit, action or proceeding brought in such a court has been brought in an inconvenient forum and agrees that service of process in accordance with the foregoing sentence shall be deemed in every respect effective and valid personal service of process upon the Borrower. The provisions of this Paragraph 8.9 (b) shall not limit or otherwise affect the right of the Lender to institute and conduct action in any other appropriate manner, jurisdiction or court.

8.10  Actions Against Lender; Release.

(a)      Any action brought by the Borrower against the Lender which is based, directly or indirectly, or on this Agreement or any other Loan Document or any matter in or related to this Agreement or any other Loan Document, including but not limited to the making of the Loan or the administration or collection thereof, shall be brought only in the Courts of the Commonwealth of Pennsylvania or the Federal District Court or Bankruptcy Court for the Eastern District of Pennsylvania.

(b)      Upon full payment and satisfaction of the Loan and the interest thereon, as provided in Section 2 hereof, the parties shall thereupon automatically each be fully, finally, and forever released and discharged from any further claim, liability or obligation in connection with the Loan. except as expressly set forth herein, except to the extent any payment received by the Lender is determined to be a preference or similar voidable transfer, in which case the claims of the Lender shall not be released.

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8.11  Performance by Lender. If the Borrower shall fail to observe or perform any of the terms, agreements or covenants contained in this Agreement, or in any other Loan Document, the Lender may, in its discretion, but without any obligation or duty to do so, and without waiving any Default, or Event of Default, perform any of such terms, agreements or covenants, in part or in whole, and any money advanced or expended by the Lender in or toward the fulfillment of such terms, agreements or covenants, shall be due on demand and become a part of and be added to the indebtedness due under the Promissory Note and secured as herein provided with interest thereon at the rate specified in such Promissory Note from the date of the respective advance or expenditure. Lender's rights contained in this Subsection 8.11 shall be in addition to all of Lender's rights as otherwise set forth herein, and Lender may, at its sole election, exercise any one or more, or all, of such rights alternatively or concurrently.

8.12  Counterparts. This Agreement may be executed by facsimile or electronic PDF signature and in any number of counterparts with then same effect as if the signatures thereto and hereto were upon the same instrument, but all of such counterparts taken together shall be deemed to constitute one and the same instrument.

8.13  Further Actions. The Borrower shall execute and deliver such documents and instruments, and take such other actions, as the Lender deems necessary to consummate the transactions described in this Agreement.

8.14  Section 506(c) Waiver. In consideration of the agreements of the Lender stated in the Loan Documents, the Borrower hereby agrees not to assert and affirmatively waives any claim it otherwise might have under Section 506(c) of the Bankruptcy Code and agrees that the Collateral securing the Obligations may not be charged with costs or expenses or administration including Permitted Expenses and other expenses which are permitted uses of the proceeds of the Loan.

8.15  Section 510, 544, 547, 548 and 549 Waiver, Etc. In consideration of the agreements of the Lender stated in the Loan Documents, the Borrower hereby agrees not to assert and hereby affirmatively waives any claim it may have under Sections 510, 544, 547, 548, or 549 of the Bankruptcy Code against the Lender, in any form or manner whatsoever, any right it may have to challenge the extent and validity of the Liens granted to the Lender as security under the Loan Documents and further agrees not to assert against the Lender any other claims it may have from the beginning of time to the date hereof.

8.16  Entire Agreement. This Agreement and the Loan Documents represent the entire agreement between the Lender and the Borrower with respect to the financing transactions to which they relate, and cannot be changed or amended except by an agreement in writing signed by the party against whom enforcement of the change or amendment is sought.

8.17  Bankruptcy Court Approval. Neither this Agreement, nor the Loan Documents, shall be binding upon any party prior to entry of the DIP Order.

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IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

SKINNY NUTRITIONAL CORP.

By:
President/CEO

Attest:
Assistant Secretary

("Borrower")

SKINNY NUTRITIONAL CORP.

By:

("Lender")

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SCHEDULE OF EXHIBITS

Exhibit A —DIP Order

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Schedule 3.9

Location of Collateral

Inventory: LiDestri Foods, LLC, 1550 John Tipton Blvd, Pennsauken, NJ 06110.

Business Records: Skinny Nutritional Corp., 1211 Denbigh Lane, Radnor, PA 19087.

EXHIBIT C
DIP ORDER
See attached.

UNITED STATES BANKRUPTCY COURT FOR THE
EASTERN DISTRICT OF PENNSYLVANIA

In re:	:
:
	:	Chapter 11
:
SKINNY NUTRITIONAL CORP.,	:	Case No. 13-13972 (JKF)
:
Debtor.	:
:

INTERIM- ORDER GRANTING (A) AUTHORITY TO OBTAIN
POSTPETITION FINANCING, (B) LIENS AND SUPER PRIORITY
ADMINISTRATIVE EXPENSE STATUS PURSUANT TO 11 U.S.C.
§§ 364(c)(1), (2) AND (3) AND 364(d), (C) RELIEF
FROM THE AUTOMATIC STAY AND (D) AUTHORITY TO
ENTER INTO AGREEMENTS WITH SKINNY NUTRITIONAL, LLC

AND NOW this                   day of                             2013, upon consideration of the Expedited Motion of Skinny Nutritional Corp., for the Entry of an Order Granting (A) Authority to Obtain Postpetition Financing; (B) Liens and Super Priority Administrative Expense Status Pursuant to 11 U.S.C. §§ 364(c)(1), (2) and (3) and 364(d), (C) Relief from the Automatic Stay and (D) Authority to Enter into Agreements with Skinny Nutritional, LLC (the "Motion") seeking, inter alia:

a.           authority, pursuant to sections 363 and 364 of the United States Bankruptcy Code, 11 U.S.C. §5 101 — 1532 (the "Bankruptcy Code") and Rules 4001 and 9014 of the Federal Rules of Bankruptcy (the "Bankruptcy Rules"), for the Debtor to obtain postpetition loans, advances and other financial accommodations from Skinny Nutritional, LLC (the "Lender") in the terms and conditions set forth in certain agreements pursuant to sections 364(c)(1), (2) and 364(c)(3) and 364(d) of the Bankruptcy Code;

b.           authority to enter into a certain loan, financing and security agreements by and among Debtor and Lender (collectively the "Financial Agreements") (terms not otherwise defined herein shall have the meanings set forth in the Motion and/or Financial Agreements);

c.           approval of the terms and conditions of the Loan Agreement by and between Debtor and Lender as so adopted;

d.           modification of the automatic stay;

e.           superpriority administrative claim status pursuant to section 364(c)(1) of the Bankruptcy Code and the granting of a lien under section 364(d) of the Bankruptcy Code senior to all creditors except those properly perfected and unavoidable liens of Trim Capital, LLC ("Trim") and United Capital Funding ("UCF") existing as of the Petition Date; and

g.           the setting of a final hearing on the Motion.

IT APPEARING THAT, at or prior to the preliminary hearing on the Motion, pursuant to Bankruptcy Rules 4001(b), (c) and (d), the Debtor has provided each of the parties set forth below such notice of the time, place and nature of the interim hearing as practicable under the circumstances, whether by telephone, facsimile, overnight courier or by hand delivery: (1) the Office of the United States Trustee, (2) Trim, (3) UCF, (4) all attorneys who have filed a request for service of all pleadings and notices under Bankruptcy Rule 2002, (5) all creditors known to the Debtor who have an interest in cash collateral, and (6) such taxing authorities as have alleged a claim against the Debtor, and

APPEARING, that Debtor filed voluntary petition for relief under chapter 11 of the Bankruptcy Code on May 3, 2013 (the "Petition Date") and is continuing in the management and possession of its businesses and property as debtor-in-possession pursuant to sections 1107 and 1108 of the Bankruptcy Code; and

APPEARING, that prior to the Petition Date, the Debtor was indebted to Trim in the approximate principal amount of $1,200,000.00 (the "Trim Obligations") under a certain Securities Purchase Agreement and a certain loan and security agreement between Trim and the Debtor (collectively the "Trim Documents") and that the Trim Liens (as defined in the Trim Documents) have been fixed and reduced to $750,000.00 pursuant to a pending settlement agreement; and

APPEARING, that Trim alleges that the Trim Obligations are secured by various first priority liens in certain of the assets of the Debtor (the "Asserted Trim Liens"), including a first lien on the Debtor's intellectual property rights ( the "IP Rights") and a second lien behind UCF on the Debtor's receivables; and

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APPEARING, that without the financing proposed by the Motion, Debtor will not have the funds necessary to pay its continuing obligations to vendors or complete the sale of substantially all of its assets; and it

APPEARING, that Debtor has requested that Lender make loans and advances to Debtor under and pursuant to a $250,000.00 line of credit in order to provide funds to be used by Debtor for its general operating, working capital and other business purposes in the ordinary course of Debtor's business; and

APPEARING, that all such loans and advances by Lender will benefit the Debtor, its estate and creditors; and

APPEARING, that the ability of the Debtor to continue its businesses and remain a viable entity and thereafter proceed to sale under chapter 11 of the Bankruptcy Code depends upon Debtor obtaining such financing from Lender; and

APPEARING, that Lender is willing to make loans and advances to Debtor on a secured and administrative priority basis as described herein and subject to the terms and conditions contained herein and in the Loan Agreement and Financial Agreement; and

APPEARING, that the granting to the Lender of a first priority lien on the Debtor's Assets under section 364(d) of the Bankruptcy Code, subject only to existing properly perfected and unavoidable liens of UCF and Trim as of the Petition Date, is appropriate under the circumstances, the Debtor having established that the availability of the credit line will advance the value of the Debtor's IP rights and accounts and will allow the Debtor to return to full operations and profitability; and

APPEARING, that the relief requested in the Motion is necessary, essential, and appropriate for the continued operation of Debtor's business and the management and preservation of Debtor's assets and properties and is in the best interests of Debtor, its estate and creditors;

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NOW, THEREFORE, upon the submissions, offers of proof and the record set forth by Debtor, including the Motion, the files and pleadings in this case, the record of the proceedings heretofore held before this Court with respect to the Motion and upon completion of the interim hearing and sufficient cause appearing therefor, the Court hereby finds as follows:

A.           The Debtor is unable to obtain unsecured credit allowable under section 503(b)(1) of the Bankruptcy Code or pursuant to sections 364(a) and (b) of the Bankruptcy Code.

B.           Under the circumstances, no other source of financing exists on terms more favorable than those offered by Lender.

C.           The notice of the hearing on the Motion constitutes sufficient and adequate notice in accordance with Bankruptcy Rules 4001(b), (c) and (d) and sections 102(1) and 364(c) of the Bankruptcy Code. No further notice of the relief sought in the Motion is required.

D.           Consideration of this Motion constitutes a "core proceeding" as defined in 28 -U.S.C. §§157(b)(2)(A), (D), (G), (M) and (0). This Court has jurisdiction over this proceeding and the parties and property affected hereby pursuant to 28 U.S.C. §§ 157 and 1334.

E.           The relief granted by this Court pursuant to this Interim Order is necessary to avoid immediate and irreparable harm and injury to Debtor's estate.

F.           Good, adequate and sufficient cause has been shown to justify the granting of the interim relief requested herein, and the immediate entry of this Order.

G.           The terms and conditions of this order and the Financial Agreements have been negotiated in good faith and at arm's length by the parties involved. Accordingly, the Court finds the agreements between the parties as described herein have been made in good faith as that term is used in section 364(e) of the Bankruptcy Code.

ACCORDINGLY, IT IS HEREBY ORDERED, ADJUDGED AND DECREED, that:

1.           The Motion, as it relates to financing and approval of the Loan Agreement and the other related Financial Agreements, is granted.

2.           Appropriate notice of the hearing requesting the entry of the Motion and the hearing thereon has been provided.

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3.           The Debtor is hereby authorized and empowered to immediately borrow from Lender pursuant to the terms of this Interim Order and the terms and conditions set forth in the Loan Agreement, in such amount or amounts as may be made available to Debtor by Lender, up to the aggregate amount of $250,000.00.

4.           Debtor shall use the proceeds of the loans and advances made by Lender to Debtor to pay the day to day costs of the operation of the Debtor's business, and to proceed with its efforts to sell substantially all of its assets, in accordance with the terms of the Loan Agreement.

5.           The Debtor is authorized and directed to perform and comply and to continue to perform and comply with all of the terms, conditions and covenants of the Loan Agreement and such terms, conditions and covenants shall be sufficient and conclusive evidence of the borrowing arrangements between Debtor and Lender and of Debtor's agreement to the terms, conditions and covenants of the Loan Agreement for all purposes, including, without limitation, the payment of all principal, interest and fees and expenses, all as more fully set forth in the Loan Agreement.

6.           To secure the prompt payment and performance of the Debtor's liabilities to the Lender, Lender shall upon closing have and is hereby granted, valid and perfected security interests and liens, superior to all other creditors of Debtor's estate, in and upon all of the existing and future assets of the Debtor, whether acquired prior to, concurrently with or after the filing of the petition commencing Debtor's chapter 11 case, including, without limitation, all inventory, goods, accounts, deposit accounts, accounts receivable, equipment, investment property, contract rights, commercial tort claims (except for the claims against Trim under applicable law or the Bankruptcy Code, including any avoidance or subordination claims), general intangibles, including the IP Rights, all as more fully defined as the "Collateral" in the Loan Agreement, subordinate only to properly perfected and unavoidable prepetition liens of Trim and -UCF in the prepetition collateral as of the Petition Date.

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7.           Lender shall have all rights and remedies with respect to Debtor, its liabilities under the Loan Agreement and any Financial Agreements (the "Liabilities") and the Collateral, as are set forth in the Loan Agreement and this Interim Order.

8.           This Order shall be sufficient and conclusive evidence of the priority, perfection and validity of all of the security interests and mortgages in and liens upon the property of the Debtor's estate granted to Lender as set forth herein and in the Loan and Financial Agreements without the necessity of filing, recording or serving any financing statements, leasehold mortgages, mortgages or other documents which may otherwise be required under federal or state law in any jurisdiction or the taking of any other action to validate or perfect the security interests and liens granted to Lender in this Interim Order and the Loan and Financial Agreements If the Lender shall, in its discretion, elect for any reason to file any such financing statements, mortgages or other documents with respect to such security interests and liens, Debtor is authorized and directed to execute, or cause to be executed, all such financing statements or other documents upon Lender's request and the filing, recording or service thereof (as the case may be) of such financing statements, mortgages or similar documents shall be deemed to have been made at the time of and on the Petition Date. The Lender may, in its discretion, file a copy of this Order in any filing or recording office in any county or other jurisdiction in which Debtor has an interest in real or personal property and, in such event, the subject filing or recording officer is authorized and directed to file or record such certified copy of this Order in accordance with applicable law. The liens granted Lender hereby shall be deemed valid and perfected notwithstanding the requirements of non-bankruptcy law with respect to perfection.

9.           The Debtor is hereby authorized and directed to perform all acts, and execute and comply with the terms of such other Financing Agreements, including, without limitation any security documents as the Lender may reasonably require as evidence of and for the protection of the Liabilities and the Collateral or which may be otherwise deemed necessary by Lender to effectuate the terms and conditions of this Interim Order and the Financing Agreements.

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10.          The automatic stay provisions of section 362 of the Bankruptcy Code are vacated and modified to the extent necessary to permit Lender to implement the terms and conditions of the Loan Agreement, the Financial Agreements and the provisions of this Order.

11.          The Debtor is authorized and directed to deliver to Lender all of the documentation which Debtor is required to provide to Lender under the Loan Agreement, the Financial Agreements and this Order.

12.          For all of the Obligations as defined in the Loan Agreement, and in addition to the foregoing, Lender is granted an allowed super-priority administrative claim in accordance with section 364(c)(1) of the Bankruptcy Code having priority in right of payment over any and all other obligations, liabilities and indebtedness of the Debtor, now in existence or hereafter incurred by Debtor and over any and all administrative expenses, priority claims of the kind specified in, or ordered pursuant to, sections 326, 330, 331, 503(b), 506(c) or 507(b) of the Bankruptcy Code and over all rights of set-off under the Bankruptcy Code, except for the administrative expenses of UCF or Trim.

13.          Lender's liens, security interests and super-priority administrative expense claim shall be subordinate only to the fees and expenses of Trim, UCF, the Clerk of this Court and the Office of the United States Trustee pursuant to 28 U.S.C. 1930, and except as provided for in this paragraph, no other claim or right of set-off, including, without limitation any post-petition super-priority administrative claims granted by order of the Bankruptcy Court, shall be granted or allowed priority superior to or pari passu with the priority of the claims of Lender granted by this Order in favor of Lender while any of the Liabilities remain outstanding.

14.          The provisions of this Order shall inure to the benefit of Debtor and Lender and shall be binding upon Debtor and Lender and their respective successors and assigns including any chapter 11 Trustee, chapter 7 Trustee, any committee, or other fiduciary hereafter appointed as a legal representative of the Debtor or with respect to property of the estates of Debtor and shall also be binding upon all creditors of Debtor and other parties in interest.

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15.          The Debtor has requested immediate entry of this Interim Order pursuant to Bankruptcy Rules 4001(b)(2) and (c)(2). The authorization granted herein on an interim basis and to enter into the Loan Agreement and Financial Agreements is necessary to avoid immediate and irreparable harm to the Debtors and their estates. This Court concludes that entry of this Interim Order is in the best interests of the Debtors and their estates and creditors as its implementation will, among other things, allow the Debtors to maximize the value of their assets.

16.          If any or all of the provisions of this Order are hereafter modified, vacated or stayed, such modification, vacation or stay shall not affect (a) the validity of any obligation, indebtedness or liability incurred by Debtor to Lender prior to the effective date of such modification, vacation or stay, and any security interests, liens or priorities granted to the Lender hereunder or (b) the validity or enforceability of any security interest, lien, or priority authorized or created hereunder or pursuant to the Loan Agreement or Financial Agreements. Notwithstanding any such modification, vacation or stay, any indebtedness, obligations or liabilities incurred by Debtor to Lender respectively prior to the effective date of such modification, vacation or stay shall be governed in all respects by the original provisions of this Order, and Lender shall be entitled to all the rights, remedies, privileges and benefits granted herein and pursuant to the Financial Agreements with respect to all such indebtedness, obligations or liabilities. The obligations and indebtedness of Debtor to Lender under this Order or the Loan or Financial Agreements shall not be discharged by the entry of an order confirming any plan of reorganization in Debtor's bankruptcy case or under the Bankruptcy Code, unless and until the Liabilities are paid in full prior to or concurrently with the entry of such order.

17.          To the extent the terms and conditions of the Loan Agreement or Financial Agreements are in conflict with the terms and conditions of this Order, the terms and conditions of this Order shall control.

18.          The terms of the Loan Agreement, the Financial Agreements and the terms of this Order have been negotiated in good faith and at arms' length between Debtor and Lender, and any loans, advances or other financial and credit accommodations which are made or caused to be made to Debtor by Lender pursuant to the Loan Agreement and Financial Agreements are deemed to have been extended in good faith, as the term "good faith" is used in section 364(e) of the Bankruptcy Code, and shall be entitled to the full protection of section 364(e) of the Bankruptcy Code.

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BY THE COURT

The Honorable Jean K. FitzSimon
United States Bankruptcy Judge

Copy to:

Edmond M. George, Esquire
OBERMAYER REBMANN
MAXWELL & HIPPEL LLP
1617 John F. Kennedy Boulevard
One Penn Center, Suite 1900
Philadelphia, PA 19103

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EXHIBIT D

PROCEDURES ORDER

See attached.

IN THE UNITED STATES BANKRUPTCY COURT
FOR THE EASTERN DISTRICT OF PENNSYLVANIA

In re:	)	Chapter 11
)
Skinny Nutritional Corp.,	)	Case No. 13-13972 (JKF)
)
Debtor.	)	Related to Docket No.
)

ORDER (A) APPROVING BID PROCEDURES
RELATING TO SALE OF DEBTOR'S ASSETS; (B) SCHEDULING
HEARING TO CONSIDER SALE AND APPROVING FORM AND
MATTER OF NOTICES; (C) APPROVING EXPENSE REIMBURSEMENT
PROVISION AND BREAK-UP FEE; AND (D) GRANTING RELATED RELIEF

AND NOW, upon consideration of the expedited motion (the "Motion") of Skinny Nutritional Corp. (the "Debtor"), requesting entry of an order (A) approving certain bid procedures with respect to the proposed Sale' of substantially all of the assets of the Debtor (the "Acquired Assets"), as more fully set forth in that certain asset purchase agreement by and between the Debtor and Skinny Nutritional LLC (the "Asset Purchase Agreement"), (B) scheduling a hearing (the "Sale Hearing") and approving the form and manner of notice of the Auction, the Bid Procedures (as defined below) and certain Assumption and Assignment Procedures, (C) approving the Expense Reimbursement and Break-Up Fee, to the extent applicable and (D) granting related relief; and the Court having determined that, to the extent set forth herein, the relief requested in the Motion is in the best interests of the Debtor, its estate, creditors and other parties-in-interest; and due and appropriate notice of the Motion and the relief requested therein having been provided by the Debtor, pursuant to Bankruptcy Rules 4001(b) and 4001(c)(1), to (i) the Office of the United States Attorney for the Eastern District of Pennsylvania; (ii) counsel to Skinny Nutritional LLC; (iii) the Debtor's top twenty (20) unsecured creditors; (iv) counsel to Trim Capital LLC; (v) counsel to United Capital Funding Corp.; (vi) all entities known to have asserted any lien, claim, interest or encumbrance in or upon and of the Acquired Assets; (vii) all taxing authorities or recording offices which have a reasonably known interest in the Debtor, including the Internal Revenue Service; (viii) the Environmental Protection Agency; (ix) the state/local environmental agencies in the jurisdictions where the Debtor owns or leases real property; (xi) all counter-parties to contracts with the Debtor; (xii) all entities known to have expressed a bona fide interest in acquiring all or portions of the Acquired Assets; (xiii) the Office of the United States Trustee for the Eastern District of Pennsylvania; (xiv) the 2002 List; (xv) the Securities and Exchange Commission; and (xvi) all of the Debtor's equity holders (collectively, the "Notice Parties"); and the remainder of the record herein; and after due deliberation thereon; and good and sufficient cause appearing therefor, it is hereby:

1	Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Motion.

FOUND, CONCLUDED AND DECLARED THAT:2

1.           This Court has jurisdiction over this matter and over the property of the Debtor and its bankruptcy estate pursuant to 28 U.S.C. §§ 157(a) and 1334. This is a core proceeding pursuant to 28 U.S.C. §§ 157(b)(2)(A), (M) and (0). Venue in this judicial district is proper under 28 U.S.C. §§ 1408 and 1409.

2.           The statutory and rule-based predicates for the relief sought in the Motion are sections 105, 363 and 365 of the Bankruptcy Code, Bankruptcy Rules 2002, 6003, 6004, 6006, 9007 and 9014, and Local Rules 6004-1 and 9014-3.

3.           Notice of the Motion and proposed entry of this Order has been provided to the Notice Parties. In addition, requisite notice of the Motion and the relief requested thereby and this Order has been provided in accordance with Bankruptcy Rules 4001(c), 4001(d) and 9014, which notice is sufficient for all purposes under the Bankruptcy Code, including, without limitation, Bankruptcy Code section 102(1), and,no further notice of, or hearing on, the Motion or this Order is necessary or required.

2	Findings of fact shall be construed as conclusions of law and conclusions of law shall be construed as findings of fact when appropriate. See Fed. R. Bankr. P. 7052.

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4.           The Debtor's proposed notice of the (i) proposed Sale, (ii) bid procedures attached hereto as Exhibit "1" (the "Bid Procedures"), (iii) Assumption and Assignment Procedures attached hereto as Exhibit "2" and (iv) Cure Notice and Supplemental Contract Notice, in substantially the forms attached hereto as Exhibits "4" and "5" respectively, are appropriate and reasonably calculated to provide all interested parties with timely and proper notice of the proposed Sale of the Acquired Assets, the Auction, the Asset Purchase Agreement, the Bid Procedures and the proposed Cure Amounts to be employed in connection therewith.

5.           The Debtor has articulated good and sufficient reasons for, and the best interests of its estate will be served by, this Court granting the relief requested in the Motion, including approval of: (1) the Bid Procedures attached hereto as Exhibit "1," (2) the Break-up Fee and Expense Reimbursement, to the extent applicable, as provided for in the Motion and the Bid Procedures, (3) the Assumption and Assignment Procedures attached hereto as Exhibit "2," (4) the Auction and Sale Notice attached hereto as Exhibit "3" (the "Auction and Sale Notice") and (5) the Cure Notice and Supplemental Contract Notice attached hereto as Exhibits "4" and "5."

6.           The Debtor has articulated good and sufficient reasons for, and the best interests of its estate will be served by, this Court scheduling a subsequent Sale Hearing to consider granting other relief requested in the Sale Motion, including approval of the Sale and the transfer of the Acquired Assets to the Successful Bidder free and clear of all liens, claims, interests and encumbrances (other than permitted encumbrances and expressly assumed liabilities) pursuant to section 363(f) of the Bankruptcy Code.

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7.           The Break-Up Fee and Expense Reimbursement, to the extent applicable, are essential inducements and conditions relating to Skinny Nutritional LLC's entry into, and continuing obligations under, the Asset Purchase Agreement. Unless Skinny Nutritional LLC is assured that the Break-Up Fee and Expense Reimbursement, if applicable, will be available, Skinny Nutritional LLC is unwilling to remain obligated to consummate the Sale or otherwise be bound under the Asset Purchase Agreement (including the obligations to maintain its committed offer while such offer is subject to higher or otherwise better offers as contemplated by the Bid Procedures). The bid protections induced Skinny Nutritional LLC to submit a bid that will serve as a minimum or floor bid at the Auction on which the Debtor, its creditors and other bidders can rely. Skinny Nutritional LLC has provided a material benefit to the Debtor and its creditors by increasing the likelihood that the best possible purchase price for the Debtor's assets will be received. Accordingly, the Break-Up Fee and Expense Reimbursement, if applicable, provide an actual benefit to the Debtor's estate, are necessary to preserve the Debtor's estate, represent the best method for maximizing value for the benefit of the Debtor's estate and are reasonable and appropriate under the circumstances.

8.           The form and scope of the Auction and Sale Notice is reasonably calculated to provide all interested parties with timely and proper notice of the Sale, the Sale Hearing, the Bid Procedures and the Auction.

9.           The notices to counterparties of Assumed Contracts provided in accordance with the Assumption and Assignment Procedures are reasonably calculated to provide all counterparties to the Assumed Contracts with proper notice of the potential assumption and assignment of their executory contract or unexpired lease and any Cure Amounts associated therewith.

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10.           The entry of this Order is in the best interests of the Debtor, its estate, creditors and other parties-in-interest; and it is therefore

ORDERED, ADJUDGED AND DECREED THAT:

1.           The relief requested in the Motion is granted to the extent set forth herein.

2.           This Order shall be valid, binding and enforceable on all parties-in-interest and fully effective immediately upon entry.

3.           The Bid Procedures attached hereto as Exhibit "1" are hereby approved and fully incorporated into this Order, and shall apply with respect to the proposed Sale of the Acquired Assets. The Debtor is authorized to take any and all actions necessary to implement the Bid Procedures.

4.           The Assumption and Assignment Procedures attached hereto as Exhibit "2" are hereby approved and fully incorporated into this Order.

5.           The Cure Notice and the Supplemental Contract Notice attached hereto as Exhibits "4" and "5" respectively are hereby approved and fully incorporated into this Order.

6.           All objections to the relief requested in the Motion that have not been withdrawn, waived or settled as announced to the Court at the hearing on the Motion or by stipulation filed with the Court, are overruled.

7.           The deadline for submitting a Qualified Bid is                , 2013 at       .m.

(prevailing Eastern Time) (the "Bid Deadline").

8.           Skinny Nutritional LLC's bid is a Qualified Bid for all purposes.

9.           As provided in the Bid Procedures, the Debtor shall conduct the Auction on                           , 201     at                 .m. (prevailing Eastern Time) at the offices of Obermayer Rebmann Maxwell & Hippel, LLP, 1617 John F. Kennedy Boulevard, One Penn Center, Suite 1900, Philadelphia, PA 19103, if more than one Qualified Bid is timely received.

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10.           The Auction and Sale Notice is approved in all respects. All parties-in-interest shall receive or be deemed to have received good and sufficient notice of all relief sought in the Motion, including but not limited to the Auction, the Bid Deadline, the Bid Procedures, the Sale Hearing, the Sale and the assumption and assignment of the Assumed Contracts if, (a) within two (2) business days of the date of entry of this Order, the Debtor serves the Auction and Sale Notice on (i) the Debtor's top twenty (20) unsecured creditors; (ii) the Office of the United States Attorney for the Eastern District of Pennsylvania; (iii) counsel to Skinny Nutritional LLC; (iv) counsel to Trim Capital LLC; (v) counsel to United Capital Funding Corp.; (vi) all entities known to have asserted any lien, claim, interest or encumbrance in or upon any of the Acquired Assets; (vii) all taxing authorities or recording offices which have a reasonably known interest in the Debtor, including, but not limited to the Pennsylvania Department of Revenue, the Nevada Department of Taxation and the Internal Revenue Service; (viii) the Environmental Protection Agency; (ix) the state/local environmental agencies in the jurisdictions where the Debtor owns or leases real property; (x) all counter-parties to contracts with the Debtor; (xi) all entities known to have expressed a bona .fide interest in acquiring all or portions of the Acquired Assets; ( ii) the Office of the United States Trustee for the Eastern District of Pennsylvania; (xiii) the Securities and Exchange Commission; (xiv) the 2002 List; (xv) parties on the Matrix filed by the Debtor; and (xvi) all of the Debtor's equity holders.

11.           In addition to the foregoing, as soon as practicable, but in any event no later than seven (7) business days after the entry of this Bid Procedures Order, the Debtor shall publish the Auction and Sale Notice (modified for publication, as necessary) in the national edition of the Wall Street Journal, USA Today or similar publication.

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12.          The Sale Hearing shall be conducted on on                           , 201     at                 .m. (prevailing Eastern Time). The Debtor shall seek entry of an order at the Sale Hearing approving and authorizing the Sale to the Successful Bidder on terms and conditions substantially consistent with the Asset Purchase Agreement, as appropriate, and as such agreement may be amended or modified. Subject to the Bid Procedures, the Sale Hearing may be adjourned or rescheduled without notice other than by announcement of the adjourned date at the Sale Hearing.

13.          Objections, if any, to the relief requested in the Sale Motion must be filed by at                       4:00 p.m. (prevailing Eastern Time) and must: (a) be in writing; (b) comply with the Bankruptcy Rules and the Local Bankruptcy Rules; (c) be filed with the clerk of the Bankruptcy Court for the Eastern District of Pennsylvania, Robert N.C. Nix Sr. Federal Courthouse, 900 Market Street, Suite 400, Philadelphia, PA 19107, on or before the deadline; and (d) be served so as to be received no later than 4:00 p.m. (prevailing Eastern Time) on the same day, upon (i) counsel to the Debtor, Obermayer Rebmann Maxwell & Hippel, LLP, 1617 John F. Kennedy Boulevard, One Penn Center, Suite 1900, Philadelphia, PA 19103, Attn: Edmond M. George, Esquire.; (ii) counsel to Skinny Nutritional LLC, Saul Ewing LLP, Centre Square West, 1500 Market Street, 38th Floor, Philadelphia, PA 19102, Attn: Richard T. Frazier, Esquire and Jeffrey C. Hampton, Esquire; and (iii) the Office of the United States Trustee of the Eastern District of Pennsylvania, 833 Chestnut Street, Suite 500, Philadelphia, PA 19107, Attn:

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14.          The Break-Up Fee and Expense Reimbursement, to the extent applicable, are hereby approved and the Debtor is authorized to pay the Break-Up Fee and Expense Reimbursement to the Purchaser in the event of: (i) the Purchaser is not the Successful Bidder at the Auction; (ii) the Debtor withdraws this Motion subsequent to the entry of this Order; and (iii) as otherwise provided in the Asset Purchase Agreement. The obligation to pay the Break-Up Fee and Expense Reimbursement shall constitute an administrative expense of the Debtor's estate under section 503(b)(1) of the Bankruptcy Code to the extent that Skinny Nutritional LLC is not the Successful Bidder. Skinny Nutritional LLC shall not waive the right to payment of the Break-Up Fee and Expense Reimbursement by bidding or rebidding at the Auction. If payment of the Break-Up Fee and Expense Reimbursement is required, the Debtor is authorized to take all necessary steps and is hereby directed, without need for any application, motion or further order of this Court, to pay the Break-Up Fee and Expense Reimbursement to Skinny Nutritional LLC upon the terms set forth in the Motion and the Bid Procedures.

15.           The Debtor is authorized to take all actions necessary to effectuate the relief granted pursuant to this Order in accordance with the Motion.

16.           Notwithstanding the possible applicability of Bankruptcy Rules 6004, 6006, 7062, 9014 or otherwise, the terms and conditions of this Order shall be immediately effective and enforceable.

17.           All time periods set forth in this Order shall be calculated in accordance with Bankruptcy Rule 9006(a).

18.           To the extent that this Order is inconsistent with any prior order or pleading with respect to the Motion in this Chapter 11 Case, the terms of this Order shall govern.

19.           This Court shall retain jurisdiction to resolve any dispute relating to the interpretation of the terms and conditions of the Asset Purchase Agreement and this Order. To the extent any provisions of this Order shall be inconsistent with the Motion, the terms of this Order shall control.

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BY THE COURT

Dated: , 2013
The Honorable Jean K. FitzSimon
United States Bankruptcy Judge

9

Exhibit 1

Bid Procedures

10

IN THE UNITED STATES BANKRUPTCY COURT
FOR THE EASTERN DISTRICT OF PENNSYLVANIA

In re:	)	Chapter 11
)
Skinny Nutritional Corp.,	)	Case No. 13-13972 (JKF)
)
Debtor.	)
)

BID PROCEDURES

Skinny Nutritional Corp., debtor and debtor-in-possession (the “Debtor”), has filed a chapter 11 case pending in the United States Bankruptcy Court for the Eastern District of Pennsylvania (the “Bankruptcy Court”) under Case No. 13-13972 (JKF).  By expedited motion dated November 15, 2013 (the “Motion”), the Debtor sought, among other things, approval of the process and procedures set forth below (the “Bid Procedures”) through which it will determine the highest and best offer for the Assets, as defined in the Asset Purchase Agreement (as defined below) (the “Acquired Assets”).  On                                     , 2013, the Bankruptcy Court entered its order approving (the “Bid Procedures Order”), among other things, the Bid Procedures.

On                                    , 201_, as further described in these Bid Procedures, the Motion and the Bid Procedures Order, the Bankruptcy Court shall conduct the Sale Hearing at which the Debtor shall seek entry of the Sale Order authorizing and approving the sale of the Acquired Assets (the “Proposed Sale”) to the Purchaser (defined below) or to one or more other Qualified Bidders (defined below) that the Debtor determines to have made the highest and best offer.

1.           Agreement

On November __, 2013, the Debtor entered into an asset purchase agreement (the “Asset Purchase Agreement”) with Skinny Nutritional LLC (the “Purchaser”), such Asset Purchase Agreement being deemed a Qualified Bid, pursuant to which the Purchaser proposes to acquire the Acquired Assets.  The transaction contemplated by the Asset Purchase Agreement is subject to competitive bidding as set forth herein and approval by the Bankruptcy Court pursuant to Bankruptcy Code section 363.

2.           Assets to be Sold/Purchase Price

The Debtor shall offer for sale the Acquired Assets.  The purchase price for the Acquired Assets is $1.5 million, adjusted upward or downward pursuant to the terms of the Asset Purchase  Agreement.

3.           Mailing the Auction and Hearing Notice

No later than two (2) business days after the entry of the Bid Procedures Order, the Debtor will cause the Auction and Sale Notice, as defined in the Bid Procedures Order, to be sent by first-class mail, postage prepaid to (i) the Debtor’s top twenty (20) unsecured creditors; (ii) the Office of the United States Attorney for the Eastern District of Pennsylvania; (iii) counsel to the Purchaser; (iv) counsel to Trim Capital LLC; (v) counsel to United Capital Funding Corp.; (vi) all entities known to have asserted any lien, claim, interest or encumbrance in or upon any of the Acquired Assets; (vii) all taxing authorities or recording offices which have a reasonably known interest in the Debtors, including, but not limited to, the Pennsylvania Department of Revenue, the Nevada Department of Taxation and the Internal Revenue Service; (viii) the Environmental Protection Agency; (ix) the state/local environmental agencies in the jurisdictions where the Debtor owns or leases real property; (x) all counter-parties to contracts with the Debtor; (xi) all entities known to have expressed a bona fide interest in acquiring all or portions of the Acquired Assets; (xii) the Office of the United States Trustee for the Eastern District of Pennsylvania; (xiii) the 2002 List; (xiv) the Securities and Exchange Commission; (xv) the parties on the Matrix filed by the Debtor; and (xvi) all of the Debtor’s equity holders (collectively, the “Notice Parties”).

4.           The Bidding Process

Set forth below is the general process to be employed by the Debtor with respect to the proposed Sale of its assets:

(i)	Any person interested in making an offer to purchase the Debtor’s assets shall comply with these procedures.

(ii)	Only Qualified Bids (as defined below) shall be considered by the Debtor.

(iii)
If the Debtor does not receive a Qualified Bid other than the Asset Purchase Agreement prior to the Bid Deadline (as defined below), then the Purchaser’s offer to acquire the Acquired Assets under the Asset Purchase Agreement shall constitute the highest or otherwise best Qualified Bid (the “Successful Bid”).

(iv)
If the Debtor receives a Qualified Bid other than the Asset Purchase Agreement prior to the Bid Deadline, then the Debtor shall select a Qualified Bid as the Successful Bid after the Debtor has conducted an Auction (as defined below) and considered, among other things, the total consideration to be received by its estate as well as other financial and contractual terms relevant to the proposed Sale, including those factors affecting the speed and certainty of consummating the proposed Sale.

(v)
Upon failure to consummate the proposed Sale because of a breach on the part of the Successful Bidder after an Order entered at the Sale Hearing, the Debtor shall be permitted to select the next highest or otherwise best bid to be the Successful Bid and to consummate such transaction without further Order of the Bankruptcy Court.

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(vi)
The Good Faith Deposits of the Successful Bidder and the second highest bidder at the Auction (the “Back-Up Bidder”) shall be held in escrow in an interest-bearing account and all Qualified Bids will remain open, notwithstanding Bankruptcy Court approval of a Sale pursuant to the terms of a Successful Bid by a Qualified Bidder, until the earlier of (1) the closing of the Sale of the Acquired Assets, (2) the date that is 30 days after entry of a Sale Order approving a Sale to the Successful Bidder, or (3) the date that is 35 days after the Auction (the “Return Date”).  Skinny Nutritional LLC’s Bid will remain open, notwithstanding Bankruptcy Court approval of a Sale pursuant to the terms of a Successful Bid by a Qualified Bidder other than Skinny Nutritional LLC, for a period of 10 days after the Auction.  On the Return Date, if the Debtor has not completed a Sale to such bidder, the Debtor shall return the Good Faith Deposit of the Back-Up Bidder, with accrued interest.  The Debtor shall return the Good Faith Deposits of all bidders other than the Successful Bidder and the Back-Up Bidder within two (2) business days after the Auction.

5.           Participation Requirements

Unless otherwise ordered by the Bankruptcy Court for cause shown, in order to participate in the Sale process, each person (a “Potential Purchaser”) shall deliver to the Debtor and its investment banker, SSG Capital Advisors, LLC:

(i)	an executed confidentiality agreement in form and substance satisfactory to the Debtor; and

(ii)
financial disclosures acceptable to the Debtor demonstrating such Potential Purchaser’s ability to close the proposed transaction and to provide adequate assurance of future performance to counterparties to any executory contracts and unexpired leases to be assumed and assigned.

A “Qualified Bidder” is (1) the Purchaser, or (2) a Potential Purchaser that delivers the documents described in subparagraphs 5(i) and (ii) above and that the Debtor determines is reasonably likely (based on the availability of financing, experience and other considerations) to submit a bona fide offer and to be able to consummate the proposed Sale if selected as the Successful Bidder.

The Debtor shall determine whether a Potential Purchaser is a Qualified Bidder and shall provide written notice of its determination to such Potential Purchaser and to each then existing Qualified Bidder.

3

6.           Due Diligence

Subject to the Debtor’s receipt of an executed confidentiality agreement in form and substance satisfactory to it, the Debtor shall afford each Potential Purchaser due diligence access to the Acquired Assets.  The Debtor shall not be obligated to furnish any due diligence information after the Bid Deadline.

7.           Bid Deadline and Requirements

A “Qualified Bid” is (1) the Purchaser’s offer to acquire the Acquired Assets pursuant to the Asset Purchase Agreement, or (2) another Qualified Bidder’s offer to acquire the Acquired Assets if such offer was received prior to the Bid Deadline and if such offer included each of the following (collectively, a “Bid Package”):

(i)
An executed copy of an asset purchase agreement (including schedules and exhibits, the “Modified Asset Purchase Agreement”): (a) marked to reflect changes to the Asset Purchase Agreement (b) irrevocable until the earlier of 30 days after the Auction or two business days after a proposed Sale is consummated and (c) for the purchase of substantially all of the Acquired Assets, with no closing conditions other than those set forth in the Asset Purchase Agreement, in exchange for a cash purchase price that exceeds the Purchase Price (as such term is defined in the Asset Purchase Agreement) by at least $250,000 (representing the initial bid increment plus the combined Break-Up Fee and Expense Reimbursement, the “Minimum Cash Amount”).

(ii)	Financial and other information satisfactory to the Debtor setting forth adequate assurance of future performance under section 365 of the Bankruptcy Code, with respect to any Assumed Contracts.

(iii)
A good faith cash deposit (the “Good Faith Deposit”) in the amount of $150,000 in the form of a wire transfer (or other form acceptable to the Debtor in its sole discretion) payable to such party as the Debtor may determine, which Good Faith Deposit shall be held in escrow by the Debtor pending its use in accordance with these Bid Procedures or the Return Date.

(iv)	A written statement that the bid is not conditioned on (a) obtaining financing or other financing contingencies or (b) the outcome of unperformed due diligence by the bidder.

(v)
If such information is not set forth in the Modified Asset Purchase Agreement, a statement as to whether or not such bidder intends to take an assignment of the LiDestri Agreement and, if not, the consideration to be provided to the Debtor as a result of the resulting LiDestri Liquidated Damages.

4

(vi)
A written statement identifying any regulatory approval(s) that is required for the bidder’s proposed acquisition of the Acquired Assets and the anticipated time frame for the filing of any requests for such approval(s) and the obtaining of such regulatory approval(s).

In order to be considered, Bid Packages must be received on or before noon, prevailing Eastern Time, on                           , 2013 (the “Bid Deadline”) and, except as may be instructed otherwise with respect to the Good Faith Deposit, should be delivered to (i)  the Debtor, Skinny Nutritional Corp., 825 Lafayette Road, Bryn Mawr, PA 19010, Attn: Mr. Michael Salaman; and (ii) counsel for the Debtor, Obermayer Rebmann Maxwell & Hippel, LLP, 1617 John F. Kennedy Boulevard, One Penn Center, Suite 1900, Philadelphia, PA 19103, Attn: Edmond M. George, Esquire; and (iii) investment banker for the Debtor, SSG Capital Advisors, LLC, 300 Barr Harbor Drive, Suite 420, West Conshohocken, PA 19428: Attn: J. Scott Victor.

After the Bid Deadline, the Debtor, and its advisors (including counsel and investment banker), shall determine which Qualifying Bid represents the then highest or otherwise best value to the Debtor (the “Baseline Bid”).  The determination of which Qualified Bid constitutes the Baseline Bid shall take into account any factors the Debtor reasonably deems relevant to the value of the Qualified Bid to the estate, including, inter alia, the following: (i) the amount and nature of the consideration; (ii) the proposed assumption of any liabilities, if any; (iii) the ability of the Qualified Bidder to close the proposed transaction; (iv) the proposed closing date and the likelihood, extent and impact of any potential delays in closing; (v) any purchase price adjustments; (vi) the impact of the contemplated transaction on any actual or potential litigation; and (vii) the net economic effect of any changes from the Asset Purchase Agreement, if any, contemplated by the proposed transaction documents (collectively, the “Bid Assessment Criteria”).  At least 24 hours prior to the Auction, the Debtor shall distribute copies of the Baseline Bid to each Qualifying Bidder.

8.           Auction

If the Debtor receives a Qualified Bid other than that of the Purchaser and concludes that any such Qualified Bid is a higher and better bid than the Asset Purchase Agreement, the Debtor will conduct an Auction. The Auction shall take place at the offices of Obermayer Rebmann Maxwell & Hippel, LLP, 1617 John F. Kennedy Boulevard, One Penn Center, Suite 1900, Philadelphia, PA 19103 on                              , 201_ commencing at_ _.m., prevailing Eastern Time. Subject to the "Reservation of Rights" set forth below, the Auction shall he governed by the following procedures:

(i)	Only a Qualified Bidder who has submitted a Qualified Bid (including the Purchaser) shall be eligible to attend and participate at the Auction.

(ii)	Each Qualified Bidder shall be required to verbally confirm that it has not engaged in any collusion with respect to the bidding or the proposed Sale.

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(iii)	The Auction shall begin with the Baseline Bid (which, as a Qualified Bid, will provide for at least the Minimum Cash Amount) and proceed in minimum additional increments of $100,000

(iv)	Each bid at the Auction must meet each of the criteria of a Qualified Bid, other than the requirement that it be received prior to the Bid Deadline.

(v)	All bids shall be placed on the record, which shall either be transcribed or videotaped, and each bidder shall be informed of the terms of the previous bid.

(vi)
The Auction shall continue until there is only one offer that the Debtor, and its advisors (including counsel and investment banker) determines is the Successful Bid.  In determining which Qualified Bid to select as the Successful Bid, the Debtor, and its advisors (including counsel and investment banker) may consider, among other things, (1) the amount of the purchase price; (2) the form of consideration being offered; (3) the likelihood of the Qualified Bidder’s ability to close a transaction and the timing thereof; and (4) the net benefit to the Debtor’s estate and its creditors.  The Debtor shall present the Successful Bid to the Bankruptcy Court for approval at the Sale Hearing.

(vii)
The Debtor, and its advisors (including counsel and investment banker), in its reasonable discretion, may adopt rules for the Auction at or prior to the Auction that, in its reasonable discretion, will better promote the goals of the Auction and that are consistent with any of the provisions of the Bid Procedures Order; provided, however, that the Debtor may not without the consent of the Purchaser modify (1) the dates set for the Bid Deadline, the Auction or the Sale Hearing; (2) the definition of “Minimum Cash Amount” or the requirements with respect to the Baseline Bid in section 8(iii) above, (3) sections 8(i) or 8(iv) above, or (4) the last sentence of section 8(vi) above.

9.           Bid Protections.  Purchaser is entitled to a Break-Up Fee in the amount of $100,000 and an Expense Reimbursement in the amount of $50,000 (including fees and expenses of counsel) incurred by Purchaser in connection with the negotiation, documentation and implementation of the Asset Purchase Agreement and the transactions contemplated hereby.

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10.         Sale Hearing

The Sale Hearing shall take place in the courtroom of Honorable Jean K. FitzSimon in the United States Bankruptcy Court for the Eastern District of Pennsylvania, Robert N.C. Nix Sr. Federal Courthouse, 900 Market Street, Suite 400, Courtroom 3, 2nd Floor, Philadelphia, PA 19107 on                             , 201_ commencing at_ _.m., prevailing Eastern Time.  With the consent of the Successful Bidder, the Sale Hearing may be adjourned or rescheduled without notice other than by an announcement of the adjourned date at the Sale Hearing or otherwise.  At such Sale Hearing, the Debtor shall present the Successful Bid to the Bankruptcy Court for approval.

11.         Reservation of Rights

In addition to its rights set forth in section 8(vii) above, the Debtor and its advisors (including counsel and investment banker), may modify these Bid Procedures or impose, at or prior to the Auction, additional customary terms and conditions on the proposed Sale of its assets if in its reasonable judgment such modifications would be in the best interest of the Debtor’s estate and promote an open and fair sale process, so long as such modifications and/or additional terms are consistent with the provisions of the Asset Purchase Agreement.

7

Exhibit 2

Assumption and Assignment Procedures

IN THE UNITED STATES BANKRUPTCY COURT
FOR THE EASTERN DISTRICT OF PENNSYLVANIA

In re:	)	Chapter 11
)
Skinny Nutritional Corp.,	)	Case No. 13-13972 (JKF)
)
Debtor.	)
)

ASSUMPTION AND ASSIGNMENT PROCEDURES

Skinny Nutritional Corp., debtor and debtor-in-possession (the "Debtor"), has filed a chapter 11 case pending in the United States Bankruptcy Court for the Eastern District of Pennsylvania (the "Bankruptcy Court") under Case No. 13-13972 (JKF). By expedited motion dated November ,                           2013 (the "Motion"), the Debtor sought, among other things, approval of the process and procedures (the "Bid Procedures") through which it will determine the highest and best offer for the Assets, as defined in the Asset Purchase Agreement (as defined below) (the "Acquired Assets"). On November , 2013 the Bankruptcy Court entered its order (the "Bid Procedures Order") which, among other things, approved the Bid Procedures.

On , 201 as further described in the Bid Procedures, the Motion and the Bid Procedures Order, the Bankruptcy Court shall conduct the Sale Hearing at which the Debtor shall seek entry of the Sale Order authorizing and approving the sale of the Acquired Assets (the "Proposed Sale") to the Purchaser (defined below). or to one or more other Qualified Bidders (defined below) that the Debtor determines to have made the highest and best offer.

On November , 2013, the Debtor entered into an asset purchase agreement (the "Asset Purchase Agreement") with Skinny Nutritional LLC (the "Purchaser"), pursuant to which the Purchaser proposes to acquire the Acquired Assets. The transaction contemplated by the Asset Purchase Agreement is subject to competitive bidding and approval by the Bankruptcy Court pursuant to Bankruptcy Code section 363.

Set forth below are the assumption and assignment procedures (the "Assumption & Assignment Procedures") to be employed with respect to the proposed Sale of the Debtors' assets to the Purchaser.

Pursuant to the Motion and section 365 of the Bankruptcy Code, the Debtor requests authority to assume and assign certain executory contracts and unexpired leases (the "Assumed Contracts") to any Successful Bidder and to be relieved of any liability under such Assumed Contracts arising after the closing of the Sale according to the following procedures:

(i)
Within five (5) business days of the entry of the Bid Procedures Order, the Debtor shall file a schedule (the "Contract & Cure Schedule") (a) listing the Assumed Contracts, (b) listing the amount, if any, necessary to pay to cure such Assumed Contracts pursuant to section 365 of the Bankruptcy Code (the "Cure Amounts"), (c) designating which of the Assumed Contracts have been designated for assumption and assignment by the Purchaser, (d) stating that the Purchaser has the right to delete any Assumed Contract initially designated for assumption and assignment from the final list of Assumed Contracts to be assumed and assigned at any time up to three (3) days prior to the Auction, and (e) stating that, in the event a bidder other than the Purchaser is the Successful Bidder, such other party has the right to designate Assumed Contracts for assumption and assignment that may be different than the contracts initially designated by the Purchaser and such Assumed Contracts will be set forth in a supplemental Contract Schedule (the "Supplemental Contract Schedule") to be served and filed within two (2) days after the Auction.

(ii)
Upon filing the Contract & Cure Schedule, a copy of the Contract & Cure Schedule, the motion of the Debtor to approve the Proposed Sale (the "Sale Motion"), the Motion and all exhibits related thereto, the Auction and Sale Notice, the Bid Procedures Order, the Bid Procedures and these Assumption and Assignment Procedures (collectively, a "Cure Package"), will be served on each of the counterparties to the Assumed Contracts.

(iii)
Any objections ("Assignment Objections") to the assumption and assignment of any Assumed Contract, including, but not limited to, objections relating to adequate assurance of future performance of the Purchaser or to the proposed cure amount set forth in the Contract & Cure Schedule, must be filed with the Bankruptcy Court and served upon counsel for the Debtor, Obermayer Rebmann Maxwell & Hippel, LLP, 1617 John F. Kennedy Boulevard, One Penn Center, Suite 1900, Philadelphia, PA 19103, Attn: Edmond M. George, Esquire, counsel to the Purchaser, Saul Ewing LLP, Centre Square West, 1500 Market Street, Philadelphia, PA 19102, Attn: Richard T. Frazier, Esquire and Jeffrey C. Hampton, Esquire and the Office of the United States Trustee, 833 Chestnut Street, Suite 500, Philadelphia, PA 19107 no later than, 201 at 4:00 p.m., prevailing Eastern Time (the "Sale and Assignment Objection Deadline"). Notably, all Assignment Objections based on the Debtor's proposed cure amounts must be filed by the Sale and Assignment Objection Deadline, even if the Successful Bidder at Auction is not the Purchaser. Assignment Objections will be heard at the Sale Hearing unless otherwise agreed to by the applicable parties or ordered by the Court.

(iv)
If the Successful Bidder at Auction is not the Purchaser, Assignment Objections relating only to adequate assurance offuture performance shall be filed with the Bankruptcy Court and served upon counsel for the Debtor, Obermayer Rebmann Maxwell & Hippel, LLP, 1617 John F. Kennedy Boulevard, One Penn Center, Suite 1900, Philadelphia, PA 19103, Attn: Edmond M. George, Esquire, counsel to the Successful Bidder and the Office of the United States Trustee, 833 Chestnut Street, Suite 500, Philadelphia, PA 19107 no later than eleven (11) days after service of the Supplemental Contract Schedule. A hearing to resolve any such objections will be held on a date to be determined.

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(v)
Any counterparty to an Assumed Contract failing to file an Assignment Objection by the Sale and Assignment Objection Deadline shall be forever barred from (1) objecting to the Cure Amount set forth on the Contract Schedule with respect to its Assumed Contract; (2) seeking additional amounts arising under its Assumed Contract prior to the Closing from the Debtor, the Purchaser or other Successful Bidder; (3) objecting to the assumption and assignment of its Assumed Contract to the Purchaser; and (4) objecting to the adequate assurance to be provided by the Purchaser.

(vi)
Any counterparty to an Assumed Contract failing to file an Assignment Objection based on a Successful Bidder's adequate assurance within eleven (11) days after service of the Supplemental Contract Schedule shall be forever barred from objecting to the adequate assurance of future performance provided by the Successful Bidder.

(vii)
Except as may otherwise be agreed to by all parties to an Assumed Contract, the cure of any defaults under Assumed Contracts necessary to permit assumption and assignment thereof in accordance with section 365 of the Bankruptcy Code shall be by (1) payment of the undisputed Cure Amount, and/or (2) establishment of a reserve with respect to any disputed Cure Amount. The party responsible for paying Cure Amounts shall be the party set forth in the Asset Purchase Agreement or, if applicable, in an agreement between the Successful Bidder and the Debtor.

3

Exhibit 3

Auction and Sale Notice

IN THE UNITED STATES BANKRUPTCY COURT
FOR THE EASTERN DISTRICT OF PENNSYLVANIA

In re:	)	Chapter 11
)
Skinny Nutritional Corp.,	)	Case No. 13-13972 (JKF)
)
Debtor.	)
)

NOTICE OF AUCTION AND SALE

PLEASE TAKE NOTICE that on                            , 2013, Skinny Nutritional Corp., the above-captioned debtor and debtor-in-possession (the "Debtor"), filed its Combined Motion For Order (I) Scheduling Expedited hearing, Reduced Notice Period and Limited Notice; (II) (A) Approving Bid Procedures Relating to the Sale of Debtor's Assets; (B) Scheduling Hearing to Consider Sale and Approving Form and Matter of Notices; (C) Approving Expense Reimbursement Provision and Break-Up Fee; and (D) Granting Related Relief and (III) (A) Authorizing the Sale of Substantially All of the Debtor's Assets, Free and Clear of Liens, Claims, Encumbrances and Interests, (B) Approving Asset Purchase Agreement, (C) Authorizing The Assumption and Assignment of the Assigned Contracts and (D) Granting Related Relief (the "Sale/Bid Procedures Motion") with the United States Bankruptcy Court for the Eastern District of Pennsylvania (the "Bankruptcy Court"). The Debtor has received a Qualified Bid' from Skinny Nutritional LLC ("Purchaser"), as a stalking horse purchaser. The purchase price for the Acquired Assets is $1,500,000, adjusted upward or downward pursuant to the terms of the Asset Purchase Agreement (as defined below). All parties that may be interested in submitting a bid for substantially all of the Debtor's assets (the "Acquired Assets") or any portion thereof or taking part in the Auction (as defined below) must read carefully the Bid Procedures Order (as defined below).

PLEASE TAKE NOTICE that following a hearing held on , 2013, the Bankruptcy Court entered an Order (A) Approving Bid Procedures Relating to the Sale of Debtor 's Assets; (B) Scheduling Hearing to Consider Sale and Approving Form and Matter of Notices; (C) Approving Expense Reimbursement Provision and Break-Up Fee; and (D) Granting Related Relief (the "Bid Procedures Order") and scheduled a hearing to consider that portion of the Sale/Bid Procedures Motion in which the Debtor seeks authority to, among other things, sell substantially all assets, free and clear of all liens, claims, encumbrances and interests for                               , 201 at                          .m. (prevailing Eastern Time) (the "Sale Hearing").

Only those parties that submit Qualified Bids may participate in the Auction (as defined below). If you are interested in determining how to submit a Qualified Bid, you must comply with the terms of the Bid Procedures Order. Any party-in-interest wishing to receive a complete set of the asset purchase agreement, the Sale/Bid Procedures Motion and the Bid Procedures Order may do so free of charge upon request to the undersigned.

1	Unless otherwise defined herein, all capitalized terms shall have the meaning ascribed them in the Bid Procedures Motion and/or the Bid Procedures.

In order to be considered, Bid Packages must be received on or before noon, prevailing Eastern Time, on                 (the "Bid Deadline") and, except as may be instructed otherwise with respect to the Good Faith Deposit, should be delivered to (i) the Debtor, Skinny Nutritional Corp., 825. Lafayette Road, Bryn Mawr, PA 19010; (ii) counsel for the Debtor, Obermayer Rebmann Maxwell & Hippel LLP, 1617 John F. Kennedy Boulevard, One Penn Center, Suite 1900, Philadelphia, PA 19103, Attn: Edmond M. George, Esquire; and (iii) investment banker for the Debtor, SSG Capital Advisors, LLC, 300 Bar Harbor Drive, Suite 420, West Conshohocken, PA 19428: Attn: J. Scott Victor.

If a Qualified Bid is received by the Bid Deadline, an auction (the "Auction") with respect to a contemplated transaction shall take place on                                             201     at                     .m. (prevailing Eastern Time) at Obermayer Rebmann Maxwell & Hippel LLP, 1617 John F. Kennedy Boulevard, One Penn Center, Suite 1900, Philadelphia, PA 19103. If, however, no such Qualified Bid is received by the Bid Deadline, then the Auction will not be held, the Purchaser will be deemed the Successful Bidder, the asset purchase agreement with the Purchaser (the "Asset Purchase Agreement") will be the Successful Bid and, at the Sale Hearing, the Debtor will seek approval of and authority to consummate the transaction contemplated by the Asset Purchase Agreement.

Only a Qualified Bidder who has submitted a Qualified Bid will be eligible to participate in the Auction. Only the authorized representatives of each of the Qualified Bidders and the Debtor shall be permitted to attend the Auction. At the Auction, Qualified Bidders will be permitted to increase their bids. The bidding at the Auction shall start at the Baseline Bid as disclosed to all Qualified Bidders prior to commencement of the Auction, and continue in increments of $100,000 (the "Minimum Overbid Increment"). The highest and otherwise best Qualified Bid shall be determined by the Debtor in its discretion.

At the Sale Hearing, the Debtor will present the Successful Bid to the Bankruptcy Court for approval. The Debtor will sell the Acquired Assets to the Successful Bidder or to the Purchaser in accordance with the Asset Purchase Agreement, if a higher and otherwise better Qualified Bid is not received and accepted as the Successful Bid. If the Successful Bidder fails to consummate an approved Sale because of a breach or failure to perform on the part of the Successful Bidder, the next highest and otherwise best Qualified Bid, as approved at the Sale Hearing, shall be deemed to be the Successful Bid and the Debtor shall be authorized to effect such a Sale without further order of the Bankruptcy Court.

If you seek to object to the sale of the Acquired Assets or any portion thereof, you must comply with the terms for making such objections as set forth in the Sale/Bid Procedures Motion and the Bid Procedures Order. Such objections must be filed with the Bankruptcy Court and served on the parties set forth in the Bid Procedures Order. If any party fails to timely file and serve an objection in accordance with the Bid Procedures Order, the Bankruptcy Court may disregard such objection. Any party seeking copies of the Sale/Bid Procedures Motion and Bid Procedures Order may receive copies by contacting Edmond M. George, counsel for the Debtor, (a) by telephone at (215) 665-3140, (b) by electronic mail at edmond.george@obermayer.com, or (c) by mail to Obermayer Rebmann Maxwell & Hippel LLP, 1617 John F. Kennedy Boulevard, One Penn Center, Suite 1900, Philadelphia, PA 19103, Attn: Edmond M. George, Esquire.

2

Dated: , 2013	OBERMAYER REBMANN MAXWELL & HIPPEL LLP

Edmond M. George, Esquire
One Penn Center, Suite 1900 1617
John F. Kennedy Boulevard Philadelphia,
PA 19103 (215) 665-3140 (telephone)
(215) 795-8843 (fax)
Edmond.george@obermayer.com

Counsel for Debtor

3

Exhibit 4

Cure Notice

IN THE UNITED STATES BANKRUPTCY COURT
FOR THE EASTERN DISTRICT OF PENNSYLVANIA

In re:	)	Chapter 11
)
Skinny Nutritional Corp.,	)	Case No. 13-13972 (JKF)
)
Debtor.	)
)

NOTICE OF PROPOSED ASSUMPTION AND ASSIGNMENT
OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

PLEASE TAKE NOTICE that on                                    , 2013, the United States Bankruptcy Court for the Eastern District of Pennsylvania (the "Bankruptcy Court") entered its Order (A) Approving Bid Procedures Relating to the Sale of Debtor 's Assets; (B) Scheduling Hearing to Consider Sale and Approving Form and Matter of Notices; (C) Approving Expense Reimbursement Provision and Break-Up Fee; and (D) Granting Related Relief (the "Bid  Procedures Order"), pursuant to which the Bankruptcy Court approved bid procedures in connection with the above-captioned debtor's (the "Debtor") motion to sell substantially all of its assets to Skinny Nutritional LLC (the "Purchaser") or the successful purchaser of the Debtor's assets at auction (the "Successful Bidder").

PLEASE TAKE FURTHER NOTICE that the hearing on the Combined Motion For Order (I)(A) Approving Bid Procedures Relating to the Sale of Debtor's Assets; (B) Scheduling Hearing to Consider Sale and Approving Form and Matter of Notices; (C) Approving Expense Reimbursement Provision and Break-Up Fee; and (D) Granting Related Relief and (II)(A) Authorizing the Sale of Substantially All of the Debtor's Assets, Free and Clear of Liens, Claims, Encumbrances and Interests, (B) Approving Asset Purchase Agreement, (C) Authorizing the Assumption and Assignment of the Assigned Contracts and (D) Granting Related Relief (the "Sale Motion") has been set for                                                             201 at      .m. (prevailing Eastern time) before the Honorable Jean K. FitzSimon in the United States Bankruptcy Court for the Eastern District of Pennsylvania, Robert N.C. Nix Sr. Federal Courthouse, 900 Market Street, Suite 400, Courtroom 3, 2nd Floor, Philadelphia, PA 19107. Pursuant to the Sale Motion, the Debtor seeks, inter cilia, the approval of the Bankruptcy Court for the sale of substantially all of the Debtor's assets (the "Acquired Assets"), including the assumption arid assignment of various executory contracts and unexpired leases (the "Assumed Contracts").

PLEASE TAKE FURTHER NOTICE that each of the executory contracts and unexpired leases that the Debtor may seek to assume and assign to the Successful Bidder are listed on Exhibit "A." Those agreements designated by the Purchaser as Assumed Contracts are identified on Exhibit "A" (the "Purchaser Designated Contracts").

PLEASE TAKE FURTHER NOTICE that the "Cure Amounts" included in Exhibit "A" hereto are the amounts that, based on the Debtor's books and records, the Debtor asserts are owed to cure any defaults existing under the Assumed Contracts as of the Petition Date.4

PLEASE TAKE FURTHER NOTICE that (a) the Purchaser may add or remove agreements from the list of Purchaser Designated Contracts; and (b) a Successful Bidder, other than the Purchaser, may designate different agreements for assumption and assignment. Accordingly, the inclusion of any executory contract or unexpired lease on Exhibit"A" hereto is not, and should not be deemed to be, an agreement or acknowledgement by the Successful Bidder that such executory contract or unexpired lease is an Assumed Contract.

PLEASE TAKE FURTHER NOTICE that attached hereto as Exhibit "B" is information with respect to the Purchaser's adequate assurance of future performance under any Assumed Contracts. The Debtor and the Purchaser further reserve the right to present additional information with respect to the Purchaser's adequate assurance of future performance.

PLEASE TAKE FURTHER NOTICE that if you object to the assumption and assignment of your Assumed Contract, disagree with the Cure Amounts shown for the Assumed Contracts or object to the Purchaser's ability to provide adequate assurance, you must file an objection in writing with the Bankruptcy Court on or before 4:00 p.m. (prevailing Eastern Time) on                                , 201_ and serve such objection so that it is actually received by the following parties as of that date: (1) counsel for the Debtor, Obermayer Rebmann Maxwell & Hippel LLP, 1617 John F. Kennedy Boulevard, One Penn Center, Suite 1900, Philadelphia, PA 19103, Attn: Edmond M. George, Esquire; (ii) the Office of the United States Trustee, 833 Chestnut Street, Suite 500, Philadelphia, PA 19107; and (iii) counsel to the Purchaser, Saul Ewing LLP, Centre Square West, 1500 Market Street, Philadelphia, PA 19102, Attn: Richard T. Frazier, Esquire and Jeffrey C. Hampton, Esquire. If you timely file an objection that you are unable to consensually resolve with the Debtor, such objection will be heard by the Bankruptcy Court at the hearing on the Sale Motion.

PLEASE TAKE FURTHER NOTICE that any and all objections based on the proposed Cure Amounts must be filed by the deadline set forth above, even if the Purchaser is not the Successful Bidder at Auction.

PLEASE TAKE FURTHER NOTICE THAT IF YOU DO NOT TIMELY FILE AND SERVE AN OBJECTION AS STATED ABOVE, THE COURT MAY GRANT THE RELIEF REQUESTED IN THE SALE MOTION WITHOUT FURTHER NOTICE. ANY NON-DEBTOR PARTY TO ANY ASSUMED CONTRACTS WHO DOES NOT TIMELY OBJECT TO THE CURE AMOUNTS FOR SUCH ASSUMED EXECUTORY CONTRACT IS DEEMED TO HAVE CONSENTED TO SUCH CURE COSTS, AS WELL AS THE ADEQUATE ASSURANCE OF FUTURE PERFORMANCE PROVIDED BY THE PURCHASER.

4	Your receipt of this notice does not constitute an admission by the Debtor that your agreement in fact constitutes an executory contract or unexpired lease under section 365 of the Bankruptcy Code, and the Debtor expressly reserves the right to challenge the status of any agreement up until the time of the hearing on the Sale Motion (the "Sale Hearing").

PLEASE TAKE FURTHER NOTICE that in the event the Purchaser is not the Successful Bidder, within two (2) days after the Auction, the Debtor will file a supplemental notice (the "Supplemental Contract Notice") containing the executory contracts and unexpired leases that the Debtor seeks to assume and assign to the Successful Bidder. Such notice will also contain (a) adequate assurance information with regards to the Successful Bidder and (b) the deadline for parties to object to the proposed assumption and assignment on adequate assurance grounds. Only objections based on the Successful Bidder's adequate assurance may be filed in response to the Supplemental Contract Notice, to the extent applicable.

PLEASE TAKE FURTHER NOTICE that all requests for information concerning the Bid Procedures Order or the Sale Motion should be in a writing directed to Obermayer Rebmann Maxwell & Hippel LLP, 1617 John F. Kennedy Boulevard, One Penn Center, Suite 1900, Philadelphia, PA 19103, Attn: Edmond M. George, Esquire or edmond.george@obermayer.com.

Dated: , 2013	OBERMAYER REBMANN MAXWELL & HIPPEL LLP

Edmond M. George, Esquire
One Penn Center, Suite 1900 1617
John F. Kennedy Boulevard Philadelphia,
PA 19103 (215) 665-3140 (telephone)
(215) 795-8843 (fax)
Edmond.george@obermayer.com

EXHIBIT "A"

Contracts/Leases to be Assumed and Assigned1

Non-Debtor Party and Address	Debtor Party	Contract/Lease	Date	Cure Amount	Purchaser Designated Contract

1	The Debtor reserves the right to amend this Exhibit.

EXHIBIT "B"

Buyer's Adequate Assurance

Exhibit 5

Supplemental Contract Notice

IN THE UNITED STATES BANKRUPTCY COURT
FOR THE EASTERN DISTRICT OF PENNSYLVANIA

In re:	)	Chapter 11
)
Skinny Nutritional Corp.,	)	Case No. 13-13972 (JKF)
)
Debtor.	)
)

SUPPLEMENTAL NOTICE OF PROPOSED ASSUMPTION AND
ASSIGNMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

PLEASE TAKE NOTICE that on                              , 2013, the United States Bankruptcy Court for the Eastern District of Pennsylvania (the "Bankruptcy Court") entered its Order (A) Approving Bid Procedures Relating to the Sale of Debtor's Assets; (B) Scheduling Hearing to Consider Sale and Approving Form and Matter of Notices; (C) Approving Expense Reimbursement Provision and Break-Up Fee; and (D) Granting Related Relief (the "Bid Procedures Order") pursuant to which the Bankruptcy Court approved bid procedures in connection with the above-captioned debtor's (the "Debtor") motion to sell substantially all of its assets (the "Sale Motion") to             or the successful purchaser of the Debtor's assets at auction (the "Successful Bidder"). An auction was thereafter held on                      , 201   after which                            (the "Buyer") was determined to be the Successful Bidder.

PLEASE TAKE FURTHER NOTICE that the hearing on the Sale Motion has been set for                           , 201   at   .m. (prevailing Eastern Time) before the Honorable Jean K. FitzSimon in the United States Bankruptcy Court for the Eastern District of Pennsylvania, Robert N.C. Nix Sr. Federal Courthouse, 900 Market Street, Suite 400, Courtroom 3, 2nd Floor, Philadelphia, PA 19107. Pursuant to the Sale Motion, the Debtor seeks, inter alia, the approval of the Bankruptcy Court for the sale of substantially all of the Debtor's assets (the "Acquired Assets"), including the assumption and assignment of various executory contracts and unexpired leases (the "Assumed Contracts").

PLEASE TAKE FURTHER NOTICE that each of the Assumed Contracts proposed to be assumed by the Debtor and assigned to the Buyer are listed on Exhibit "A" hereto. 1

PLEASE TAKE FURTHER NOTICE that the Buyer may include, remove or exclude certain agreements from the list of Assumed Contracts by providing written notice to the Debtor and the affected counterparty prior to the Supplemental Sale Hearing (as defined below). Accordingly, the inclusion of any executory contract or unexpired lease on Exhibit "A" hereto is not, and should not be deemed to be, an agreement or acknowledgement by the Buyer that such executory contract or unexpired lease is an Assumed Contract.

1	Your receipt of this notice does not constitute an admission by the Debtor that your agreement in fact constitutes an executory contract or unexpired lease under section 365 of the Bankruptcy Code.

PLEASE TAKE FURTHER NOTICE that attached hereto as Exhibit "B" is information with respect to the Buyer's adequate assurance of future performance under any Assumed Contracts. The Debtor and the Buyer further reserve the right to present additional information with respect to the Buyer's adequate assurance of future performance.

PLEASE TAKE FURTHER NOTICE that if you object to the adequate assurance of future performance provided by the Buyer, you must file an objection in writing with the Court on or before 4:00 p.m. (prevailing Eastern Time) on the date that is eleven (11) days from the date of this notice, and serve such objection so that it is actually received by the following parties as of that date: (i) counsel for the Debtor, Obermayer Rebmann Maxwell & Hippel LLP, 1617 John F. Kennedy Boulevard, One Penn Center, Suite 1900, Philadelphia, PA 19103, Attn: Edmond M. George, Esquire; (ii) the Office of the United States Trustee, 833 Chestnut Street, Suite 500, Philadelphia, PA 19107; and (iii) counsel to the Buyer. If you timely file an objection that you are unable to consensually resolve with the Debtor, such objection will be heard by the Court on                                      , 201_ at . m. (prevailing Eastern time) (the "Supplemental Sale Hearing").

PLEASE TAKE FURTHER NOTICE that only objections based on the Buyer's proposed adequate assurance may be filed in response to this notice. The deadline to object to the Cure Amounts shown on Exhibit "A" was    and thus any such objections not timely filed have been waived.

PLEASE TAKE FURTHER NOTICE THAT IF YOU DO NOT TIMELY FILE AND SERVE AN OBJECTION AS STATED ABOVE, THE COURT SHALL DEEM THAT YOU HAVE CONSENTED TO THE ADEQUATE ASSURANCE OF FUTURE PERFORMANCE PROVIDED BY THE BUYER.

PLEASE TAKE FURTHER NOTICE that all requests for information concerning the Bid Procedures Order or the Sale Motion should be in a writing directed to Obermayer Rebmann Maxwell & Hippel LLP, 1617 John F. Kennedy Boulevard, One Penn Center, Suite 1900, Philadelphia, PA 19103, Attn: Edmond M. George, Esquire or edmond.george@obermayer.com.

Dated:	OBERMAYER REBMANN MAXWELL & HIPPEL LLP

Edmond M. George, Esquire
One Penn Center, Suite 1900 1617
John F. Kennedy Boulevard Philadelphia,
PA 19103 (215) 665-3140 (telephone)
(215) 795-8843 (fax)
Counsel for the Debtor

2

EXHIBIT "A"

Contracts/Leases to be Assumed and Assigned1

Non-Debtor Party and Address	Debtor Party	Contract/Lease	Date	Cure Amount

1	The Debtor reserves the right to amend this Exhibit.

3

EXHIBIT "B"

Buyer's Adequate Assurance

4

EXHIBIT E

CURE ESCROW AGREEMENT

See attached.